Exhibit 4.1.2

FIFTH AMENDED AND RESTATED CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

$750,000,000

CLASS A LIMITED PARTNERSHIP UNITS

GPB AUTOMOTIVE PORTFOLIO, LP

July 2018

THE OFFER AND SALE OF UNITS HEREBY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR RESOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

CERTAIN NOTICES

This Fifth Amended and Restated Confidential Private Placement Memorandum (this “Memorandum”), which entirely replaces any prior offering memorandum of the Class A Units (defined below) of the Company (defined below), is being furnished on a confidential basis and is intended solely for the use of the recipient in connection with this offering. Each recipient, by accepting delivery of this Memorandum agrees not to copy or divulge the contents hereof to any person other than a legal, business, investment or tax advisor under the same duty of confidentiality and only in connection with obtaining the advice of any such persons with respect to this offering and not to reproduce or redistribute this Memorandum in whole or in part.

The Memorandum relates to the offering (the “Offering”) of Class A Limited Partnership Units (the “Class A Units”) by GPB Automotive Portfolio, LP, a Delaware limited partnership (the “Company,” “we” or “us”). We are separately (and not part of this Memorandum) offering Class B Limited Partnership Units (“Class B Units,” together with the Class A Units, the “Units”). We are offering $750,000,000 in Units, which amount may be increased at the sole discretion of GPB Capital Holdings, LLC, our general partner (the “General Partner,” “GPB” or the “GP”).

Class A Units are suitable only for sophisticated investors (i) who do not require immediate liquidity for their investments, (ii) for whom an investment in the Class A Units does not constitute a complete investment program and (iii) who fully understand and are willing to assume the risks involved in our acquisition program. An investment in the Class A Units involves significant risks. Prospective investors should carefully consider the information under “Risk Factors.”

The Class A Units have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or the securities regulatory authority of any state, nor has the SEC or any such authority passed upon the accuracy or adequacy of this Memorandum. Any representation to the contrary is unlawful. The Class A Units are being offered as a private placement to a limited number of investors, will not be registered under the 1933 Act, or the securities laws of any state or foreign jurisdiction, may not be sold or transferred without compliance with applicable federal, state, or foreign securities laws and may only be transferred in compliance with (as applicable) our Fifth Amended and Restated Agreement of Limited Partnership (as the same may be amended from time to time, the “LPA”). There is no public market for the Class A Units, and none is expected to develop. The Company will not list Class A Units on any exchange.

The information in this Memorandum is given as of the date on the cover page, unless another time is specified, and investors may not infer from either the subsequent delivery of this Memorandum or any sale of Class A Units that there has been no change in the facts described since that date.

No representations or warranties of any kind are intended or should be inferred with respect to the economic return that may accrue to investors. Prospective investors must consider this investment to be highly illiquid. This Memorandum does not constitute an offer to sell or the solicitation of an offer to buy the Class A Units by any person in any state or jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. No offering literature or advertising in any form other than this Memorandum and the agreements and documents referred to herein may be considered to constitute an offering of the Class A Units.

In order to invest in the Company, investors will be required to execute a subscription agreement and related investor questionnaire (the “Subscription Documents”), attached in Exhibit C, which, among other things, requires that the investor certify as to its status as an “Accredited Investor” (as defined in the 1933 Act). We reserve the right, notwithstanding any such offer, to withdraw or modify the Offering and to reject any subscriptions for the Class A Units in whole or in part for any or no reason.

We intend to conduct our operations so that we will not meet the definition of an “investment company” and thus will not register under the Investment Company Act of 1940, as amended (the “1940 Act”). GPB is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), though such registration does not imply any type of qualification. GPB’s Disclosure Brochure (“Brochure”), which provides additional information about GPB, its business and management, is attached to this Memorandum as Exhibit B.

ii | Page

To assist us in monitoring our status under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) so that our assets are not deemed to be “plan assets,” we will require each prospective investor to make certain representations regarding its status under ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). Also, each investor will be required to obtain from any potential transferee of Class A Units, for our benefit, representations as to the potential transferee’s status under ERISA and the Code, among other matters. See “Certain Tax, ERISA & Regulatory Matters.”

Nothing set forth in this Memorandum constitutes a recommendation that any person take or refrain from taking any course of action within the meaning of U.S. Department of Labor Regulation §2510.3-21(b)(1).

THIS MEMORANDUM DOES NOT PURPORT TO CONTAIN ALL OF THE INFORMATION THAT A PROSPECTIVE INVESTOR MAY DESIRE IN INVESTIGATING US AND THE SUITABILITY OF PURCHASE OF THE CLASS A UNITS. EACH INVESTOR MUST CONDUCT AND RELY UPON HIS / HER OR ITS OWN EVALUATION OF THE COMPANY AND OF THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED, IN MAKING AN INVESTMENT DECISION. THIS MEMORANDUM IS CURRENT AS OF THE DATE SHOWN ON THE COVER. CHANGES IN OUR STATUS AND AFFAIRS MAY OCCUR AFTER THE DATE ON THE COVER OF THIS MEMORANDUM.

No person other than the GP has been authorized to give any information other than that contained in this Memorandum, or to make any representations in connection with the Offering. This Memorandum contains summaries of certain agreements and other documents. While we believe these summaries are accurate, reference is made to the actual agreements and documents for more complete information about the rights, obligations and other matters in the agreements and documents. Consequently, each offeree must carefully read the documents included and described in this Memorandum before making a decision to invest in the Class A Units. All summaries are qualified in their entirety by this reference. Copies of these agreements and other documents will be made available upon request.

The contents of this Memorandum and any other communications from us or any of our officers, Limited Partners, employees, agents or affiliates should not be construed as legal, tax, investment or other advice. Each offeree should consult his or her own legal, tax and financial advisors to ascertain the merits and risks of the transactions described herein prior to subscribing for the Class A Units. Each prospective investor is invited to meet with our representatives and to discuss with, ask questions of and receive answers from such representatives concerning the terms and conditions of this Offering and to obtain any additional information, to the extent that such representatives possess such information or can acquire it without unreasonable effort or expense, necessary to verify the information contained herein.

Investors are asked to pay particular attention to “Certain Tax, ERISA & Regulatory Matters” which is a summary of certain U.S. federal income tax rules and considerations affecting investors, us and our operations and does not purport to be a complete analysis of all relevant tax rules and considerations or a complete listing of all potential tax risks inherent in purchasing, holding or disposing of Class A Units. Each prospective investor is urged to consult its tax advisor in order to understand fully the United States federal, state, local and any non-U.S. tax consequences of such an investment in its particular situation.

Certain of the factual statements made in this Memorandum are based upon information from various sources believed by GPB to be reliable. Neither we nor GPB has independently verified any of such information and will have no liability associated with the inaccuracy or inadequacy thereof.

FOR FLORIDA INVESTORS

THE CLASS A UNITS ARE BEING SOLD TO, AND ACQUIRED BY, THE INVESTOR IN A TRANSACTION EXEMPT UNDER §517.061(11) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT. THE CLASS A UNITS HAVE NOT BEEN REGISTERED UNDER THAT ACT IN THE STATE OF FLORIDA. IN ADDITION, THE FLORIDA SECURITIES ACT PROVIDES THAT WHERE SALES ARE MADE TO 5 OR MORE FLORIDA INVESTORS, ALL FLORIDA INVESTORS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN 3 DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO A COMPANY, AN AGENT OF A COMPANY OR AN ESCROW AGENT, OR WITHIN 3 DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

iii | Page

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Memorandum, including statements containing the words “believes,” “anticipates,” “intends,” “plans,” “expects,” or words of similar import, constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain of these factors are discussed in more detail elsewhere in this Memorandum, including under “Summary of Key Terms,” “Risk Factors,” and “Related Parties & Conflicts of Interest.” Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

In addition, all materials or documents supplied by us, including any pro forma budgets or cash flows, should be considered speculative and are qualified in their entirety by the assumptions, information and risks disclosed in this Memorandum. The projections are based on assumptions made by GPB regarding future events. There is no assurance that actual events will correspond with these assumptions. Actual results for any period may or may not approximate projections and may differ significantly. Investors should consult with their tax and business advisors about the validity and reasonableness of any factual, accounting and tax assumptions. Due to the significant uncertainties inherent in any prediction of future events, the inclusion of such forward-looking statements should be regarded as illustrations only and should not be treated as a representation made by us as to the certainty of future results and not relied upon in making an investment decision concerning this Memorandum.

Neither we nor any other person or entity makes any representation or warranty as to the future profitability of an investment in Class A Units.

This Memorandum is part of a continuous offering process. Periodically, as we acquire subsidiaries or we have other material developments, we may, but are under no obligation to provide a supplement, or amend the Memorandum, which may add, update or change information contained in this Memorandum. Any statements that we make in this Memorandum, as supplemented, will be modified or superseded by any inconsistent or updated statement made by us in a subsequent supplement or amendment to the Memorandum.

This Memorandum is confidential and proprietary to us. It is provided to the recipient in confidence with the understanding that the recipient will observe and comply with the terms and conditions set forth in this paragraph and the paragraphs below. The recipient’s acceptance and retention of this Memorandum constitutes an agreement to be bound by such terms and conditions. If any of such terms are not acceptable, this Memorandum should be promptly returned to:

GPB Automotive Portfolio, LP

c/o: GPB Capital Holdings, LLC
1581 Franklin Avenue
Garden City, NY 11501

Telephone: (877) 489-8484

Facsimile: (516) 487-0166

iv | Page

TABLE OF CONTENTS

SUMMARY OF KEY TERMS	1

SUMMARY OF GPB ACQUISITION PROGRAM	9

MANAGEMENT	18

RISK FACTORS	20

SELLING FEES	39

COMPANY FEES & EXPENSES	41

ALLOCATION OF PROFITS & LOSSES	43

RELATED PARTIES & CONFLICTS OF INTEREST	43

SUMMARY OF THE LPA	49

SERVICE PROVIDERS	54

CERTAIN TAX, ERISA & REGULATORY MATTERS	54

INVESTOR QUALIFICATION	63

PLAN OF PRIVATE PLACEMENT	65

RESTRICTIONS ON TRANSFER OF UNITS	66

USA PATRIOT ACT COMPLIANCE	67

ADDITIONAL INFORMATION	68

PRIVACY NOTICE	69

AVAILABILITY OF PRINCIPAL DOCUMENTS	70

EXHIBIT A: GPB AUTOMOTIVE PORTFOLIO, LP AGREEMENT OF LIMITED PARTNERSHIP

EXHIBIT B: DISCLOSURE BROCHURE OF GPB CAPITAL HOLDINGS, LLC

EXHIBIT C: SUBSCRIPTION DOCUMENTS

EXHIBIT D: DISCLOSURE UNDER RULE 506(E) OF REGULATION D

EXHIBIT E: PERFORMANCE METRICS

SUMMARY OF KEY TERMS

The following is a summary of the terms of the Offering and a description of the Company. It is qualified in its entirety by the more detailed information contained elsewhere in this Memorandum and by the terms and conditions of the LPA and the Subscription Agreement and other subscription documents (as the same may be amended from time to time, the “Subscription Documents”) related to the Offering, each of which should be read carefully by any prospective investor before investing. Prospective investors are urged to read the entire Memorandum and to seek the advice of their own counsel, tax consultants and business advisers with respect to investing in the Class A Units. Capitalized terms used below and not otherwise defined will have the same meaning as provided in the LPA. If any disclosure made herein is inconsistent with any provision of the LPA or Subscription Documents, the provision of the LPA or Subscription Documents, as the case may be, will control. References below to other sections of this Memorandum are for convenience only and are not the only sections that should be considered with respect to the term summarized.

The Company	The Company was organized as a Delaware limited partnership on July 8, 2013 to acquire and operate automotive dealerships as a private holding company.

Units	Under this Memorandum, we are offering Class A Units at a price of $50,000 per Unit (the “Offering Price Per Unit”).

Objective

We were formed primarily to (i) acquire controlling majority (and in many cases, wholly- owned) interests, whether equity, debt or otherwise, in, and to operate, income producing automobile dealerships in North America (the “Dealerships”), (ii) provide hands-on managerial and operational services to such Dealerships, and (iii) further develop such companies’ operations and increase cash flow and current income from operations. We will continue to focus on acquisitions of Dealerships with strong management, earnings and market position. We have and will continue to acquire assets of Dealerships directly, or acquire majority voting interests (which, consistent with the 1940 Act, we define as holding 50% or more of the voting interests) and / or primary control (which means control that is greater than any other interest holder, hereinafter referred to as “primary control”) interests in partnerships, limited liabilities or other entities that hold such Dealership assets. To a lesser extent, we may acquire interests in Dealerships that do not constitute either majority voting or primary control interests.

We have and expect to continue to hold the interests in our Dealerships, either directly or through an affiliated holding company and that we, through GPB, will play an active role in managing and operating them. We intend to maintain a controlling position on the board of directors or as managers or by providing for other control mechanisms, such as maintaining at least equal control of the board of directors or managers, appointing one or more of the executive officers and / or having the right to approve major decisions. Our focus is on owning and operating Dealerships on a long-term basis with a goal of maximizing returns for our investors by increasing the cash flows from these operations, which we expect to increase over time. To a lesser extent, we also have and may continue to acquire debt positions in Dealerships through the issuance of loans to the entities that hold the Dealerships.

While acquisitions will be made for the purpose of generating income from operations and will be held for the long-term, we may consider strategic transactions on an opportunistic basis, such as an initial public offering, a spin-off of businesses, or sale of a Dealership or a business line.

There can be no assurance that we will achieve our objective or avoid substantial losses, including the loss of the investor’s entire investment. An investor should not make an investment in the Class A Units unless they can hold such Class A Units for the long- term or with the expectation of sheltering income. Investors are urged to consult with their financial advisors before investing in the Class A Units. See “Summary of GPB Acquisition Program” and “Risk Factors.”

The General Partner

GPB serves as our General Partner. Under the LPA, the GP, to the exclusion of our limited partners (“Limited Partners,” “LPs” or “Investors”), conducts and manages our business.

The GP controls all major decisions concerning the Company and is responsible for reporting and monitoring distributions to Limited Partners. See “Management.”

 1 | P a g e

The Special LP

GPB’s principals and certain other individuals and entities (including but not limited to certain employees, officers and directors of Ascendant Capital, LLC) that have assisted and may in the future assist in our operations are and / or will be members in GPB Auto SLP, LLC, a Delaware limited liability company (the “Special LP”). As described in more detail below, the Special LP will receive a profit allocation from the Company. The identity of the members of the Special LP and their relative ownership interests in that entity may change over time to reflect additions to and withdrawals from the Special LP, as determined by the Special LP and its governance documents.

As noted above, certain employees, officers and directors of Ascendant Capital, LLC (“Ascendant”), which is a branch office of and offers securities through Ascendant Alternative Strategies, LLC (“AAS”), an affiliate of GPB, are or may become members of the Special LP and, as such, may become entitled indirectly to receive profit allocations from the Company. AAS also acts as a placement agent for this Offering and is a member of the Selling Group (as defined below). Other placement agents for this offering may also be eligible to receive ownership interests in the Special LP in the discretion of the Special LP. For further discussion of the Company’s affiliation with Ascendant, please see “Related Parties & Conflicts of Interest – Ascendant.”

Acquisition Committee

We have an Acquisition Committee composed of up to six members who are nominated, appointed and removed by GPB. All Dealership acquisition or disposal decisions require the approval of at least 75% of the Acquisition Committee members. See “Management.”

Advisory Committee

We have an Advisory Committee that is composed of three members who are appointed and may be removed by the GP, but must be Independent Persons, as set forth in “Management – Advisory Committee” below. In addition, see §3.15 of the LPA.

Auditor

Our books of account and records, prepared on the basis of generally accepted accounting principles in the U.S. (“GAAP”), will be audited annually. Crowe Horwath LLP, a firm registered with the Public Company Accounting Oversight Board (“PCAOB”), has been engaged as our auditor. The GP retains the authority to engage and dismiss any such auditors.

Administrator

The GP has engaged a financial services provider selected by it in its discretion— Phoenix American Financial Services, Inc. (the “Administrator”)—to perform various administrative services for us. See “Management.”

Risks

In general, investment in the Class A Units involves various and substantial risks, including the risks associated with our acquisitions and operation of the Dealerships, risks for certain tax-exempt investors, risks related to the limited transferability of Class A Units, our lack of operating history, our dependence upon key personnel, conflicts of interest and certain tax risks. See “Risk Factors” and “Certain Tax, ERISA & Regulatory Matters.”

Related Parties & Conflicts of Interest

GPB’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Compliance Officer (“C-Level Personnel”) will never be compensated by Dealerships for serving as directors or officers of the Dealerships, except to the extent certain C-Level Personnel (i) provide personal guarantees backstopping certain Dealership obligations, in which case these C-level Personnel may receive compensation for such guarantees in amounts that the GP believes are fair and reasonable and / or (ii) receive compensation or other remuneration in connection with the provision of Operations Support Services, as described in greater detail in “Company Fees & Expenses – Partnership Expenses”. In addition, GPB, the Special LP and / or their respective affiliates, officers, directors, employees, agents and equity-holders (each, a “Related Party”) may have potential or actual conflicts of interest in connection with our activities and acquisitions. Related Parties may serve as officers, directors, accountants, advisors to or managers of Dealerships or other companies (and receive fees or other compensation from such Dealerships in connection therewith, as discussed in further detail below with respect to Operations Support Providers). Such other companies may have objectives or may implement strategies similar to ours.

We will not enter into any transaction in which we would acquire an asset from or sell an asset to a Person in which a Related Party has a financial interest (“Related Party Transaction”) without the approval of all of the members of the Advisory Committee, except to the extent such transaction is part of a consolidation or “roll up” of Portfolio Companies for the eventual purpose of a potential disposition of some or all such assets.

 2 | P a g e

The strategies of other accounts, Holding Companies or entities sponsored or managed by GPB (“Other GPB Entities”) may overlap with one or more of our acquisition strategies. If a potential Dealership acquisition fits the acquisition objective of one or more GPB sponsored entities, the GPB Acquisition Committee will allocate opportunities in good faith and on a basis believed to be fair and equitable, and no GPB sponsored entity shall receive preferential treatment over another. In order to ensure all Dealership acquisitions are allocated fairly, the GPB Acquisition Committee will consider the GPB sponsored entity’s specific circumstances and adhere to the Allocation Policy. See “Allocation of Opportunities” below.

We will not enter into any loan agreements with Other GPB Entities (“Inter-Company Loans”) on a going-forward basis. See “Related Parties & Conflicts of Interest - Principal Transactions; Borrowing.”

When a Dealership (or group of Dealerships) is acquired by the Company and Other GPB Entities in connection with a joint venture, financing arrangements may carry joint and / or several obligations among the assets of such Dealerships (or among such Dealerships). In such situations, these joint and / or several obligations are generally limited to the specific assets of the Dealerships for which the financing is being utilized.

As described in greater detail in “Company Fees & Expenses – Partnership Expenses”, from time to time, GPB may identify companies and individuals, which include affiliates and employees of GPB, and third-party consultants and advisors, who have relevant industry experience and employ their assistance in the operation of a particular Dealership or group of Dealerships in the same sector. We refer to these persons as “Operations Support Providers.” Fees and expenses associated with the retention of Operations Support Providers are generally paid and/or reimbursed by the Company but may be paid or reimbursed by the relevant Dealership. Operations Support Providers (including those employed by or affiliated with GPB, or those who may subsequently become associated with GPB directly) may be compensated by the Company or at the Dealership level using cash or equity or at the subsidiary level to such person using cash or equity in such subsidiary entities we use to hold our Dealership acquisitions (“Holding Companies”). We believe incentive compensation arrangements with the Operations Support Providers are necessary for the success of our business and ultimately in the best interest of investors. The receipt of such compensation by an Operations Support Provider that is an affiliate or employee of GPB will not reduce any fees otherwise payable to GPB by the Company.

In addition, an entity has been established by GPB to make unsecured loans to the Company for the benefit of third party investors. Ascendant may receive certain fees in respect of such loans, which could create a conflict of interest in that this entity would have priority in repayment of proceeds otherwise distributable to Limited Partners.

For further discussion on Related Parties and Conflicts of Interest, see “Risk Factors” and “Related Parties & Conflicts of Interest.”

Allocation of Opportunities	GPB or its affiliates may organize Other GPB Entities that may wish to acquire interests in companies in the same target sectors we are pursuing, and the Other GPB Entities may wish to joint venture with us. If a potential Dealership acquisition fits our objective and the objective of one or more Other GPB Entities, and each have capital available to acquire interests in the Dealership, GPB will allocate the opportunity among us and Other GPB Entities consistent with its allocation policies and procedures, which take into account various factors, including but not limited to:

	•	The amount of capital each participant has available, as compared to the total amount of capital each participant anticipates raising;

	•	The extent to which the potential Dealership acquisition deviates from the participants’ acquisition objectives; and

	•	The extent to which the potential acquisition would promote the participants’ sector, geographic, brand or other diversification goals.

See “Risk Factors” and “Related Parties & Conflicts of Interest.”

Tax Consequences	The tax consequences to Limited Partners of an investment in the Class A Units are complex. Accordingly, each potential Limited Partner is advised to consult its own tax counsel as to the specific consequences of an investment in the Class A Units. See “Certain Tax, ERISA & Regulatory Matters.”

 3 | P a g e

Leverage

We expect to utilize debt, or leverage, on a limited basis to help finance our acquisitions of some Dealerships. Under the LPA, we may not incur debt exceeding the lesser of (i) 50% of the aggregate amount the General Partner expects us to raise in our offering of Class A Units and other unit classes, and (ii) 50% of our gross asset value (for such purpose, excluding the borrowings of any Dealership) determined by the General Partner as of the date such indebtedness is incurred. See “Risk Factors—General Investment Risks—Leverage.”

Investor Qualification

Class A Units are offered in the United States to persons that are “Accredited Investors,” as defined in Regulation D (“Regulation D”) under the 1933 Act (“Accredited Investor”), purchasing for their own account or one or more accounts with respect to which they exercise sole investment discretion.

An investment in the Class A Units is suitable only for persons who have adequate means of providing for their current needs and personal contingencies and have no need for liquidity in their investment. An investment in the Class A Units should not be made by any person who (i) cannot afford a complete loss of investment and (ii) has not carefully read or does not understand this Memorandum, including the portions concerning the risks and the income tax consequences of an investment in the Class A Units. The General Partner, in its sole discretion, may decline to admit any subscriber to the Class A Units for any reason. See “Investor Qualification.”

The Offering

We are offering $750,000,000 of Units, which amount may be increased at the sole discretion of the General Partner.

Offers and sales of the Class A Units are made on a “best efforts” basis by broker- dealers who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or their local equivalent, or recommended by investment advisers (collectively, the “Selling Group”). AAS is a member of the Selling Group. For further discussion of the Company’s affiliation with Ascendant, please see “Related Parties & Conflicts of Interest – Ascendant.” Members of the Selling Group may also include investors in the Units. We may agree to indemnify certain members of the Selling Group against certain liabilities, including liabilities under federal and state securities laws, or to potentially contribute to payments that they may be required to make in respect of those liabilities.

Selling Fees

A portion of the proceeds from your subscription will be used to pay brokerage fees and commissions to members of the Selling Group, including but not limited to certain officers and employees of Ascendant, as follows.

Selling Commissions & Due Diligence Fees. The Company will pay up to 7% of the gross proceeds of the Offering and a Due Diligence allowance of 1%, to the extent permitted by applicable securities laws (the “Commissions”) to AAS, a portion of which may be re-allowed to Soliciting Dealers (as defined below). We reserve the right to pay lower or no Commissions for sales of Class A Units to certain investors.

Placement & Marketing Support Fees. The Company will pay an additional cash placement and marketing support fee to selected dealers that are part of the Selling Group for assistance with the placement, marketing and due diligence of the Offering of up to 1.75% of the gross proceeds of the Offering, a portion of which may be re-allowed to selected dealers (the “Placement Fee”).

Wholesaling Fees. The Company will also pay registered representatives of broker- dealers that are part of the Selling Group engaged in wholesaling activities a marketing and distribution allowance of up to 1.25% of the gross proceeds received from the Offering (the “Wholesaling Fee,” together with Placement Fees and Commissions, the “Selling Fees”), a portion of which may be re-allowed to selected dealers.

The General Partner reserves the right to pay on the Company’s behalf or direct the Company to pay Selling Fees that are less than or more than the respective percentages above, so long as the aggregate Selling Fees do not exceed 11%.

Additionally, the General Partner may permit certain investors to purchase Class A Units with lower or no Selling Fees, and the General Partner may treat the capital accounts of such Limited Partners as if the full amount of Selling Fees were assessed.

Upon acceptance of a Limited Partner’s subscription, a portion of such Limited Partner’s subscription will be used to pay the Selling Fees. See “Selling Fees” and “Company Fees & Expenses.”

 4 | P a g e

The Selling Fees borne by investors in Class A Units will be higher than the fees and commissions paid by investors in other classes of units we are simultaneously offering to clients of investment advisers.

Fees & Expenses

The Company will bear the following fees and expenses:

Managerial Assistance Fee: GPB receives an annualized fee (the “Managerial Assistance Fee”), payable by the Company, quarterly in advance of 2.0% per annum on the Capital Contributions (as defined below) made to the Company for providing managerial assistance and other services to us and our Dealerships. Those services include conducting our day to day operations as described below, along with providing reports to LPs and other duties assumed under the LPA. The Managerial Assistance Fee does not include expenses related to In-House Services and Operations Support Services (defined below) provided to the Company or its Portfolio Companies. Such expenses are in addition to, and not in lieu of, the Managerial Assistance Fee.

GPB, in its sole discretion, may defer, reduce or waive all or a portion of the Managerial Assistance Fee with respect to one or more Limited Partners for any period of time (and intends to waive the Managerial Assistance Fee with respect to the Special LP and its affiliates who invest in the Company).

GPB has the right to assign all or a portion of the Managerial Assistance Fee to properly licensed third parties (where licensing is required) for services rendered by persons in connection with the offering of Units, including placement agents that are members of the Selling Group, such as AAS. Neither the Company nor GPB will be required to notify any other Limited Partner if and when GPB determines to defer, reduce or waive any Managerial Assistance Fee for a Limited Partner, nor will the Company or GPB be required to offer the same deferral, reduction or waiver to any other Limited Partner.

Acquisition Fee. Upon the consummation of any acquisition of a Dealership, the Company pays and / or will pay qualified third parties, including members of the Selling Group (other than persons holding an interest in the Dealership) an acquisition fee of 1.75% of the total acquisition cost of the Dealership, not to exceed 2.75% of the purchase price of the Dealership assets acquired in the transaction (the “Acquisition Fee”). For these purposes, “total acquisition cost” is the sum of the debt used to acquire the Dealership (or assumed by us in making the acquisition) plus the purchase price of the Dealership acquired in the transaction plus any working capital contributions made by us at the time of acquisition. The Acquisition Fee will be paid in consideration of services provided in our Offering, including but not limited to identifying, structuring and providing us with advice on our acquisitions or capital raising efforts. GPB presently anticipates the Company paying Acquisition Fees to Ascendant Alternative Strategies, LLC, of which Ascendant is a branch office, and we may identify other third parties for which we determine such compensation would be appropriate. GPB, in its sole discretion, may defer, reduce or waive the Acquisition Fee with respect to one or more Limited Partners (and intends to waive the Acquisition Fee with respect to the Special LP and its affiliates who invest in the Company).

Organizational Expenses: All costs and expenses, up to 1.25% of the gross proceeds received by (or expected to be received by) the Company from the Offering, actually incurred by the Company, the GP, its affiliates or a third party in connection with the Offering and organization of the Company, including legal, accounting, consulting and other professional fees and expenses, and all other costs and expenses (including travel and entertainment expenses relating to capital raising efforts) actually incurred by the Company, the GP or affiliates thereof (“Organizational Expenses”), will be paid or reimbursed by the Company. Any Organizational Expenses in excess of such amount will be paid by the General Partner or its affiliates.

While the GP is entitled to full reimbursement of Organizational Expenses up to the cap (which is in part based on our expected Offering size), it may defer reimbursements of a portion of Organizational Expenses in its discretion. Additionally, while the GP is entitled to reimbursements based on the expected offering size, if the Company does not raise the full amount of the expected Offering size, the GP will return any such reimbursement amount exceeding 1.25% of the gross proceeds received by the Company in the Offering.

 5 | P a g e

Partnership Expenses. The Company pays its own operating expenses as further detailed in “Company Fees & Expenses – Partnership Expenses” and Section 3.3 and 3.5 of Article 3 of the LPA, attached hereto as Exhibit A. The General Partner is responsible for its or its affiliates’ general and administrative costs and expenses and its day-to-day overhead expenses of managing the Company and is not entitled to be reimbursed by the Company for such expenses other than for the portion of the total compensation of the General Partner’s or its affiliates’ (including Holding Companies) officers and employees relating to the time such officers or employees provide In-House Services or Operations Support Services (as defined in “Company Fees & Expenses”) to the Company or its Dealerships. Such expenses are in addition to, and not in lieu of, the Managerial Assistance Fee. “In-House Services” include but are not limited to accounting, legal, compliance, information technology, HR, and operational, administrative and management services to the Company or the Dealerships. For additional information on In-House Services and Operations Support Services, see “Related Parties & Conflicts of Interest” above and “Company Fees & Expenses – Partnership Expenses” below.

Plan of Distribution

The GP intends for us to make periodic distributions of cash, if any, to each LP beginning on the fifteenth day of the third month following such LP’s applicable subscription for Units. Periodic distributions are currently and may in the future be paid out of available working capital, which include investor contributions.

We will apportion and make distributions of cash as it’s available (after payment of any tax distributions, see below, and payment and reservation of all amounts deemed necessary by the GP). Distributions of available cash (including periodic distributions) will be paid in the following amounts and order of priority:

(i)   first, 100% to the LPs, in proportion to their respective Net Capital Contributions (defined below), until each LP has received cumulative distributions pursuant to this clause (i) equal to such LP’s Net Capital Contribution plus the aggregate amount (if any) of any waivers of or reductions in fees that would otherwise be attributable to such LP;

(ii)   second, 100% to the LPs, in proportion to their respective Unreturned Capital Contributions, until each LP has received cumulative distributions pursuant to this clause (ii) and clause (i) equal to such LP’s aggregate Capital Contributions (an LP’s “Unreturned Capital Contribution” being the excess of (i) such LP’s aggregate Capital Contributions over (ii) all distributions to such LP pursuant to clauses (i) and (ii));

(iii)  third, 100% to the LPs, in proportion to their respective Accrued Preferred Returns, until each LP has received cumulative distributions in an amount equal to the sum of such LP’s aggregate Capital Contributions and the Preferred Return (the “Preferred Return” being, for each LP, an amount equal to the cumulative sum of 8% per year multiplied by, for each such year, the average of the 12 monthly excesses for such year of such LP’s Capital Contribution(s) over distributions through each such month, and the “Accrued Preferred Return” being, for each LP, the excess of (i) the sum of such LP’s aggregate Capital Contributions plus such LP’s Preferred Return, over (ii) all distributions received by such LP);

(iv)  fourth,100% to the Special LP until the cumulative distributions made to the Special LP pursuant to this clause (iv) equal 20% of the sum of all amounts distributed (i) to each LP pursuant to clauses (i), (ii) and (iii) in excess of such LP’s Net Capital Contribution (plus the aggregate amount (if any) of any waivers of or reductions in fees that would otherwise be attributable to such LP) and (i) to the Special LP pursuant to this clause (iv) (the “Catchup”); and

(v)   fifth, 80% to the LPs, in proportion to their respective aggregate Capital Contributions, and 20% to the Special LP (together with the Catchup, distributions to the Special LP being the “Performance Allocation”).

Additionally, the GP may cause the Company to advance amounts to the Special LP sufficient to cover tax liabilities of the Special LP or its members attributable to allocations of amounts under clauses (iv) and (v) above (“tax distributions”). Any such tax distributions will be treated as an advance against any future distributions that the Special LP is entitled to under clauses (iv) and (v) above.

 6 | P a g e

Because of differences in the amount of Selling Fees attributable to LPs holding different Unit classes, there will be variances in the amounts individual LPs receive from the Company. See “Summary of the LPA.”

All distributions to the LPs pursuant to clauses (i), (ii), (iii) or (v) above, as applicable, will reduce the Company’s amount of available capital for investment. See “Risk Factors—General Investment Risks—No Assurance of Distributions.”

The LPA authorizes the General Partner to withhold and pay taxes. Each LP (and former LP) will indemnify and hold harmless the General Partner with respect to any such amounts.

Capital Contributions

Investors must purchase a minimum of $50,000 of Class A Units, subject to reduction or waiver at the GP’s sole discretion. The GP may, in its discretion, reject any subscription request, in whole or in part for any or no reason. All subscriptions for Class A Units are irrevocable.

The Administrator will establish and maintain on our books a capital account (“Capital Account”) for each LP into which such Limited Partner’s capital contribution (“Capital Contribution”), net of Selling Fees (such net amount being referred to as the “Net Capital Contribution”) will be credited.

Subscription Procedures

To subscribe for Class A Units, a new subscriber must (i) complete, execute and deliver to the Administrator the Subscription Documents and (ii) arrange for payment of the amount of the subscription in accordance with the instructions in the Subscription Documents. Generally, existing LPs subscribing for additional Class A Units need only fill out an “Additional Contribution” form and update information in the Subscription Documents that may have changed.

The GP generally requires receipt of Subscription Documents at least three business days prior to the requested Monthly Closing Date. We will hold subscription proceeds paid in connection with the Offering until the subscription is accepted or rejected by us. Subscriptions will only be accepted on the first day of the month following receipt and acceptance of the Subscription Documents and Subscription funds by the Administrator (the “Subscription Effective Date”). Subscriptions that are not accepted will be returned as promptly as practicable after the relevant requested Monthly Closing Date. Subscription funds must be credited to us at least three business days prior to the requested Monthly Closing Date in order for a subscription to be accepted (except as otherwise determined by the GP in its discretion).

A subscriber admitted to the Company receives, in exchange for its initial Capital Contribution and any subsequent Capital Contribution, Class A Units representing a proportionate share of the Company at that time, based upon the Units of all LPs.

Limitation of Liability; Indemnification

The LPA limits the GP’s liability and provides for indemnification of the GP and its affiliates, as well as members of the Advisory and Acquisition Committees. We are authorized to enter into agreements, including the administration and custodian services agreements that provide for indemnification of third parties in connection with transactions with or services provided to us. See “Summary of the LPA” and the LPA.

Acquisition Strategy	Acquisitions will be made for the purpose of generating income from operations and will be held for the long-term. Dispositions may, however, be made on an opportunistic basis.

Redemption & Liquidity	Limited Partners do not have the right to redeem their Class A Units except in limited circumstances described below under “Summary of the LPA.” See the LPA.
General Partner Removal

The GP may be removed as General Partner upon the affirmative vote of at least 20% of the LPs (who are not affiliates of the GP) if any of the following events occur: (i) a final, non-appealable judicial determination that the GP has committed fraud, gross negligence or willful misconduct which has a material impact on the Company, or (ii) (A) an action or proceeding under the United States Bankruptcy Code is filed against the GP and (I) such action or proceeding is not dismissed within 90 days after the date of its filing or (II) the GP files an answer acquiescing in or approving of such action or proceeding, (B) an action or proceeding under the United States Bankruptcy Code is filed by the GP or (C) a receiver or conservator is appointed to take control of the GP or all or a substantial portion of its property.

 7 | P a g e

Compulsory Transfer or Acquisition of Class A Units

The LPA grants the GP the authority to require an LP to transfer his / her Units or, if the LP does not transfer its Units within 21 days, to have the Company reacquire them for the price paid by such LP without interest. The GP may exercise this power if, in its sole determination, any continued holding of Units by any direct or beneficial Limited Partner might cause or be likely to cause (i) us to be classified as a “publicly traded partnership” under the Code (a “PTP”), (ii) our assets to be considered “plan assets” within the meaning of ERISA or Code §4975 or applicable regulations, (iii) the Units to be required to be registered under the Securities Exchange Act of 1934 (the “1934 Act”), (iv) the Company to be required to be registered under the 1940 Act, or (v) some other legal, regulatory, pecuniary, tax or material administrative disadvantage to us, the GP, the Special LP or the LPs.

Restrictions on Transfers; Withdrawals

LPs may not transfer Units without the GP’s consent and unless certain other conditions are satisfied or waived. Any transfers permitted by the GP will be made only on a monthly basis. The transferability of the Units is also restricted by federal and state securities laws. See “Risk Factors.” The LPA contains customary provisions allowing for the transfer and re-registration of Units upon the death of a Limited Partner, subject to certain conditions. See “Summary of the LPA” and the LPA.

Periodic Reports

The GP will deliver to each LP, as soon as practicable (generally within 120 days) following the end of each Fiscal Year (i) financial statements for such Fiscal Year prepared on a GAAP basis and audited by a PCAOB-registered firm, and (ii) all necessary tax reporting information to satisfy reporting obligations under the Code with respect to any acquisitions we make in any entities organized or formed in jurisdictions outside the United States.

Within 45 days after the end of each fiscal quarter, the GP will use its best efforts to deliver to each LP an unaudited summary investment report for such quarter. Once our Units are registered under the 1934 Act and we begin filing quarterly reports with the SEC, the GP may elect to substitute the 10-Qs we file with the SEC for the summary investment report. See “Summary of the LPA” and the LPA; also see “1934 Act Reporting Requirements” below.

The production of the Company’s audited financial statements for fiscal year 2017 has been delayed. GPB will provide the completed audited financial statements as soon as they become available.

Fiscal Periods

Our fiscal year ends December 31 (“Fiscal Year”), and our fiscal quarter ends are March 31, June 30, September 30 and December 31. The GP may change such fiscal period end-dates in its reasonable discretion.

Employee Benefit Plan Considerations

We may accept contributions from tax-exempt investors, including entities subject to ERISA and / or Code §4975. We intend to continue to qualify as a “venture capital operating company,” or we may qualify for another exception under ERISA or Department of Labor (“DOL”) regulations, so that our assets will not be treated as the “plan assets” of such investors. Prospective investors and subsequent transferees of Units will be required to make certain representations regarding their status under ERISA, and to assist us in monitoring our status under ERISA. If we fail to qualify for a “plan assets” exception, our assets may be considered “plan assets” under ERISA, which could result in adverse consequences to us, GPB and the fiduciaries of benefit plan investors. See “Certain Tax, ERISA & Regulatory Matters.”

 8 | P a g e

SUMMARY OF GPB ACQUISITION PROGRAM

Introduction

We were formed primarily to (i) acquire controlling majority (and in many cases, wholly-owned) interests, whether equity, debt or otherwise, in, and to operate, the Dealerships, (ii) provide hands-on managerial and operational services to such Dealerships, and (iii) further develop the Dealerships’ operations and increase cash flow and current income from operations. We will continue to focus on acquisitions of Dealerships with strong management, earnings and market position. We have and will continue to acquire assets of Dealerships directly, or acquire majority voting interests (which, consistent with the 1940 Act, we define as holding 50% or more of the voting interests) and / or primary control (which means control that is greater than any other interest holder, hereinafter referred to as “primary control”) interests in partnerships, limited liabilities or other entities that hold such Dealership assets. To a lesser extent, we may acquire interests in Dealerships that do not constitute either majority voting or primary control interests.

Where a Dealership is held through an entity and we acquire the interests in such entity, we primarily acquire majority voting interests (which, consistent with the 1940 Act, we define as holding 50% of the voting interests) and / or primary control (which means control that is greater than any other interest holder, hereinafter referred to as “primary control”) interests in such entity (assets of a Dealership and entities that hold Dealerships are hereinafter collectively referred to as “Dealerships”). To a lesser extent, we also may acquire debt positions in Dealerships through the issuance of loans to the entities that hold the Dealerships.

Our objective includes providing hands-on managerial and operational services to our Dealerships, as well as, further developing the Dealerships’ operations and increasing cash flow and current income from operations. A key component of our strategy is to concentrate our acquisitions on Dealerships that will allow us to distribute the highest level of income to LPs from cash flows from operations, which we expect to increase over time. Our performance will substantially depend on our operation of our Dealerships. We intend to continue conducting our operations so that we will not meet the definition of an “investment company” and thus will not register under the 1940 Act.

GPB believes the current environment may provide a significant opportunity to acquire Dealerships with positive cash flow and significant profit potential at favorable valuations in the automotive retail sector. GPB expects us to use leverage sparingly. We expect to utilize debt, or leverage, on a limited basis to help finance our acquisitions of some Dealerships. Under the LPA, we may not incur debt exceeding the lesser of (i) 50% of the aggregate amount the General Partner expects us to raise in our offering of Class A Units and other unit classes and (ii) 50% of our gross asset value (for such purpose, excluding the borrowings of any Dealership) determined by GPB as of the date such indebtedness is incurred.

We either acquire all of the assets of a Dealership, or a controlling equity position in entities holding established Dealerships. GPB screens candidates using the following criteria:

•	High, Sustainable Current Cash Flow—the Dealership must have demonstrated the ability to operate profitably and pay regular monthly distributions;

•	Barriers to Entry—the Dealership should operate in an area with defined barriers to entry or have a clear, sustainable competitive advantage that makes it difficult for new entrants; and
•

Recession Resilient—the Dealership’s business plan and strategies must be viable and nimble in changing market conditions, and the Dealership must appear to have the ability to thrive in economic downturns;

•	Proven Management Teams—the Dealership’s management must have a verifiable track record of success and have highly motivated and skilled operators; and

GPB Acquisition Parameters

In addition to identifying potential acquisitions in the automotive retail sector, an industry where we believe GPB’s experience, relationships, and operational expertise create a significant advantage, a GPB acquisition will also typically meet the following parameters:

☐	Income producing Dealership in North America;
☐	Existing dealership, target operating history of at least five years;
☐	Target acquisition size between $5M and $75M;
☐	Target enterprise values between $10M and $150M;
☐	Transaction types:

 9 | P a g e

○	Growth equity / expansion capital
○	Strategic follow-on acquisitions for Dealerships
○	Restructurings, reorganizations, and refinancing
○	High growth, secured financing

Operations Support Providers

From time to time, GPB may identify companies and individuals, which include affiliates and employees of GPB, and third-party consultants and advisors, who have relevant automotive retail industry experience and employ their assistance in the operation of a particular Dealership or group of Dealerships. We refer to these persons as “Operations Support Providers.” Operations Support Providers are industry specialists who have proven track records of success in owning and operating Dealerships. Our goal is to keep existing, proven management teams in place upon acquisition and incentivize them to keep all interests aligned with the Company.

Operations Support Providers may be compensated at the Dealership level using cash or equity (“Equity Compensation”) or at the subsidiary level to such person using cash or equity in such subsidiary entities we use to hold our Dealership acquisitions (“Holding Companies”) and may become associated with GPB directly. For additional information on Operations Support Providers, see “Company Fees & Expenses – Partnership Expenses” below.

Operations

After finalizing an acquisition of a Dealership, GPB typically takes on the operational oversight of the Dealership. GPB is responsible for a systematic process of operating, maintaining and upgrading assets, and ensuring that Dealerships meet projected operating milestones and maximize overall cash flow from operations. This requires regular and effective communication with the day-to-day operating personnel and management team with which GPB partners. If milestones are not being met, GPB works with the day-to-day operating personnel and management team to make course corrections as necessary.

Market Opportunity

With over 16,500 franchised new car dealers and over $1 trillion in sales, the franchised auto dealer industry is the largest retail business segment in the U.S.1,2 Despite its size, the industry is highly fragmented with more than 90% of the dealers privately owned, creating a large number of potential acquisition targets.3 In many cases, existing dealers will have owned an individual or group of dealerships for many years, even decades, and have no succession plan. Thus, we may offer a viable exit strategy for those dealers seeking a buyer.

The franchised auto dealer industry provides opportunities for strong and increasing cash flows from operations. From 1983-2016, dealers averaged a pretax return on equity of 25.4%, and during the economic downturn of 2008 and 2009, the average dealership return on equity was 12.3% and 18.0%, respectively.4

In 2017, approximately 17.1 million new vehicles were sold in the United States versus 2016’s 17.6 million, and 2015’s 17.5 million, both record breaking years.5 As shown in the chart on the following page, the Automotive Retail sector has proven its resilience through challenging economic times.6 We believe the industry will remain attractive for acquisition through 2018 and beyond.

1 BAML Auto Dealer Manual 2017, September 26, 2017

2 NADA Data 2017: Midyear Report

3 BAML Auto Dealer Manual 2017, September 26, 2017

4 NADA Average Dealership Profile December 2016, February 2017

5 CNN Money: http://money.cnn.com/2017/01/04/news/companies/car-sales-2016/

6 NADA Average Dealership Profile December 2016, February 2017; and BAML Auto Dealer Manual 2015, September 30, 2015.

 10 | P a g e

We believe this growth trajectory is supported by the following factors:

•

Pent-up demand – the average age of a vehicle is currently over 11 years old. Prior to the recession, the average vehicle age rarely surpassed 8 years. This, coupled with a historically high number of miles driven, point to the need for replacement vehicles.[7]

•	New Models – manufacturers are bringing to market near historical highs in new product launches. This drives buyers into showrooms leading to increased sales.

☐	Auto loan interest rates are near all-time lows, with the average new 48-month loan rate remaining below 5.0% since May 2012.[8]

•	Gas prices have dropped significantly— the average annual price per gallon of regular fuel has dropped from $3.62 in 2012 to $2.42 in 2017.[9]

•

Consumer confidence is strong – The Conference Board Consumer Confidence Index, a barometer of the health of the U.S. economy from the perspective of the consumer, rose to a level of 121.1 in July 2017, a level not seen since July 2001.[10]

Acquisition Strategy

The Automotive Retail business fits precisely within GPB’s acquisition strategy of acquiring income-producing, middle-market private companies with high barriers to entry, high sustainable current cash flow, recession resilient, and proven management teams.

GPB’s acquisition strategy is to focus on manufacturers with a strong commitment to the U.S. market. Manufacturers will include both domestic and foreign brands while also considering geographic diversification, though we may not have access to all manufacturers with which we otherwise may wish to acquire dealerships. We will seek to target acquisitions throughout the U.S. The automotive retail portfolio of GPB-sponsored entities is located mainly in the Northeast, with a solid pipeline of dealerships in additional markets currently under screening or due diligence.

Market multiples and manufacturer acceptance are major considerations when making acquisitions. With this in mind, GPB will concentrate mainly on mid-line brands which we believe can generate higher returns for investors and which we believe we will have the most success in obtaining manufacturer approval.

In addition to single dealership acquisitions, we may also acquire interests in dealership groups, either partially or through complete group acquisition. Consolidated group acquisitions allow for existing back-office consolidation and other operational efficiencies to be leveraged, saving time and resources. Acquiring a group of dealerships can also allow for a more efficient due diligence process and capital deployment, allowing more rapid scaling. There is also a regional advantage as dealership groups may be located along a single location or concentrated in an auto mall, which allows for greater visibly and recognition. This has been a historically effective way of doing business in this sector.

7 BAML Auto Dealer Manual 2016, September 29, 2016

8 Federal Reserve Bank of St. Louis: https://fred.stlouisfed.org/series/termcbauto48ns

9 U.S. Energy Information Administration: https://www.eia.gov/dnav/pet/hist/LeafHandler.ashx?n=PET&s=EMM_EPMR_PTE_NUS_DPG&f=A

10 USA Today: https://www.usatoday.com/story/money/2017/07/25/u-s-consumer-confidence-16-yearhigh/508178001/

 11 | P a g e

High, Sustainable Current Cash Flow

Automotive dealerships that are targets for acquisition into our portfolio will typically have a projected cash-on-cash yield of 15% at the Dealership level. Our strategy is to acquire only those automotive assets that GPB strongly believes can support such a yield, with potential acquisitions sourced through GPB’s Automotive Managing Partner and our Automotive Management Team, both of whom have deep and long-standing ties within the industry. Consistently bringing high-yielding automotive assets into our portfolio by leveraging relationships will be critical to meeting our acquisition and profitability goals.

According to the following charts from the National Automobile Dealers Association (excerpted from NADA Data 2017), average New and Used Vehicle gross profits remained strong in 2017 for U.S. auto dealerships and Service and Parts sales have steadily increased since 2010. The below charts also highlight the fact that a single auto dealership comprises multiple sources of income, including New and Used vehicle sales, Service and Parts sales, and Finance and Insurance product sales. Manufacturers also compensate the dealership with bonus incentive money for achieving certain sales volume levels, which can be a significant source of profit for a dealership.

 12 | P a g e

Barriers to Entry

Dealerships operate in an area with defined barriers to entry or have a clear, sustainable competitive advantage that makes it difficult for new entrants, including:

▪	state franchise laws
▪	manufacturer approval requirements
▪	high capital requirements

Each dealership must enter into a franchise agreement with the manufacturer which specifies the location within a designated market area at which the dealership may sell vehicles and related products and perform approved services. The designation of such areas and the allocation of new vehicles among dealerships are at the discretion of the manufacturer, and therefore serve as a key barrier to entry into a particular market.

State franchise laws also prohibit a manufacturer’s ability to engage in direct sales to customers and provide protection to dealers under their franchise agreements. Certain state franchise laws also restrict other dealers from relocating their dealerships, or establishing new dealerships of a particular brand, within any area that is served by another dealer with the same brand.

In addition to high capital requirements, another key barrier to entry in the Automotive Retail industry is the franchisee approval process. All franchisees need to possess a certain level of industry experience in order to garner manufacturer’s approval to own and operate new car dealerships. Our Automotive Management Team has significant operational experience in the industry as well as hands-on experience working in the retail environment. This vast knowledge of the business (day to day expertise) coupled with valuable relationships at both the manufacturer and dealership level, can improve our ability to gain manufacturer approval—though certainly does not assure it. Their expertise is necessary for operational success and has allowed our Automotive Management Team to build a pipeline of acquisitions and open-points (the opening of a new dealership for a given manufacturer in a location where none previously existed) from manufacturers. While we believe our Automotive Management Team’s industry experience can help us obtain manufacturer approval for acquisitions we seek, we may not necessarily be able to make all acquisitions we otherwise would want to make. See “Risk Factors—Automotive Retail Risks—Failure to Acquire Dealerships & Successfully Integrate Them Into our Business.”

Moreover, the automobile dealership industry remains highly fragmented, providing significant opportunity for consolidation. Currently, six public dealership groups control less than 10% of industry.

Recession Resilient

Automobile dealerships have historically proven to be consistently profitable, even during challenging economic environments. Typical dealerships are multi-faceted businesses with new and used vehicle sales, finance and insurance revenues, parts, service and collision repair sales. This level of diversification helps to support a long- term dividend paying strategy.

Given the size of the franchised auto dealer industry, manufacturers need to maintain production at consistent and predictable levels. As a result, they must implement strategic incentives to encourage and enable dealers to maintain sales levels regardless of market conditions. These incentives allow dealers to lower the cost of sale to the consumer and thereby drive more business while maintaining a profit on the sale. These incentives may come in several forms, from overall volume bonuses, special incentives to sell particular low volume vehicles, and incentives for customer satisfaction and retention rates. While most manufacturers offer incentive programs as part of their normal business operation, incentives can become even more aggressive during an economic downturn in order to support and stabilize sales volume. The dealership franchise model is the single outlet for auto manufacturers and the best dealers can take advantage of these enhanced incentive opportunities during challenging economic conditions.

 13 | P a g e

In addition, a single automotive dealership consists of multiple streams of income that provide insulation during an economic downturn. These income streams include new and used vehicle sales, service and parts sales (“fixed operations”), and finance and insurance product sales. Fixed operations have consistently higher profit margins that can be leveraged as consumers hold onto vehicles longer. By maintaining and increasing revenues in fixed operations, as well as increasing used vehicle sales and continuing the high profit margin finance and insurance product sales, a dealership can continue to be profitable during challenging times. The chart below summarizes these diverse income sources (on an unaudited basis) derived from dealerships in which GPB’s sponsored entities have interests.

Proven Management Teams

GPB has teamed up with automotive industry specialists who have proven track records of success in owning and operating automotive dealerships. They bring their vast network of long-standing relationships to the strategy, giving GPB a distinct advantage. Through this network, we may have the ability to acquire potentially high performing dealerships with top management teams. Our goal is to keep these existing, proven management teams in place upon acquisition and incentivize them to keep all interests aligned with GPB and the Company. In addition to these strong management teams, GPB’s operational experts will serve as officers and / or directors of the Dealership, taking a hands-on approach to the management and operation of the Dealership.

Asset Acquisition Process

GPB brings its unique perspective to each phase of the asset acquisition process. When GPB identifies an acquisition opportunity, GPB will evaluate it based on its individual merit and the potential to add strategic value to the Company. If GPB decides it is right for our portfolio, GPB will coordinate the acquisition, conduct due diligence, undertake financial and strategic analysis, and monitor and report on the Dealership on an ongoing basis. GPB will also provide hands-on management at the Dealership’s executive officer level. While acquisitions will be made for the purpose of generating income from operations and will be held for the long-term, we may consider strategic transactions on an opportunistic basis, such as an initial public offering, a spin-off of businesses, or sale of a Dealership.

 14 | P a g e

GPB Private Deal Sourcing

Through GPB’s extensive industry advisory relationships, it has built channels for proprietary deal flow within the automotive retail industry. GPB believes that it enjoys a competitive advantage as a result of these proprietary deal flow channels. Collectively, GPB’s principals have amassed almost a century of experience. Working in the Accounting and Corporate Advisory practice of Gentile, Pismeny & Brengel LLP (“GP&B”) – which is not participating in this Offering in any manner – they have provided a variety of services to a sizable range of companies in a number of diverse industries. On average, they have maintained their relationships with these clients and their companies for over 15 years. In addition to these corporate relationships, GPB’s management team will leverage a sizable network of professionals – including lawyers, accountants, consultants, and physicians – who advise small- and medium-sized businesses.

During their decades of advising, consulting, and supporting their clients through personal and business successes and failures, GPB’s principals have earned the status of trusted advisor. This is important because most private company opportunities become available through a process of competitive bidding. GPB’s principals believe that by leveraging this extensive network of longstanding relationships and the principals’ unique trusted advisor status, they are able to discover opportunities not otherwise found in the marketplace. This includes direct access to seasoned executives in the automotive industry who may act as Operations Support Providers. They, in turn, have extensive relationships through which private, off-market transactions may be sourced.

Deal Screening

Once GPB has sourced a potential Dealership acquisition, the deal will move into the next phase of the GPB due diligence process: Deal Screening, in which GPB’s principals decide whether or not they will move forward with a more complete evaluation. This phase provides an assessment against GPB’s main investment criteria and generally includes:

☐	An initial market analysis primarily focused on market demographics, competition, and potential opportunity;
☐	An interview and validation of the Dealership management;
•	An assessment of the Dealership’s income and financial position; and
☐	A review of brand, region, and outlook to verify a fit within our strategy.

Initial Due Diligence: Financial Modeling

Once GPB identifies a potential Dealership and confirms through initial underwriting that its acquisition criteria can be met, GPB will begin an extensive due diligence process on the targeted Dealership. GPB’s due diligence process is designed to get up-close and personal with the principals of each Dealership so GPB can gather all available and relevant information about the targeted Dealership. This in-depth due diligence process allows GPB’s principals to make decisions that may have a higher probability of success.

Analysis of Management Team

GPB leverages the knowledge its principals have gained through their accounting and advisory practice to conduct due diligence during the sourcing phase. In some cases, GPB’s principals have worked with the Dealership we may seek to acquire, thus GPB’s principals have had a rare opportunity to understand the entire history of some potential Dealerships. GPB’s principals’ unique ability to track a client’s personal growth, as well as the growth of their businesses, through numerous years of preparing personal and business financial statements and income tax returns, allows GPB to perform a more thorough due diligence process than typically seen in the private company acquisition space. This process of looking beyond a Dealership’s financial statements to evaluate the integrity and growth potential of the underlying management team works best when filtered through knowledge developed via personal advisory relationships over time. GPB believes this leads to a higher quality of due diligence. Through decades of experience in the industry, GPB will endeavor to obtain from Operations Support Providers similar, up- close and personal levels of due diligence on the targeted Dealerships and work side-by-side with GPB’s executives.

GPB will examine the quality of the management team based on certain of the following criteria:

•	Track record, industry experience and the ability to take the Dealership forward;
•	Clear and compelling vision, goals, and strategies;

 15 | P a g e

•	Past success in building and growing the Dealership;
•	Strong leadership, problem solving, and decision-making abilities;
•	Trustworthy management who appear to work in an open and transparent manner;
•	Solid financial management and a capable CFO;
•	Ability to identify challenges and deal with adversity; and
•	Quality directors and advisors.

Deal Structure & Transaction Process

When setting the stage for an acquisition of a targeted Dealership, GPB will review the Dealership’s management track record and create the initial financial model, which may include:

☐	An add-back analysis and validation of profitability;
☐	A stress test analysis;
☐	The creation of cash-flow models for varying economic scenarios: declining, no growth, medium to high growth; and
☐	An analysis of equity vs. debt internal financing strategies.

Upon review of the model by the Acquisition Committee, and if the model is approved, we would then present a letter of intent to obtain the seller’s commitment to sell us the Dealership.

Phase I

Upon approval to proceed, GPB executives will conduct an intensive phase of due diligence that encompasses each aspect of the Dealership. The Dealership’s management will be interviewed to gain a complete insight on their knowledge and experience with the business. At this stage, GPB principals and executives will begin formulation of a post-acquisition improvement plan, which is done side-by-side with management and the Operating Partner. Because a key part of the GPB strategy is to keep management in place where possible, such close interaction at this phase allows GPB to assess the cultural fit for the ultimate integration within the Company.

Phase II

While the initial underwriting model includes a thorough financial analysis with multiple scenarios, GPB will further validate and analyze the Dealership’s financials. This will include review of income statements and balance sheets where GPB will conduct a current and recent cash-flow analysis, profitability and margin analysis, review expense analysis, bill payment history and an examination of credit, accounts receivable analysis, handling of long-term and short-term debt, and an internal financing debt-equity analysis. Further, an assessment of current and recent sales will be performed, along with how the Dealership manages its inventory. But beyond financial analysis, a complete operational assessment is conducted and will normally include:

•	A review of the Dealership’s policies, personnel and accounting practices;
☐	Background checks on key personnel, the Dealership, and its property;
☐	Sales and customer analysis;
•	A comparison of the Dealership’s performance against industry benchmarks;
☐	Formulation of budgets and forecasts for the Dealership;
☐	An on-site inspection; and
☐	Understanding of key performance drivers towards formulation of post-acquisition value-add plan.

During this phase, GPB will also utilize its extensive network of outside professionals, industry experts, and consultants to be sure insight is gained and that all important aspects of the target Dealership have been considered while performing the assessment. If the due diligence proves satisfactory, GPB – and its outside legal, tax, and accounting consultants – will begin to analyze the deal terms, entity structure, and tax implications of the acquisition and develop parameters for the transaction.

The final aspect of Phase II Due Diligence is the development of a 100-Day Plan. This will include both operational and strategic improvements within the Dealership as well as an integration plan to smoothly become part of our structure and gain access to GPB resources and systems. Upon conclusion of Phase II Due Diligence, a final report is compiled for review by the Acquisition Committee who will vote on whether to proceed with the acquisition.

Deal Structuring

The principals of GPB average approximately two decades of asset management experience and are focused on developing institutional quality, income-generating solutions for investors. Our competitive advantage stems from a creative approach to deal structuring combined with significant access to proprietary deal flow with a focus on Automotive Retail. GPB’s access to proprietary deal flow and long-standing personal relationships with proven operating partners / management teams can be combined to create distinctive transactions. In addition, GPB has a dedicated Automotive Retail team with more than 100 years combined experience in the Automotive Retail industry.

 16 | P a g e

Capital preservation and income generation are foremost in GPB’s principals’ minds when structuring an acquisition. They are always mindful of the importance of preserving investor capital and returning it in a timely fashion, with the preferred return. That means that when GPB considers any Dealership acquisition, and when it creates a term sheet proposing the structure of a potential acquisition, it will look to identify and manage risks and endeavor to attain satisfactory income levels for us.

GPB places paramount importance on structuring acquisitions so that they properly align the interests of each Dealership management team with our interests, as well as its own. Aligning these interests and correctly incentivizing the Dealership’s management can go a long way toward mitigating operational risk. GPB seeks to do this in two primary ways when the Company is not going to acquire all of a Dealership’s Assets:

•

The typical acquisition structure will place a priority on our ability to generate a preferred return on capital invested by our LPs. Once a Dealership’s management team achieves that objective, deal terms will typically allow them to receive meaningful upside.

•

GPB will often require each Dealership’s management team to invest alongside GPB, either in the form of first-risk capital or by providing personal guarantees. This is done to provide downside protection.

When we are not acquiring all of a Dealership’s Assets or acquiring an interest in an Entity, GPB prefers structures with specific covenants so that GPB can hold the Dealership’s management accountable for achieving milestones and pro -forma projections. Typical covenants include:

☐	Personal guarantees from the Operating Partner;
☐	Requiring an Entity to pledge assets, collateral, or other security for the capital provided;
☐	Taking a first lien on the assets as additional collateral;
☐	Placing limitations on asset sales, which prevents the Dealership from selling assets without using net proceeds to reinvest in the business or return capital to us;
☐	Placing limitations on incurring new debt; and
•	Preventing the management of the Dealership from making loans, acquisitions, and other investments, without GPB’s approval.

When we are not acquiring all of a Dealership’s Assets or acquiring an interest in an Entity and where appropriate for the transaction, GPB intends to commit our capital at periodic and predetermined intervals. As those Dealerships achieve certain milestones, they may receive additional capital. If they do not achieve the required milestones, GPB will reserve the right to cease future funding, withdraw capital already invested, or take other actions to preserve our capital.

After we make an acquisition of less than all of a Dealership’s Assets or an acquisition of an interest in an entity, we will normally have the rights to appoint a majority of the seats on the entity’s or Dealership’s Board of Directors or similar governing body. In addition, GPB will put some of its personnel or appointees in place as Executive Officers of the Dealership. Requiring one of the following provisions will provide us an additional level of control:

•	We will maintain financial control of the Dealership / Entity – monitoring or directly controlling all check- writing capabilities; or
•	We will have exclusive veto power on all major decisions that may affect the Dealership or Entity’s capital.

Create Value

After an acquisition is concluded, GPB executives will provide ongoing due diligence and monitoring and will endeavor to work closely with the Dealership management to:

☐	Solidify the relationship and see that a clear understanding of ongoing reporting requirements is established;
☐	Communicate the exact reports it will need from the Dealership, as well as the timelines for such reports; and
☐

Conduct a monthly meeting with GPB executives, operating partners, and Dealership management to review performance against budgets and forecasts and discuss progress on any existing plans or operational improvements currently underway (including the 100 Day Plan).

 17 | P a g e

We believe this framework can isolate underperformance immediately and create an open dialogue on the matter to be sure all involved clearly understand what must be done under such circumstances. GPB will also provide in- depth analysis of the Dealership that goes beyond a financial assessment. This allows for prediction of future trends and provides an additional layer of risk mitigation.

Markets can move quickly, and sometimes operational and organizational improvements must be made just as swiftly. Strong lines of communication between GPB and management of the Dealership will better enable GPB to monitor operational performance and to see when Dealerships hit (or miss) milestones. GPB’s principals have traditionally maintained high levels of communication with the management of underlying investments and will continue this tradition of consistent, ongoing communication going forward.

In addition, the Operations Support Providers who will be overseeing each of our acquisitions have extensive expertise in automotive retail. These professionals, serving as external advisors to Dealerships, will be indispensable resources to the Dealerships, their management teams and us. Monitoring automotive retail industry, these professionals will alert GPB and the Dealership management to changes in specific legislation or general policies, procedures and/or market conditions within the automotive retail sector.

MANAGEMENT

Overview

We are managed by GPB Capital Holdings, LLC (the “General Partner,” “GPB” or the “GP”), a New York-based, alternative asset management firm focusing on acquiring income-producing private companies whose principals are experienced financial, management middle-market acquisition and operations firm whose principals are experienced financial, management and accounting professionals with several decades of combined private investment and acquisitions experience. GPB looks to achieve increased cash flow and profitability by acquiring and operating companies possessing strong management teams. GPB provides strategic planning and managerial insight, along with capital, enabling the businesses we own and operate to attain the next stage of development and profitability. Investing in people has served GPB’s principals well.

GPB

David Gentile, Founder and Chief Executive Officer, is responsible for the management of GPB, including the formulation of strategy, oversight of acquisition policy and leadership of the Acquisition Committee. Prior to founding GPB, Mr. Gentile spent 25 years at the Corporate Advisory and Accounting practice of Gentile, Pismeny & Brengel, LLP (“GP&B”) in New York. During his tenure there, he developed and maintained executive level relationships with many of the Firm’s 3,000+ entrepreneurial, corporate executive and high-net-worth clients. During his career at GP&B, Mr. Gentile advised, oversaw, structured or financed over $1B worth of transactions in the private and public markets. Mr. Gentile is acting Chairman and serves on the Board of Directors of AlphaServe Technologies, Qello Holdings, LLC and QT Ultrasound, LLC.

Craig Goos, Managing Partner and Chief Operating Officer, joined GPB in April 2017 and brings over 20 years of wealth management / financial services experience to his role at GPB. Prior to joining GPB, Mr. Goos spent five years as the President & Managing Director of North Capital companies, which includes North Capital Private Securities Corp, a registered broker-dealer, North Capital Inc., a registered investment advisor, and North Capital Investment Technology. At North Capital, he was involved in the management and all functional aspects including sales, operations, regulatory and administrative activities. Prior to North Capital, Mr. Goos spent two years at UBS Wealth Management as the Managing Director of Alternative Investments where his group was responsible for approximately $13B in assets. As manager of the Alternative Investment Group, he oversaw the group’s day-to-day activities, including the development of the group’s overall strategy, the implementation of business, financial and operational controls, portfolio oversight of proprietary funds, marketing, client services, portfolio administration and the open architecture platform of third-party products utilized by financial advisors in U.S. wealth management. Prior to UBS, Mr. Goos had various roles within sales, product management and product development at Bear Stearns, Oppenheimer and Morgan Stanley Dean Witter. Mr. Goos received a Bachelor of Arts degree in General Studies from the University of Northern Iowa and served as First Lieutenant in the Army National Guard.

 18 | P a g e

Kyle Brengel, Interim Chief Financial Officer, is responsible for GPB’s finance, treasury management, accounting, administration, financial statement preparation, and overall finance infrastructure. Mr. Brengel brings over 30 years of financial and public accounting expertise to his position, most notably as a managing partner of Gentile Pismeny & Brengel LLP, a medium sized CPA firm. Mr. Brengel has advised companies of all sizes on business problem solving, profit enhancement, organizational growth, cash management, treasury, compliance, mergers and acquisitions, and other financial matters. Mr. Brengel received his Bachelor of Business Administration degree from Adelphi University. Additionally, he holds a Certificate of Public Accounting from the State of New York as well as the designation of a Chartered Global Management Accountant. He is also a member of the American Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants, and the American Institute of Certified Forensic Examiners.11

Acquisition Committee

The Acquisition Committee is currently composed of six members appointed by GPB. GPB may increase or decrease the size of the Acquisition Committee, and nominate and remove Acquisition Committee members at its sole discretion. Acquisition Committee members serve as such under letter agreements with us under which they agree to serve on the Acquisition Committee for automatically renewing one year terms and providing that either party may terminate the relationship at any time, that they will use their best judgment when making recommendations to us, and that they will regularly attend committee meetings.

Authority & Responsibilities

The authority and responsibilities of the Acquisition Committee include:

•	Understanding our mission and organizational goals and how they underscore and support the objectives of the underlying Dealerships.
•	Reviewing and advising on proposed Dealership acquisitions based on the consistency, viability and fit of those proposed Dealership acquisitions with our acquisition and operational criteria.
•	Reviewing and voting on Dealership acquisitions and divestitures, which require the approval of at least 75% of the Acquisition Committee members.

Advisory Committee

We have our own Advisory Committee, which is composed of three members, who may be appointed and removed by the GP. Under the LPA, Advisory Committee members must be a person with whom the General Partner has determined has no material relationship with the Company (either directly or as a partner, shareholder or officer of an affiliate (an “Independent Person”). Moreover, a person will not be considered an Independent Person if:

☐	Such person is, or has been within the last three years, an employee of the Company or an immediate family member is, or has been within the last three years, an executive officer, of the Company;
☐	Such person has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from the Company;
☐

Such person is a current partner or employee of a firm that is the internal or external auditor of the Company, the person has an immediate family member who is a current partner of such a firm, the person has an immediate family member who is a current employee of such a firm and personally works on the audit of the Company, or the person or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the audit of the Company within that time;

•

Such person or an immediate family member of such person is, or has been within the last three years, employed as an executive officer of another company where any of the present executive officers of the Company or the GP at the same time serves or served on that company’s compensation committee; or

•

Such person is a current employee, or an immediate family member of such person is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three Fiscal Years, exceeds the greater of $1M, or 2% of such other company’s consolidated gross revenues.

The Company is in the process of identifying new candidates to serve on the Advisory Committee. As of the date hereof, there are two open Advisory Committee seats. One member resigned in the fall of 2017 and another in the spring of 2018. Neither of the resigning members had any disagreements with the Company, and no Related Party Transactions had been proposed to the Advisory Committee immediately prior to or after such resignations.

11As of May 1, 2018, Kyle Brengel has been appointed as Interim Chief Financial Officer. Macrina Kgil, the former Chief Financial Officer, is serving as a temporary consultant and advisor to help facilitate an orderly transition of duties.

 19 | P a g e

RISK FACTORS

An investment in Class A Units involves risks and uncertainties. Potential investors should carefully consider the following risk factors in conjunction with the other information contained in this Memorandum before purchasing Class A Units. The risks discussed in this Memorandum can adversely affect our operations, operating results, financial condition and prospects. This could cause the value of the Class A Units to decline and could cause you to lose part or all of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also harm our operations.

In addition to the risk factors listed below, prospective investors should also consider the risks described under “Certain Tax, ERISA & Regulatory Matters” and elsewhere in this Memorandum. Potential investors should review the risks of this investment with their legal and financial advisors. In addition, there will be occasions when GPB, the Special LP and their affiliates may encounter potential conflicts of interest in connection with us. As a result of these factors, as well as the risks inherent in any investment, there can be no assurance that we will meet our objectives or otherwise be able to successfully carry out our business plan.

General Risks

No Assurance of Distributions. The process of identifying, screening and successfully acquiring and operating private companies is difficult and risky. We can provide no assurances that we will be able to continue to generate operating cash flow sufficient to make distributions to LPs. Thus, there is no guarantee that we will pay any particular amount of distributions, if at all. Distributions can be paid out of any available working capital, which includes LPs invested capital in the Company. Amounts that we distribute to LPs have been and may in the future include LPs’ invested capital, and have been and may in the future not be entirely comprised of income generated by the Dealerships. Additionally, distributions to LPs will generally be treated as returns of capital, which reduce the amount of capital available to acquire and operate Dealerships and make other permitted investments. Such a reduction of available capital will also negatively impact the value of LPs’ investments in the Company, especially if a substantial portion of our distributions are paid from our LPs’ invested capital.

There can be no assurance that we will be able to generate sufficient returns to pay our operating expenses and make satisfactory distributions to our LPs from income generated by the Dealerships, or any distributions at all. Our results of operations and our ability to make or sustain distributions to our LPs depend on several factors, including the availability of opportunities to acquire attractive assets, the level and volatility of interest rates, the availability of adequate short- and long-term financing, the financial markets and economic conditions. Therefore, you may not receive satisfactory distributions on your Units, and may not receive any distributions at all.

Limited Operating History. We have limited operating results, and correspondingly limited financial statements, so investors have a limited basis upon which to evaluate our ability to achieve our business objectives or judge our prospects for success. Furthermore, our operating history and historical financial statements may not be a reliable basis for evaluating our business prospects or the value of our Units.

 20 | P a g e

We are subject to risks and uncertainties associated with a recently formed business, including the risk that we will not achieve our business objectives. If our assumptions regarding these risks and uncertainties (which inform our business decisions) are incorrect or change, or if we do not address these risks and uncertainties successfully, our business, financial condition and results of operations could be materially and adversely affected.

No Assurance that Past Performance Will Be Replicated. We cannot provide any assurance that we will replicate the historical results of the Acquisition Committee, GPB, or GPB’s affiliates. Any experience was obtained under different market conditions and under a different organizational structure. Notwithstanding any prior operating experience or experience that members of the Acquisition Committee or GPB affiliates may have in acquiring and operating our Dealerships, any such prior experience was obtained under different market conditions and under a different organizational structure. We cannot provide any assurance that we will replicate the historical results of the Acquisition Committee, GPB, or GPB’s affiliates.

No Participation in Management. Investors will not have the opportunity to evaluate the specific merits or risks of any Dealership. Moreover, LPs will not participate in management and are dependent on GPB for management of the Company. An investor in the Class A Units must rely upon GPB’s ability to identify, structure and make acquisitions of companies consistent with our objectives and policies.

Expenses will be Significant. We will be obligated to pay fees, and substantial administrative, travel, accounting, tax and legal expenses and certain salaries of employees of GPB regardless of whether we realize revenues or profits. Any use of leverage will increase these fees and charges.

Further, certain entities and persons referenced herein, including GPB, are entitled to receive the various fees described herein regardless of whether we or any of our dealerships operate at a profit. To the extent that our Dealerships are not generating sufficient revenue to pay the fees, we may have to pay these fees out of other available cash, thus further reducing the amount of cash available for distribution to us or to pay other expenses. Similarly, our dealerships may be required to pay certain fees to GPB or Related Parties and/or their respective affiliates, officers, directors, employees, agents and equity-holders for services whether or not the dealerships are operating at a profit.

Financial Projections Could Prove Inaccurate. In addition to analyzing the past operating results of potential investments, we generally evaluate the Dealerships we acquire and invest in on the basis of financial projections prepared by the management of such Dealerships. These projected operating results will normally be based primarily on judgments of the management of the businesses. In all cases, projections are only estimates of future results that are based upon assumptions made at the time that the projections are developed. General economic conditions, which are not predictable with accuracy, along with other factors may cause actual performance to fall short of the financial projections that were used to establish our Dealerships’ capital structure.

Illiquidity of Class A Units. The Class A Units are highly illiquid, have no public market and are generally not transferable except with the GP’s prior consent. Voluntary withdrawals of LPs or redemptions of Class A Units are not permitted without the GP’s consent and are otherwise subject to the terms of the LPA. Each investor will be required to represent that he/ she is acquiring the Class A Units for investment and not with a view to distribution or resale, that such investor understands the Class A Units are not freely transferable and, in any event, that such investor must bear the economic risk of investment for an indefinite period of time. The Class A Units have not been registered under the 1933 Act or applicable state “Blue Sky” securities laws, and the Class A Units cannot be sold unless they are subsequently registered or an exemption from such registration is available. Investors cannot expect to be able to liquidate their investment in case of an emergency. We may never list the Units for trading on a national securities exchange or include the Units for quotation on a national market system. The absence of an active public market for our Units could impair your ability to sell our Units at a profit or at all. Therefore, you cannot expect to be able to liquidate your investment in case of an emergency, you may not be able to sell our Units on favorable terms or at all, and our Units should be purchased as a long-term investment only.

Competition. We have encountered and expect to continue to encounter intense competition from other entities making similar acquisitions of businesses in the automotive retail sector, including Other GPB Entities, venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do, and our financial resources could be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential Dealerships that we could acquire, our ability to compete in acquiring sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Thus, on occasion, we may not be able to take advantage of attractive acquisition opportunities and we cannot assure that we will identify and make acquisitions consistent with our acquisition objectives.

 21 | P a g e

Dealership Competition Risks. We expect that our Dealerships will continue to compete with other dealerships in their respective geographic sectors. While we believe acquisitions in these areas offer the opportunity for current yield through strong cash flows that may increase over time, such acquisitions also involve a high degree of risk. Demand and market acceptance for new products and services in our industry are subject to a high degree of uncertainty. In addition, while many companies in these sectors have grown or have the potential to grow, there is no guarantee of the same in the future. Dealerships may have histories of net losses and may continue to have net losses for years after our acquisition. There can be no assurance that we will be able to make acquisitions on attractive terms or operate Dealerships profitably. To the extent we consummate acquisitions, we may be affected by numerous risks inherent in the businesses we acquire. For example, if we purchase a financially unstable business or an entity lacking an established record of sales or earnings, we will be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although GPB endeavors to evaluate the risks inherent in a particular target business, we cannot assure investors that GPB will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a Dealership.

No Assurance of Confidentiality. In the normal course of business, we, along with GPB, receive and maintain highly sensitive information about our investors. Under the terms of the LPA and applicable laws, such information may be made available to other LPs, third parties that have dealings with us and/or governmental authorities (including by means of securities law-required information statements open to public inspection). There is no guarantee that we or GPB will be able to maintain confidentiality of highly sensitive information in accordance with applicable law.

There is a risk that such information could be improperly disclosed to a third party. Although we and GPB will endeavor to take all reasonable steps under the law and within our and its obligations described herein to maintain confidentiality and disclose highly sensitive information in accordance with the law, there is no guarantee that we or GPB will be able to do so. Investors that are highly sensitive to such issues should consider taking steps to mitigate the impact upon them of such disclosures (such as by investing in us through an intermediary entity).

Litigation Risks. We and our Dealerships are involved, and will continue to be involved, in legal proceedings arising out of the conduct of our business, including litigation with customers, wage, hour and other employment-related lawsuits, and actions brought by governmental authorities. Some of these lawsuits purport or may be determined to be class or collective actions and seek substantial damages or injunctive relief, or both, and some may remain unresolved for several years. The results of these matters cannot be predicted with certainty, and an unfavorable resolution of one or more of these matters could have a material adverse effect on our business, financial condition, or results of operations.

Under most circumstances, we will indemnify the GP and its principals and representatives for any costs they may incur in connection with such disputes. The officers, directors and representatives of our Dealerships (including our personnel or persons affiliated with GPB) may be similarly indemnified by such Dealerships. Beyond direct costs, such disputes may distract GPB and / or the officers, directors and representatives of our Dealerships. Such disputes could also harm relationships between such Dealerships as well as active or potential investors, other potential sources of capital, and other entities important to the success of the Dealerships. In connection with the disposition of a Dealership, we may be required to make representations about the business and financial affairs of the Dealership typical of those made in connection with the sale of any business, and may be responsible for the content of disclosure documents under applicable securities laws. These arrangements may result in contingent liabilities, for which we may establish reserves and escrows. In that regard, distributions may be delayed or withheld until such reserve is no longer needed or the escrow period expires. Such liabilities might ultimately have to be funded by Limited Partners to the extent that the investors have received prior cash distributions from us. GPB and certain related parties are currently involved in an action with a former operating partner for claims and counterclaims arising out of such person’s former employment with GPB and such related parties. See “Additional Information.”

Limited Access to Information. Although GPB generally provides access to material and substantive information concerning us, the rights of LPs to information regarding us and our Dealerships will be limited—even if the Units are registered under the 1934 Act and we publicly report thereunder. In particular, GPB will likely obtain certain types of material information that will not be disclosed to LPs. For example, GPB may obtain information regarding the Dealerships that is material to determining the value of such assets. Such information may be withheld from LPs in order to comply with duties or otherwise to protect the interests of other parties or us.

Decisions by GPB to withhold information may have adverse consequences for LPs in a variety of circumstances. For example, a Limited Partner that seeks to sell his / her Class A Units may have difficulty in determining an appropriate price for such Class A Units. Even though the Company has been structured to align the interests of GPB and LPs, decisions to withhold information may also make it difficult for LPs to subject GPB to rigorous oversight.

Exculpation & Indemnification. The LPA contains provisions that relieve the GP and its affiliates and employees and other related persons, members of the Acquisition Committee and Advisory Committee (collectively, the “Indemnified Persons”) of liability for certain improper acts or omissions. For example, the Indemnified Persons will not be liable to the Limited Partners or us for acts or omissions that constitute ordinary negligence. Under certain circumstances, we may indemnify the Indemnified Persons against liability to third parties resulting from such improper acts or omissions.

 22 | P a g e

Furthermore, the GP is structured as a limited liability company, and the owners of the GP generally will not be personally liable for such entity’s debts and obligations. As a result, LPs will have no recourse to the personal assets of the owners of the GP even if such entity breaches a duty to the Limited Partners or us.

Legal Counsel. Our legal counsel represents our interests and will not represent the interests of any LP. Documents relating to the Company, including the Subscription Documents to be completed by each investor, as well as the LPA, are detailed and often technical in nature. Accordingly, each Investor is urged to consult with its own legal counsel before investing in the Company. Our legal counsel also represents GPB and various affiliates. The interests of GPB and its affiliates may become adverse to ours in the future. Under legal ethics rules, our legal counsel may be precluded from representing us due to any conflict of interest between us and GPB and its affiliates.

Valuation Risk. Under the Offering, LPs will be joining the Company up until June 30, 2018. The Units will be sold at the same Offering Price Per Unit (i.e. $50,000) throughout the Offering, regardless of any changes in the net asset value of the Company or the Redemption Price Per Unit. The amounts to be paid by LPs admitted to the Company after the initial date upon which LPs were admitted to the Company (the “Initial Closing”) will be the Offering Price Per Unit and may not be equivalent to the returns of the Company over the period from the Initial Closing to their admission. There will be no separate net or other asset valuation of the Company’s assets at the time of any such admission of LPs for the purposes of evaluating the amount to be paid by any such LP at such admission. Therefore, the Offering Price Per Unit may be higher or lower than the price per Unit would be if such price were derived from the net asset value of the Company at the time an LP is admitted to the Company. Because the Offering Price Per Unit will remain constant throughout the Offering, Units may be diluted as additional Units are issued at the Offering Price Per Unit if the Company’s net asset value increases after the date an LP is admitted to the Company. Furthermore, early LPs may experience greater dilution than LPs admitted later in the Offering should the Company’s net asset value appreciate after the LP’s admission and during the Offering Period. Any such adjustment to the Redemption Price Per Unit (as defined in “Summary of the LPA – Limited Redemption Rights”) will not modify the Offering Price Per Unit. There can be no assurance that the amount of proceeds received by an LP in connection with a transfer, redemption or sale will equal the Offering Price Per Unit, and an investment in the Company entails a risk of complete loss.

Side Letters. Subject to the terms of the LPA, the Company may enter into agreements (“side letters”) with certain prospective or existing LPs whereby such LPs may be subject to terms and conditions (whether economic, procedural or otherwise) that are more advantageous or otherwise different than those set forth in this Memorandum. For example (and without limitation), such agreements may provide for waiver of minimum Capital Commitments (if any), special rights to additional information about the Company (including portfolio information), redemption rights, modification of the Managerial Assistance Fee, Selling Fee, Acquisition Fee, Organizational Expenses, or other expenses borne by such LPs, priority co-investment participation rights, consent rights with respect to certain amendments to documents that govern such LPs’ rights and obligations and those of the Company, the right to transfer Units, the ability to invest in different classes or sub-classes of Units, the right to disclose certain information to underlying investors or to the public, structuring rights with respect to certain types of investments, indemnification and other obligations under the LPA, and reduced or rebated Partnership Expenses. Such modifications are made solely at our discretion of the GP and may, among other things, be based on a LP’s actual or anticipated level of involvement in the GP’s investment and other activities, the size of a LP’s commitment in the Company. Such arrangements will generally not be disclosed to some or all other LP unless otherwise determined by the GP. The other LPs will have no recourse against the Company, the GP or their respective affiliates in the event that certain LPs receive additional or different rights or terms pursuant to such side letters. In addition, the Company may issue an unlimited number of Units and classes of Units without notice to any Limited Partner, as the General Partner may from time-to-time create and issue, with such rights, designations and obligations as the General Partner may specify.

General Investment Risks

General Acquisition Risks. Our success depends on GPB’s ability to implement its acquisition and operational management strategy for us. We cannot be certain GPB will effectively implement its strategies. Any factor that would make it more difficult to execute timely acquisitions, such as a significant reduction of liquidity in a particular market, or any factor that negatively affects the operational profitability of our Dealerships, may also be detrimental to profitability. No assurance can be given that our strategies will be successful under all or any market conditions. The LPs must rely upon GPB’s ability to identify, structure and make acquisitions of dealerships consistent with our objectives and policies. LPs will not have the opportunity to evaluate the specific merits or risks of any dealerships, and we cannot assure that GPB’s strategies will be successful under all or any market conditions. Moreover, LPs will not participate in management and are dependent on GPB for our management. LPs must also rely on GPB’s ability to identify, structure and make acquisitions of dealerships consistent with our objectives and policies. If GPB is unable to uncover all material information about the businesses in which we acquire, it may not make a fully informed acquisition decision, and we may lose some or all of our capital on such acquisitions. Except as provided in the LPA, GPB will have the exclusive right and power to manage our business and affairs. GPB has broad discretion to expand, revise or contract our business strategy without the consent of our LPs. Our acquisition strategies may be altered, without prior approval by, or notice to, our LPs if GPB determines that such change is in our best interest.

 23 | P a g e

Risks Associated with Dealerships. There is no assurance that the Company or any Dealerships will be profitable and there is a substantial risk that our losses and expenses will exceed our income and gains. Any return on investment to the LPs will depend upon successful acquisitions we make and our ability to generate cash flows from the operations of the Dealerships we acquire. There generally will be little or no publicly available information regarding the status and prospects of the Dealerships. Many acquisition decisions by GPB will be dependent upon its ability to obtain relevant information, and GPB often will be required to make decisions without complete information or in reliance upon information provided by third parties that is impossible or impracticable to verify. The value of each acquisition will depend upon many factors beyond our control. Dealerships may have substantial variations in results from period to period; face intense competition, and experience failures or substantial declines in value at any stage. Dealerships may need substantial additional equity or debt capital to support growth or to achieve or maintain a competitive position. Such capital may not be available on attractive terms, or may not be available at all. Our capital is limited and may not be adequate to protect us from dilution in multiple rounds of financing in connection with our acquisitions and operation of Dealerships.

Failure of a Dealership. Dealerships may fail, which would negatively affect our investment return. We will continue to focus our acquisitions in the automotive retail industry, specifically assets of and interests in income producing automobile dealerships in North America, and it is possible that the automotive retail sector could suffer more so in the states in which our Dealerships operate. There are no legal requirements as to concentration or diversification imposed on us with respect to the allocation of assets among different sectors, such as are imposed on registered investment companies. No assurance can be given that the failure of one or more Dealership will not have a material adverse effect on us.

Lack of Publicly Available Information Regarding Acquisitions. The interests in the Dealerships will not be offered under registration statements under the 1933 Act. In addition, Dealerships will not be subject to the periodic information and reporting provisions of the 1934 Act. Accordingly, publicly-available information about Dealerships may be limited. We will be required to rely on the ability of GPB to obtain adequate information to evaluate the potential operational returns from acquiring these companies. If GPB is unable to uncover all material information about Dealerships, it may not make a fully informed acquisition decision, and we may lose some or all of our capital on such acquisitions.

Risks Related to Acquiring and Operating Portfolio Companies. We have and expect to continue to acquire and operate companies with smaller market capitalizations. Acquisitions of small- and medium-capitalization companies involve significantly greater risks than acquisitions of larger, better-known companies. There is ordinarily a more limited marketplace for the purchase of interests in smaller, private companies, which may make it difficult to source acquisitions. In addition, the relative illiquidity of interests in privately-held companies generally, and the somewhat greater illiquidity of interests in small- and medium-sized privately-held companies, could make it difficult for us to react to negative economic or political developments. Any sale of one of our Dealerships or our interests therein could take a significant period of time to sell due to market conditions, availability of financing, lack of demand, and other conditions. Because there will be no readily available market for our Dealerships, those acquisitions cannot be sold quickly and will be difficult to value. Determination of fair values for such companies involves judgments that are not susceptible to substantiation by auditing procedures. Values assigned to our Dealerships may not accurately reflect values that may be actually realized if we seek to dispose of them. Accordingly, Investors should expect to hold their investments in us for the long-term and realize their returns from cash flows from our operations.

Illiquid Holdings & Difficulty of Valuation. We acquire private companies for which no (or only a limited) liquid market exists or that are subject to legal or other restrictions on transfer. While the majority of our Dealerships are acquired and operated for the purpose of generating income from operations and will be held indefinitely, we may consider strategic transactions on an opportunistic basis, such as an initial public offering, spin-off of businesses, or sale of one of our Dealerships or group of Dealerships. Even if we were required to sell one of our Dealerships or group of Dealerships, we could be unable to sell assets or to realize what we perceive to be their fair value in the event of a sale. Because there will be no readily available market for our Dealerships, such Dealerships cannot be sold quickly and will be difficult to value. Our determinations of fair value may differ materially from the values that would have been used if a ready market for these Dealerships existed. Our net asset value would be adversely affected if our determinations regarding the fair value of our Dealerships were materially higher than the values that we ultimately realize upon the disposal of such Dealerships.

 24 | P a g e

Risk Inherent In Dealership Acquisitions. Acquisitions of private companies involve a high degree of risk, including that private companies:

•	may have limited financial resources and may require substantial amounts of financing that may not be available;
•	typically have smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;
•

are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on a Dealership and, in turn, on us;

•	generally have less predictable operating results, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position;
•	may be particularly susceptible to economic slowdowns or recessions and may be unable to repay their loans or meet other obligations during these periods; and
•	often experience unexpected problems in the areas of marketing, financing, and general management, which, in some cases, cannot be adequately solved.

There can be no assurance of the success of such enterprises.

Follow-on Funding Requirements. Following our initial acquisition of a Dealership, we may be required to make additional capital contributions to the Dealership. Such additional contributions may be necessary to protect our interest in Dealerships that require additional financing to carry out their business plans. There is no assurance that we will make such additional contributions or that we will have the ability to do so. The failure to make additional contributions may impact our ability to realize a meaningful return and may impact the recovery of our contribution.

Financing for Acquisitions. We cannot ascertain the capital requirements for all of our potential acquisitions. To the extent that financing proves to be unavailable or unavailable on favorable terms when needed to consummate a particular acquisition, we would be compelled to either restructure the transaction or abandon that particular acquisition and seek an alternative target business candidate. In addition, if we consummate an acquisition, we may require additional financing to fund the operations or growth of the target business. Such financing may not be available on acceptable terms, if at all. The failure to secure financing could have a material adverse effect on the continued development or growth of the Dealerships. GPB and its affiliates, other than us, are not required to provide any financing in connection with or after an acquisition. If a Dealership is unable to generate sufficient cash flow to meet its obligations, including any debt service obligations for financing, the Dealership may default under its loan obligations, be required to sell assets, obtain additional financing, or alternatively, liquidate, which could have a material adverse effect on our business, financial condition, results of operations and ability to pay distributions. If we guarantee any such indebtedness, we could be required to sell assets or obtain additional financing to repay any guaranteed amounts, which could have a material adverse effect on our business, financial condition, results of operations, and ability to pay distributions.

1934 Act Reporting Requirements. A class of Units was beneficially owned by 2,000 or more persons for purposes of the 1934 Act as of December 31, 2017, and thus the Units are required to be registered under the 1934 Act and will be subject to the information and reporting requirements of the 1934 Act. Once the Units are registered, the reporting obligations under the 1934 Act will entail significant administrative burdens, including legal and accounting costs that could negatively impact our operations and returns to Limited Partners. While Limited Partners will be provided more comprehensive publicly reported financial and other information about us once we are registered under the 1934 Act, such registration may divert cash and managerial resources from our operations and may therefore reduce our returns to Limited Partners.

The delay in production of audited financial statements for the Company has delayed GPB’s registration of the Units under the 1934 Act. We intend to register under the 1934 Act as soon as possible.

Regulation Under the 1940 Act. In general, a company that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities may be deemed to be an investment company under the 1940 Act. The 1940 Act contains substantive legal requirements that regulate the manner in which investment companies are permitted to conduct their business activities. We have not been, do not intend to be, and do not expect to be required to be registered as an investment company under the 1940 Act, and therefore we will not be subject to the provisions of the 1940 Act designed to protect investment company shareholders. As such, our unitholders will not receive the protections afforded by the 1940 Act to unitholders in a registered investment company.

 25 | P a g e

Our intention to not operate as an investment company limits our operations in certain ways. For example, since we are not an investment company, we may determine to not acquire or dispose of an asset that we would acquire or dispose of if we were an investment company, or we may make an acquisition or disposition at a different time, under different circumstances, or in a different manner than would an investment company. If a court, the SEC, or its staff provides additional precedent or guidance bearing upon our activities such that we could be required to register as an investment company, we may be required to adjust our business strategy accordingly so as to avoid any such requirement. Any such adjustments could limit our ability to pursue our business strategy, and could therefore materially and adversely affect our business, financial condition and results of operations. Any additional legal precedent, including guidance from the SEC or its staff, could inhibit our ability to pursue the business strategies we have chosen.

New regulatory or other developments could subject us to regulation as an investment company and could require us to restructure our business operations, sell certain of our assets or abstain from the purchase of certain assets. Registration under the 1940 Act would require us to comply with a variety of substantive requirements that impose, among other things, burdensome compliance obligations, limitations on capital structure, restrictions on specified investments, restrictions on borrowings and other leverage and prohibitions on transactions with affiliates.

If the SEC or a court of competent jurisdiction were to conclude that we are required to register as an investment company, possible consequences include, but are not limited to the following: (i) we could be found in violation of the requirement to register as an investment company under the 1940 Act; (ii) the SEC could apply to a U.S. district court to enjoin the violation; (iii) we could be subject to lawsuits to recover any damages caused by the violation; and (iv) any contract to which we are a party that is made in violation of the 1940 Act could be unenforceable by any party to the contract. Should we be subjected to any or all of the foregoing, our business, financial condition and results of operations would be materially and adversely affected.

If we were deemed to be an investment company in the future, we would, among other things, effectively be precluded from making public offerings of our securities in the United States. This could impede our ability to raise additional capital or to implement our business plan.

Regulation Under the Patriot Act. The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“Patriot Act”) provides, among other things, safeguards against laundering money in the United States. Title III of the Patriot Act, referred to as the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (“IMLA”), imposes obligations on financial service entities, including companies like us under anti-money laundering (“AML”) provisions. The Treasury Department adopted rules under the Patriot Act implementing the AML provisions. Many entities are required, under the Treasury rules, to implement procedures designed to detect and report suspicious activities that identify potential illegal activity. If we are required to comply with the AML provisions, we would be required to implement procedures and make reports when necessary. Penalties for not implementing and maintaining effective AML compliance programs could result in prosecution, regulatory enforcement action and adverse publicity for both us and GPB.

Other Regulatory Burdens. We and our Dealerships are subject to laws and regulations enacted by national, regional and local governments. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, acquisitions and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations. In addition, we expect that the Patient Protection and Affordable Care Act (the “Affordable Care Act”) will increase any annual employee health care costs that we or our Dealerships fund, and significantly increase the cost of compliance and compliance risk related to offering health care benefits.

In addition, if certain aspects of the Affordable Care Act are amended, repealed or successfully challenged, employee health care costs, for us and the entities in which we acquire, as applicable, will be impacted and potentially increase the compliance cost related to offering health care benefits and any risk associated with lack of compliance.

Systems Risks. We depend on GPB to develop and implement appropriate systems for our activities. The ability of our systems to accommodate increasing volume could also constrain our ability to manage our portfolio. In addition, certain of GPB’s operations may interface with or depend on systems operated by third parties, and there may be inadequate means to verify the risks or reliability of such third-party systems. These programs or systems may be subject to certain defects, failures or interruptions, including those caused by worms, viruses and power failures. Any such defect or failure could have a material adverse effect on us. Although GPB endeavors to provide sufficient redundancy and back-up for material information related to us, GPB is not liable to us for losses caused by systems failures.

 26 | P a g e

Inadequate Capital. We need substantial capital in order to acquire dealerships. We currently finance acquisitions by using proceeds from sales of our Units and borrowings for real property purchases, blue sky financing and working capital. The cost of obtaining money from the credit markets and debt capital markets is subject to change, including through tightening standards or higher interest rates. Accordingly, our ability to make acquisitions could be adversely affected if our access to capital is limited.

We intend to continue to acquire Dealerships that we will operate and hold for the long-term. Operating cash flow, if any, generated from our acquisitions may not be sufficient to cover operating expenses. If for any reason our available cash from operations are insufficient to fund our expenses and the expenses of our Dealerships, we or such Dealerships may seek, and in some cases have previously obtained, additional debt financing, which would or do, as applicable, accrue interest and would be payable prior to any distributions to equity holders. Such sources or other sources of funding may not be available or may not be available under terms that are acceptable. Any additional financing by us could ultimately dilute your interest in us.

Adverse capital and credit market conditions could affect our ability to meet liquidity needs, as well as our access to capital and cost of capital. The capital and credit markets have experienced extreme volatility and disruption from time to time. Instability or disruptions of the capital and credit markets and deterioration of our financial condition, alone or in combination, could prohibit or restrict us from accessing external sources of short- and long-term debt financing and/or significantly increase the associated costs. In addition, an increase in interest rates would make it more expensive to use debt for our financing needs, if any. If we are unable to obtain financing favorable to us, our acquisition strategy, business, financial condition and results of operations could be materially and adversely affected.

Changes in Environment. Our acquisition program is intended to extend over an indefinite period of time during which the business, economic, political, regulatory, and technology environment within which we will operate Dealerships may undergo substantial changes, some of which may be adverse to us. GPB, on our behalf, will have the exclusive right and authority to determine the manner in which we respond to such changes, and LPs generally will have no right to withdraw from the Company or to demand specific modifications to our operations in consequence thereof.

Leverage. Our acquisitions, directly or indirectly, may be leveraged acquisitions. Utilization of leverage is a speculative technique and involves risks to Investors. While leverage may enhance total returns to Investors, if operating cash flows fail to cover borrowing costs, then returns to the LPs will be lower than if there had been no borrowings. To the extent we utilize leverage in an acquisition, the acquisition will be subject to increased exposure to adverse economic factors such as a significant rise in interest rates, a severe downturn in the economy or deterioration in the conditions of such acquisition. In the event of our dissolution, our lenders and holders of our debt securities would receive a distribution of our available assets before distributions to Unit holders. Any new units of limited partnership interest may have a preference over the Units with respect to distributions and upon dissolution, which could further limit our ability to make distributions to Investors. Because our decision to incur debt and issue securities, including Units, in any future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or our future debt and equity financings. Further, market conditions could require us to accept less favorable terms for the issuance of our units in the future, including issuing limited partnership interests at a discount to market value. Accordingly, Investors will bear the risk of future offerings reducing the value of their Units, diluting their interest in us.

Certain of our debt agreements contain covenants that limit the discretion of our management with respect to various business matters. These covenants place restrictions on, among other things, our ability to incur additional indebtedness, to create liens or other encumbrances, and to sell or otherwise dispose of assets and to merge or consolidate with other entities. A failure by us to comply with the obligations contained in any of our debt agreements could result in an event of default, which could permit acceleration of the related debt as well as acceleration of debt under other debt agreements that contain cross-acceleration or cross-default provisions. If any of our debt is accelerated, our liquid assets may not be sufficient to repay in full such indebtedness and our other indebtedness. Additionally, we have granted certain manufacturers the right to acquire our Dealerships franchised by those manufacturers in specified circumstances. Under some of our debt agreements, we are required to remain in compliance with a covenants like a maximum leverage ratio and/or may be subject to cash flow recapture in the event we do not meet the required threshold on the leverage ratio.

If our earnings decline, we may be unable to comply with the financial ratios required by certain of our credit agreements. In such case, we would seek an amendment or waiver of our credit agreements or consider other options. There can be no assurance that our lenders would agree to an amendment or waiver of our credit agreement. In the event we obtain an amendment or waiver of our credit agreement, we would likely incur additional fees and higher interest expense.

 27 | P a g e

Our substantial indebtedness could have important consequences. For example:

•	We may have difficulty satisfying our debt service obligations and, if we fail to comply with these requirements, an event of default could result;

•

We may be required to dedicate a substantial portion of our cash flow from operations to make required payments on indebtedness, thereby reducing the availability of cash flow for working capital, capital expenditures, acquisitions, and other general corporate activities;

•	Covenants relating to our indebtedness may limit our ability to obtain financing for working capital, capital expenditures, acquisitions, and other general corporate activities;

•	Covenants relating to our indebtedness may limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	We may be more vulnerable to the impact of economic downturns and adverse developments in our business;

•	We may be placed at a competitive disadvantage against any less leveraged competitors; and
•	Our variable interest rate debt will fluctuate with changing market conditions and, accordingly, our interest expense will increase if interest rates rise.

The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations, prospects, and ability to satisfy our debt service obligations.

Undisclosed Strategy. Our acquisition and operational strategies and techniques employed to attempt to reach our goals are proprietary and may not be fully disclosed to potential Investors (or to LPs). As a result, a potential Investor’s decision to invest in us must be made without the benefit of reviewing and analyzing our strategies and techniques in their entirety.

Preference of Certain Fees Regardless of Profitability. Certain entities and persons referenced herein, including GPB, are entitled to receive the various fees described herein regardless of whether we or any of our Dealerships, operate at a profit. To the extent that our Dealerships are not generating sufficient revenue to pay the fees, we may have to pay these fees out of other available cash, thus further reducing the amount of cash available for distribution to the LPs or to pay other expenses. Similarly, Dealerships may be required to pay certain fees to GPB or Related Parties for services outlined in this Memorandum whether or not the Dealerships are operating at a profit.

Risks of Senior Debt. We make senior secured loans to private North American companies, including middle- market companies. There is a risk that any collateral pledged by Dealerships in which we have taken a security interest may decrease in value over time or lose its entire value, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the Dealership to raise additional capital. To the extent our debt is collateralized by the securities of a Dealership’s subsidiaries, such securities may lose some or all of their value in the event of a bankruptcy or insolvency. Also, in some circumstances, our security interest may be contractually or structurally subordinated to claims of other creditors. In addition, deterioration in a Dealership’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the debt. Under-collateralized secured debt involves a greater risk of loss. The security backing the debt does not guarantee that we will receive principal and interest payments according to the debt’s terms, or at all, or that we will collect on the debt should we be forced to enforce our remedies.

Other Senior Debt of Dealerships. Our Dealerships may have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt in which we invest. By their terms, such debt instruments may entitle the holders to receive payment of interest or principal on or before the dates on which we are entitled to receive payments with respect to the debt instruments in which we invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a Dealership, holders of debt instruments ranking senior to our debt positions in that Dealership would typically be entitled to receive payment in full before we receive any proceeds. After repaying such senior creditors, such Dealership may not have any remaining assets to use for repaying its obligation to us. In the case of debt ranking equally with debt instruments in which we invest, we would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant Dealership.

Debt Assets Subordinated to Claims of Other Creditors or Lender Liability Claims. If one of our Dealerships were to go bankrupt, depending on the facts and circumstances, including the extent to which we provided managerial assistance to that Dealership, a bankruptcy court might recharacterize our debt assets and subordinate all or a portion of our claim to that of other creditors. In situations where a bankruptcy carries a high degree of political significance, our legal rights may be subordinated to other creditors. We may also be subject to lender liability claims for actions taken by us with respect to a borrower’s business or in instances where we exercise control over the borrower or render significant managerial assistance.

 28 | P a g e

Control of Dealerships. While we have acquired, and intend to continue to acquire assets of or majority in and / or primary control interests in Dealerships, we may not have control to act on all matters without the consent of other investors in these companies. We also may not control our Dealerships for which we act as lender, even though we may have board representation or board observation rights, and our debt agreements with such Dealerships may contain certain restrictive covenants. As a result, we are subject to the risk that the management of a Dealership we acquire may make business decisions with which we disagree and the management of such company, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not serve our interests as investors. Due to the lack of liquidity, we may not be able to dispose of our interests in our Dealerships as readily as we would like or at an appropriate valuation. As a result, management of a Dealership may make decisions that could decrease the value of our portfolio holdings, which could materially and adversely affect our business, financial condition, and results of operations.

Risks Associated with Changes in Interest Rates. In connection with our debt investments, we will be subject to financial market risks, including changes in interest rates. General interest rate fluctuations may have a substantial negative impact on our debt investments and lending opportunities and, accordingly, have a material adverse effect on our objectives and the return realized by our LPs. In addition, an increase in interest rates would make it more expensive to use debt for our financing needs, if any.

Interest rates have recently been at or near historic lows. In the event of a rising interest rate environment, payments under floating rate debt instruments generally would rise and there may be a significant number of issuers of such floating rate debt instruments that would be unable or unwilling to pay such increased interest costs and may otherwise be unable to repay their loans. Debt investments with a floating rate may also decline in value in response to rising interest rates if the interest rates of such debt investments do not rise as much, or as quickly, as market interest rates in general. Similarly, during periods of rising interest rates, fixed rate debt investments may decline in value because the fixed rates of interest paid thereunder may be below market interest rates.

Future Economic Recessions or Downturns. Many of our Dealerships may be susceptible to economic slowdowns or recessions (such as the economic downturn that occurred from 2008 through 2009) and therefore we or the Dealerships may be unable to repay our debt during these periods. As a result, our non-performing assets would be likely to increase, and the value of our portfolio is likely to decrease, during these periods. Adverse economic conditions may also decrease the value of any collateral securing our debt investments. A prolonged recession may further decrease the value of such collateral and result in losses of value in our portfolio and a decrease in our revenues, net income and asset value. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us on terms we deem acceptable. These events could prevent us from increasing the number of acquisitions we can make and could materially and adversely affect our business, financial condition, and results of operations.

Economic downturns or recessions may also result in a Dealership’s failure to satisfy financial or operating covenants imposed by us or other lenders, which could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on its assets representing collateral for its obligations. Defaults or acceleration could trigger cross defaults under other agreements and jeopardize our ability to achieve our expected return on our investments in such Dealerships. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting Dealership. Additionally, if we or any of the dealerships we acquire or invest in are unable to pay their debts as they become due, we could suffer losses in our acquisitions and investments, which could materially and adversely affect our business, financial condition, and results of operations.

Covenant Breaches. A Dealership’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize a Dealership’s ability to meet its obligations under the debt or equity securities that we anticipate holding. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting Dealership.

Leverage of Dealerships. Some of our potential Dealerships may be highly leveraged, which may have adverse consequences to these companies and to us as an investor. These companies may be subject to restrictive financial and operating covenants and the leverage may impair these companies’ ability to finance their future operations and capital needs. As a result, these companies’ flexibility to respond to changing business and economic conditions and to take advantage of business opportunities may be limited. Further, a leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.

 29 | P a g e

Automotive Retail Risks

As discussed elsewhere in this Memorandum, we intend to devote 30-50% of our capital to acquiring and operating retail automotive dealerships (“Dealerships”), which face their own unique set of risks and uncertainties, such as the following.

Adverse Economic Conditions. The Automotive Retail industry, and especially new vehicle unit sales, is influenced by general economic conditions, particularly consumer confidence, the level of personal discretionary spending, interest rates, fuel prices, unemployment rates, credit availability, auto emission and fuel economy standards, the rate of inflation, currency exchange rates, the level of manufacturers’ production capacity, manufacturer incentives and consumers’ reaction to such incentives, intense industry competition, the prospects of war, other international conflicts or terrorist attacks, weather conditions, product quality, affordability and innovation, the number of consumers whose vehicle leases are expiring and the length of consumer loans on existing vehicles. During economic downturns, retail new vehicle sales typically experience periods of decline characterized by oversupply and weak demand. Our business environment can become more difficult if there is an economic slowdown, tightening of the credit markets and credit standards, volatility in consumer preference around fuel- efficient vehicles in response to volatile fuel prices and concern about domestic manufacturer viability. As a result, the Automotive Retail industry has periodically experienced, and could experience in the future, a decline in vehicle sales and margins.

Changes in interest rates can significantly impact new vehicle sales and vehicle affordability due to the direct relationship between rates and monthly loan payments, a critical factor for many vehicle buyers because of the impact interest rates have on customers’ borrowing capacity and disposable income.

Fuel prices have remained volatile and may continue to affect consumer preferences in connection with the purchase of vehicles. Rising fuel prices may make consumers less likely to purchase larger, more expensive vehicles, such as sports utility vehicles or luxury automobiles and more likely to purchase smaller, less expensive and more fuel-efficient vehicles. Further increases or sharp declines in fuel prices could have a material adverse effect on our business, financial condition and results of operations.

In addition, local economic, competitive and other conditions affect the performance of our Dealerships. The general economic conditions of the regions in which our dealerships are located and the spending habits of individuals in those regions will heavily affect our business, financial condition and results of operations.

Our Dealerships May Be Located in a Small Number of Geographic Regions. Our Dealerships are located in a small number of states, including New York, New Jersey, Connecticut, Pennsylvania, Texas, Massachusetts, New Hampshire, Vermont and Maine. As such, our Dealership operations may be adversely affected by economic conditions in a relatively small number of regions in the country.

Consumer Demand for New Vehicles. The success of our Dealerships depends in large part on the overall success of the vehicle lines they carry. New vehicle sales generate the majority of our total revenue and lead to sales of higher-margin products and services such as finance, insurance, vehicle protection products and other aftermarket products, and parts and service operations. Our new vehicle sales operations expose us to manufacturer concentration risks. Although our parts and service operations and used vehicle sales may serve to offset some of this risk, changes in automobile manufacturers’ vehicle models and customer demand for particular vehicles may have a material adverse effect on our business.

Manufacturers typically allocate their vehicles among dealerships based on the sales history of each dealership. Supplies of popular new vehicles may be limited by the applicable manufacturer’s production capabilities. Popular new vehicles that are in limited supply typically produce the highest profit margins. We depend on manufacturers to provide us with a desirable mix of popular new vehicles. Our business, financial conditions and results of operations may be materially adversely affected if we do not obtain a sufficient supply of these vehicles on a timely basis.

Natural Disasters & Adverse Weather Events. Actual or threatened natural disasters and severe weather events (such as hurricanes, earthquakes, fires, landslides, and hail storms) could affect the regions in which our Dealerships operate and disrupt Dealership operations, which may adversely impact our business, results of operations, financial condition, and cash flows. In addition to business interruption, the Automotive Retail business is subject to substantial risk of property loss due to the significant concentration of property values at Dealership locations. We may be exposed to uninsured or underinsured losses that could have a material adverse effect on our business, financial condition, and results of operations.

 30 | P a g e

In addition, natural disasters in certain regions may adversely impact new vehicle production and the global automotive supply chain. A natural disaster in one region could disrupt the supply chain in another region. For example, in 2011, the earthquake and tsunami that struck Japan and the flooding in Thailand caused significant production and supply chain disruptions that resulted in significantly reduced new vehicle production and lower new vehicle shipments by Japanese manufacturers. These disruptions also impacted non-Japanese manufacturers that rely on components produced in Japan and / or Thailand.

Property Loss, Business Interruption or Other Liabilities. Our Dealership business will be subject to substantial risk of loss due to the significant concentration of property values, including vehicle and parts inventories; claims by employees, customers and third parties for personal injury or property damage; and fines and penalties in connection with alleged violations of regulatory requirements. Some of these risks are not covered by our insurance, and certain insurers have limited available property coverage in response to the natural catastrophes experienced in recent years. If we experience significant losses that are not covered by our insurance, whether due to adverse weather conditions or otherwise, or we are required to retain a significant portion of a loss, it could have a materially adverse effect on us, our business, financial condition and results of operations.

Conditions in the Credit Markets in the U.S. If the credit market tightens, there will be a decrease in the availability of automotive loans and leases in the automotive finance market. As a result, new and used vehicle sales and margins could decrease. A significant portion of vehicle buyers, particularly in the used car market, finance their vehicle purchases. Sub-prime finance companies have historically provided financing for consumers who, for a variety of reasons, including poor credit histories and lack of a down payment, do not have access to more traditional finance sources. Economic conditions could cause sub-prime finance companies to tighten their credit standards, which would reduce available credit and adversely affect used vehicle sales and margins. If sub-prime finance companies apply higher standards, if there is any tightening of credit standards used by sub-prime finance companies, or if there is any decline in the overall availability of credit in the sub-prime lending market, the ability of these consumers to purchase vehicles could be limited, which could have a material adverse effect on the used car business.

Unfavorable Economic Conditions in the U.S. and / or Europe. The unfavorable economic conditions that have affected the United States for the past few years, including low economic growth, high unemployment, and the decline in wealth resulting from depressed housing and equity markets, have adversely impacted the Automotive Retail market. Concerns over sovereign debt levels in the United States and / or the failure by Congress and the President of the United States to address federal deficits and rising debt levels or to raise the debt ceiling, and the possible negative implications to banks and the global economy arising out of the European debt crisis, could adversely impact the U.S. economy, credit availability, consumer confidence, and demand for new and used vehicles. Continuing or worsened unfavorable economic conditions in the United States or elsewhere could adversely impact our business and results of operations.

Goodwill and Intangible Assets. Goodwill and indefinite-lived intangible assets are subject to impairment assessments at least annually (or more frequently when events or changes in circumstances indicate that an impairment may have occurred) by applying a fair-value based test. Our principal intangible assets are goodwill and our rights under our framework, franchise and related agreements with vehicle manufacturers. A decrease in our profitability increases the risk of goodwill impairment. Negative or declining cash flows or a decline in actual or planned revenues or operating income of our Dealerships increases the risk of franchise rights impairment. An impairment loss could have a material adverse impact on our business, financial condition and results of operations.

Continued Viability & Overall Success of a Limited Number of Manufacturers. We will continue to be subject to a concentration of risks related with automobile manufacturers’ operations, including their financial distress, merger, sale or bankruptcy, including potential liquidation. The success of our Dealerships will be dependent on vehicle manufacturers in several key respects. First, we continue to rely exclusively on the various vehicle manufacturers for new vehicle inventory. Our ability to sell new vehicles will be dependent on a vehicle manufacturer’s ability to produce and allocate to our Dealerships an attractive, high quality, and desirable product mix at the right time in order to satisfy customer demand. Second, manufacturers generally support their franchisees by providing direct financial assistance in various areas, including, among others, floorplan assistance and advertising assistance. Third, manufacturers provide product warranties and, in some cases, service contracts to customers. To the extent our Dealerships perform warranty and service contract work for vehicles under manufacturer product warranties and service contracts, the Dealerships will direct bill the manufacturer as opposed to invoicing the customer. At any particular time, Dealerships will have significant receivables from manufacturers for warranty and service work performed for customers, as well as for vehicle incentives. In addition, our Dealerships often rely on manufacturers for original equipment manufactured replacement parts, training, product brochures, point of sale materials, and other items.

 31 | P a g e

Vehicle manufacturers may be adversely impacted by economic downturns or recessions, significant declines in the sales of their new vehicles, increases in interest rates, adverse fluctuations in currency exchange rates, declines in their credit ratings, reductions in access to capital or credit labor strikes or similar disruptions (including within their major suppliers), supply shortages or rising raw material costs, rising employee benefit costs, adverse publicity that may reduce consumer demand for their products (including due to bankruptcy), product defects, vehicle recall campaigns, litigation, poor product mix or unappealing vehicle design, governmental laws and regulations, or other adverse events. During the recent economic downturn, vehicle manufacturers and in particular domestic manufacturers, were adversely impacted by the unfavorable economic conditions in the United States. In the event of another significant economic downturn, our business, financial condition and results of operations could be materially and adversely affected.

Vehicle manufacturers are subject to federal fuel economy requirements, which increased substantially as a result of a new national program being implemented by the U.S. government to regulate greenhouse gases and fuel economy standards. These new requirements could adversely affect the ability of manufacturers to produce, and our ability to sell, vehicles in demand by consumers at affordable prices, which could materially and adversely impact the profitability of our Dealerships.

Our Dealerships could also be materially and adversely impacted by another bankruptcy of a major vehicle manufacturer or related lender. For example,

•	a manufacturer in bankruptcy could attempt to terminate all or certain of our Dealership franchises, with that manufacturer in which case we may not receive adequate compensation for our franchises;
•	consumer demand for such manufacturer’s products could be materially and adversely affected;
•	a lender in bankruptcy could attempt to terminate our floorplan financing and demand repayment of any amounts outstanding;
•

we may be unable to arrange financing for our customers for their vehicle purchases and leases through such lender, in which case we would be required to seek financing with alternate financing sources, which may be difficult to obtain on similar terms, if at all;

•

we may be unable to collect some or all of our significant receivables that are due from such manufacturer or lender, and we may be subject to preference claims relating to payments made by such manufacturer or lender prior to bankruptcy; and

•	such manufacturer may be relieved of its indemnification obligations with respect to product liability claims.

Additionally, any such bankruptcy may result in us being required to incur impairment charges with respect to the inventory, fixed assets, and intangible assets related to certain franchises, which could adversely impact our results of operations, financial condition, and our ability to remain in compliance with the financial ratios contained in our debt agreements. Tens of billions of dollars of U.S. government support were provided to Chrysler, General Motors, and Ally Financial (formerly known as GMAC). There can be no assurance that U.S. government support will be provided to the same extent or at all in the event of another bankruptcy of a major vehicle manufacturer or related lender. As a result, the potential adverse impact on our financial condition and results of operations could be relatively worse in a manufacturer or related lender bankruptcy which is not financially supported by the U.S. government.

Franchise Agreement Renewals. Our Dealerships operate under framework, franchise, and other related agreements with one of our manufacturers (or authorized distributors). Without such agreements, our Dealerships cannot obtain new vehicles from a manufacturer, receive floorplan and advertising assistance, perform warranty- related services or purchase parts at manufacturer pricing. As a result, our Dealerships are significantly dependent on relationships with these manufacturers, which exercise a great degree of influence over their operations through the framework, franchise, and other related agreements. For instance, manufacturers have to approve all purchases and sales of dealerships. In addition, we have granted certain manufacturers the right to acquire our dealerships franchised by that manufacturer in specified circumstances, which may lead to negotiations with the manufacturers on valuation of our assets.

Framework, franchise, and other related agreements may be terminated or not renewed by the manufacturer for a variety of reasons, including any unapproved changes of ownership or management and other material breaches of such agreements. We cannot guarantee all of the framework, franchise, and other related agreements that our Dealerships are or will be party to will be renewed at all or renewed on equally favorable terms. Further, the failure by us to maintain framework, franchise, and other related agreements with one manufacturer may prohibit us from obtaining such agreements with the same manufacturer or impede our ability to obtain or maintain such agreements with other manufacturers. In addition, actions taken by manufacturers to exploit their bargaining position in negotiating the terms of renewals of framework, franchise, and other related agreements could also have a material adverse effect on revenues and profitability. Our future results of operations may be materially and adversely affected to the extent that franchise rights that our Dealerships enjoy become compromised or operations restricted due to the terms of framework, franchise, and other related agreements. Furthermore, our dealerships rely on the protection of state franchise laws in the states in which our dealerships operate and if those laws are repealed or weakened, our dealerships’ framework, franchise, and related agreements may become more susceptible to termination, non-renewal, or renegotiation.

 32 | P a g e

Framework, franchise, and other related agreements often do not give a Dealership the exclusive right to sell a manufacturer’s product within a given geographic area. Subject to state laws that are generally designed to protect dealers, a manufacturer may grant another dealer a franchise to start a new dealership near the location of one of our Dealerships, or an existing dealership, with the manufacturer’s approval, may move its dealership to a location that would more directly compete against one of our Dealerships. The location of new dealerships near our dealerships could materially and adversely affect operations and reduce the profitability of our Dealerships.

Additionally, our dealerships’ framework and franchise agreements contain restrictions regarding a change in control, which may be outside of our control.

Failure to Secure, Renew, or Maintain Franchise Agreements. Our framework, franchise and dealer agreements prohibit transfers of any ownership interests of a dealership and, in some cases, its parent, without prior approval of the applicable manufacturer. Our existing framework, franchise and dealer agreements could be terminated if a person or entity acquires a substantial ownership interest in us or acquires voting power above certain levels without the applicable manufacturer’s approval. In addition, if we cannot obtain any requisite approvals on a timely basis, we may not be able to issue additional equity or otherwise raise capital on terms acceptable to us. These restrictions may also prevent or deter a prospective acquirer from acquiring control of us.

Failure to Meet Manufacturers’ Consumer Satisfaction Requirements. A manufacturer may condition its allotment of vehicles, participation in bonus programs, or acquisition of additional franchises upon our compliance with its brand and facility standards. These standards may require investments in technology and facilities that we otherwise would not make. This may put us in a competitive disadvantage with other competing dealerships and may ultimately result in our decision to sell a franchise when we believe it may be difficult to recover the cost of the required investment to reach the manufacturer’s brand and facility standards.

In addition, many manufacturers measure customers’ satisfaction with their sales and warranty service experiences through systems that are generally known as customer satisfaction indices, or CSI. Manufacturers sometimes use a dealership’s CSI scores as a factor in evaluating applications for additional dealership acquisitions. A manufacturer may refuse to consent to a franchise acquisition by us if our dealerships do not meet their CSI standards. This could materially and adversely affect our acquisition strategy. In addition, because we receive incentive payments from the manufacturers based in part on CSI scores, future payments could be materially reduced or eliminated if our CSI scores decline.

Manufacturers can also set performance standards with respect to sales volume and sales effectiveness, and can influence the naming and marketing of our Dealerships’ stores, our Dealerships’ digital channels, our Dealerships’ selection of management, product stocking and advertising spending levels, and the level at which our Dealerships are capitalized. Manufacturers also impose minimum facility requirements that can require significant capital expenditures. We cannot assure you that our stores will be able to comply with manufacturers’ sales, customer satisfaction, performance, facility, and other requirements in the future, which may adversely affect our business, financial condition and results of operations.

Manufacturers may also have certain rights to restrict our dealerships’ ability to provide guaranties, pledges of our interest in our dealerships, and liens on our dealerships’ assets, which could adversely impact our ability to obtain financing for our business and operations on favorable terms or at desired levels.

Failure to Acquire Dealerships & Successfully Integrate Them Into our Business. Growth in our revenues and earnings will depend on our ability to acquire Dealerships and successfully integrate those Dealerships into our operations, which we may be unable to do. We cannot guarantee that we will identify and acquire Dealerships— some manufacturers may not approve acquirers with our structure, and our ability to acquire Dealerships would be impaired if we were denied manufacturer approval. Similarly, if we acquired a Dealership and the manufacturer later terminated the ownership, such termination could materially impair our ability to acquire other Dealerships of that manufacturer or potentially other manufacturers. In addition, we cannot guarantee that any acquisitions will be successful. Restrictions by our manufacturers, as well as covenants contained in our debt instruments, may directly or indirectly limit our ability to acquire Dealerships. In addition, increased competition for acquisitions may develop, which could result in fewer acquisition opportunities available to us and / or higher acquisition prices. Some of our competitors may have greater financial resources than us.

 33 | P a g e

We will need substantial capital in order to acquire Dealerships. We currently intend to finance acquisitions by using Offering proceeds and borrowings for real property purchases and working capital. While it has improved recently, access to funding through the debt capital markets could become challenging again in the future. Also, in the recent past, the cost of obtaining money from the credit markets increased as many lenders and institutional investors increased interest rates, enacted tighter lending standards, refused to refinance existing debt as maturity at all or on terms similar to current debt, and reduced and, in some cases, ceased to provide funding to borrowers. Accordingly, our ability to make acquisitions could be adversely affected if our access to capital is limited.

Our future growth also depends on our ability to successfully integrate acquired dealerships in to our existing business. The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of our dealerships. The integration of new dealerships may be difficult, time consuming and costly. Our integration efforts may not be completed as planned, may take longer to complete or may be costlier than anticipated.

If we are unable to acquire dealerships, our access to acquisition opportunities is limited, or our integration efforts are not successful, our business, financial condition and results of operations could be materially and adversely affected.

Consumer Incentive & Marketing Programs of Manufacturers. Most vehicle manufacturers from time to time establish various incentive and marketing programs designed to spur consumer demand for their vehicles. These programs will impact our operations, particularly sales of new vehicles. Since these programs are often not announced in advance, they can be difficult to plan for when ordering inventory. Additionally, manufacturers may modify and discontinue these incentive and marketing programs from time to time, which could have a material adverse effect on our results of operations and cash flows.

Risk of Reputational Harm. We believe that our Dealerships have built excellent reputations as automotive retailers in the regions in which we operate. We believe that our continued success will depend on our ability to maintain and enhance the value of our retail brands across all of our sales channels, including in the communities in which we operate.

Consumers are increasingly shopping for new and used vehicles, automotive repair and maintenance services, and other automotive products and services online and through mobile applications, including through third-party online and mobile sales platforms, with which our Dealerships compete, that are designed to generate consumer sales leads that are sold to automotive dealers. If we and our Dealerships fail to preserve the value of the dealerships’ retail brands or to maintain our reputation, our business could be adversely impacted.

An isolated business incident at a single store could materially and adversely affect our other stores, retail brands, reputation, and sales channels, particularly if such incident results in adverse publicity, governmental investigations, or litigation. In addition, the growing use of social media by consumers increases the speed and extent that information and opinions can be shared, and negative posts or comments on social media about any of our Dealerships could materially damage our retail brands, reputation, and sales channels.

We have invested and will continue to invest substantial resources in marketing activities. There can be no assurance that our marketing strategies will be successful or that the amount we invest in marketing activities will result in improved financial results. If our marketing initiatives are not successful, we will have incurred significant expenses without the benefit of improved financial results.

Substantial Competition in Automotive Sales & Services. The Automotive Retail industry is highly competitive. We have and expect to continue to focus on dealerships with strong management, earnings and market share. While we believe acquisitions in these areas offer the opportunity for current yield through strong cash flows that may increase over time, such acquisitions also involve a high degree of risk. Depending on the geographic market, our Dealerships will compete with:

•	franchised automotive dealerships in markets that sell the same or similar makes of new and used vehicles that our Dealerships offer, occasionally at lower prices than our Dealerships;
•	other national or regional affiliated groups of franchised dealerships and / or of used vehicle dealerships;
•	rental car companies that sell their used rental vehicles;
•	private market buyers and sellers of used vehicles;
•	Internet-based vehicle brokers that sell vehicles obtained from franchised dealers directly to consumers;

 34 | P a g e

•	service center chain stores; and
•	independent service and repair shops.

In the future, automobile manufacturers may directly enter the retail market, which could have a material adverse effect on our Dealerships. Some automobile manufacturers have acquired in the past, and may attempt to acquire in the future, automotive dealerships in certain states. Our revenues and profitability could be materially and adversely affected by the efforts of manufacturers to enter the retail arena.

In addition to competition for vehicle sales, Dealerships will compete with franchised dealerships to perform warranty repairs and with other automotive dealers, franchised and independent service center chains and independent garages for non-warranty repair and routine maintenance business. Dealerships’ parts operations will compete with other automotive dealers, service stores and auto parts retailers. A number of regional or national chains offer selected parts and services at prices that may be lower than our Dealerships’ prices. Dealerships will also compete with a broad range of financial institutions in arranging financing for customers’ vehicle purchases. Further, our Dealerships’ competitors may have greater financial marketing and personnel resources and lower overhead and sales costs than our Dealerships have. If our Dealerships fail to compete effectively, our business, financial condition and results of operations could be materially and adversely affected.

In addition, the Internet has become a significant part of the advertising and sales process in the automotive industry. Customers are using the Internet as part of the sales process to compare pricing for cars and related finance and insurance services. Such price comparisons by our dealerships’ customers may reduce gross profit margins for new and used cars and profits for related finance and insurance services. Some web sites offer vehicles for sale over the Internet without the benefit of having a dealership franchise. If Internet new vehicle sales are allowed to be conducted without the involvement of franchised dealers, or if competing dealerships are able to effectively use the Internet to sell outside of their markets, our business could be materially and adversely affected. Our business, financial condition and results of operations could also be materially and adversely affected to the extent that Internet companies acquire dealerships or align themselves with our competitors’ dealerships.

Substantial Regulation. A number of state and federal laws and regulations affect our Dealership business, such as those relating to motor vehicle sales, retail installment sales, leasing, sales of finance, insurance, and vehicle protection products, licensing, consumer protection, consumer privacy, escheatment, anti-money laundering, environmental, vehicle emissions and fuel economy, health and safety, wage-hour, anti-discrimination, and other employment practices. Any failure to comply with these laws and regulations may result in the assessment of administrative, civil, or criminal penalties, the imposition of remedial obligations, such as extensive and expensive product recalls, or the issuance of injunctions limiting or prohibiting operations. In the states in which our Dealerships operate, the Dealerships are required to obtain various licenses in order to operate their businesses, including dealer, sales, finance and insurance-related licenses issued by state authorities. These laws also regulate the conduct of business, including advertising, operating, financing, employment and sales practices. Other laws and regulations include state franchise laws and regulations and other extensive laws and regulations applicable to new and used motor vehicle dealers, as well as various employment practices laws.

Dealerships’ financing activities with customers are subject to federal truth-in-lending, consumer leasing and equal credit opportunity laws and regulations, as well as state and local motor vehicle finance laws, installment finance laws, insurance laws, usury laws and other installment sales laws and regulations. In recent years, there has been an increase in activity related to oversight of consumer lending by the Consumer Financial Protection Bureau (“CFPB”), which has broad regulatory powers. The CFPB does not have direct authority over automotive dealers; however, its regulation of larger automotive finance companies and other financial institutions could affect our financing activities. Claims arising out of actual or alleged violations of law may be asserted against our Dealerships by individuals or governmental entities and may expose our Dealerships to significant damages or other penalties, including revocation or suspension of licenses to conduct our Dealership operations and fines.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) established a new consumer financial protection agency with broad regulatory powers. Although automotive dealers are generally excluded, the Dodd-Frank Act could lead to additional, indirect regulation of automotive dealers through its regulation of automotive finance companies and other financial institutions.

The enactment of new laws and regulations or the interpretation of existing laws and regulations in an unfavorable way may affect the operation of our business, directly or indirectly, which could result in substantial regulatory compliance costs, civil or criminal penalties, including fines, adverse publicity, decreased revenues and increased expenses.

Possible penalties for violation of any of these laws or regulations include revocation or suspension of licenses to operate and civil or criminal fines and penalties. In addition, many laws may give customers a private cause of action. Violation of these laws, the cost of compliance with these laws, or changes in these laws could result in adverse financial consequences to our dealerships.

 35 | P a g e

Stringent Federal, State & Local Environmental Laws & Regulations. Dealerships are subject to a wide range of federal, state and local environmental laws and regulations. As with automotive dealerships generally, and service, parts and body shop operations in particular, the automotive dealership business involves the use, storage, handling and contracting for recycling or disposal of hazardous substances or wastes and other environmentally- sensitive materials. These environmental laws and regulations may impose numerous obligations that are applicable to our Dealerships’ operations including the acquisition of permits to conduct regulated activities, the incurrence of capital expenditures to limit or prevent releases of materials from storage tanks and other equipment that they operate, and the imposition of substantial liabilities for pollution resulting from their operations. Numerous governmental authorities, such as the Environmental Protection Agency, and analogous state agencies, have the power to enforce compliance with these laws and regulations and the permits issued under them, oftentimes requiring difficult and costly actions. Failure to comply with these laws, regulations, and permits may result in the assessment of administrative, civil, and criminal penalties, the imposition of remedial obligations, and the issuance of injunctions limiting or preventing some or all of a Dealership’s operations.

Our dealerships’ operations involve the use, handling, storage and contracting for recycling and/or disposal of materials, such as motor oil and filters, transmission fluids, antifreeze, refrigerants, paints, thinners, batteries, cleaning products, lubricants, degreasing agents, tires and fuel. Consequently, our business is subject to a complex variety of federal, state and local requirements that regulate the environment and public health and safety.

Most of our dealerships use above ground storage tanks, and, to a lesser extent, underground storage tanks, primarily for petroleum-based products. Storage tanks are subject to periodic testing, containment, upgrading and removal under the Resource Conservation and Recovery Act and its state law counterparts. Clean-up or other remedial action may be necessary in the event of leaks or other discharges from storage tanks or other sources. In addition, water quality protection programs under the federal Water Pollution Control Act (commonly known as the “Clean Water Act”), the Safe Drinking Water Act and comparable state and local programs govern certain discharges from our operations. Similarly, certain air emissions from operations, such as auto body painting, may be subject to the federal Clean Air Act and related state and local laws. Health and safety standards promulgated by the Occupational Safety and Health Administration of the United States Department of Labor and related state agencies also apply.

Certain dealerships may become a party to proceedings under CERCLA, typically in connection with materials that were sent to former recycling, treatment and/or disposal facilities owned and operated by independent businesses. The remediation or clean-up of facilities where the release of a regulated hazardous substance occurred is required under CERCLA and other laws.

We incur certain costs to comply with environmental, health and safety laws and regulations in the ordinary course of our business. We do not anticipate, however, that the costs of such compliance will have a material adverse effect on our business, results of operations, cash flows or financial condition, although such outcome is possible given the nature of our operations and the extensive environmental, public health and safety regulatory framework. We may become aware of minor contamination at certain of our facilities, and we conduct investigations and remediation at properties as needed. In certain cases, the current or prior property owner may conduct the investigation and/or remediation or we have been indemnified by either the current or prior property owner for such contamination. We do not currently expect to incur significant costs for remediation. However, no assurances can be given that material environmental commitments or contingencies will not arise in the future, or that they do not already exist but are unknown to us.

If we are found to be in purported violation of or subject to liabilities under any of these laws or regulations, or if new laws or regulations are enacted that impact our Dealerships, our business, financial condition and results of operations could be materially and adversely affected.

The U.S. Environmental Protection Agency has adopted rules under existing provisions of the federal Clean Air Act that require a reduction in emissions of greenhouse gases from motor vehicles, require certain construction and operating permit reviews for greenhouse gas emissions from certain large stationary sources, and require monitoring and reporting of greenhouse gas emissions from specified sources on an annual basis. The adoption of any laws or regulations requiring significant increases in fuel economy requirements or new federal or state restrictions on emissions of greenhouse gases from our operations or on vehicles in the United States could materially adversely affect, particularly during periods when fuel prices are low, the ability of manufacturers to produce, and our ability to sell, vehicles in demand by consumers at affordable prices, which could materially and adversely impact our business, financial condition and results of operations.

Vehicle manufacturers are subject to government-mandated fuel economy and greenhouse gas (“GHG) emission standards, which continue to change and become more stringent over time. In May 2010, the U.S. Environmental Protection Agency and the National Highway Transportation Safety Administration issued a joint final rule implementing harmonized federal standards for fuel economy and GHG emissions standards, which will substantially increase fuel economy requirements. These and other laws and regulations could materially adversely affect, particularly during periods when fuel prices are low, the ability of manufacturers to produce, and our dealerships’ ability to sell, vehicles in demand by consumers at affordable prices, which could materially adversely impact our business, financial condition and result of operations.

 36 | P a g e

State Dealer Laws. Certain state dealer laws generally provide that a manufacturer may not terminate or refuse to renew a franchise or dealer agreement unless it has first provided the dealer with written notice setting forth good cause and stating the grounds for termination or non-renewal. Some state dealer laws allow dealers to file protests or petitions or attempt to comply with the manufacturer’s criteria within the notice period to avoid the termination or non-renewal. Manufacturers’ lobbying efforts may lead to the repeal or revision of state dealer laws. If dealer laws are repealed or weakened in the states in which we operate, manufacturers may be able to terminate our franchises without providing advance notice, an opportunity to cure or a showing of good cause. Without the protection of state dealer laws, it may also be more difficult for our dealerships to renew their franchise or dealer agreements upon expiration.

The ability of a manufacturer to grant additional franchises is based on several factors which are not within our control. If manufacturers grant new franchises in areas near or within our existing markets, this could significantly impact our revenues and/or profitability. In addition, current state dealer laws generally restrict the ability of automobile manufacturers to enter the retail market and sell directly to consumers. However, if manufacturers obtain the ability to directly retail vehicles and do so in our markets, such competition could have a material adverse effect on us.

Interest Rate Risk in Connection With Vehicle Floor Plan Payables & any Debt Facility. Most of our Dealership debt, including the vehicle floorplan payable, will be subject to variable interest rates. Any variable interest rate debt will fluctuate with changing market conditions and, accordingly, the interest expense on any such debt will increase if interest rates rise. In addition, our net inventory carrying cost (new vehicle floorplan interest expense net of floorplan assistance that we receive from automotive manufacturers) may increase due to changes in interest rates, inventory levels, and manufacturer assistance. We cannot assure you that a significant increase in interest rates would not have a material adverse effect on our business, financial condition, results of operations or cash flows.

Failure of Our Information Systems or Any Security Breach. We rely on information systems to effectively manage our pricing strategy and tools, sales, inventory, and service efforts, the preparation of our consolidated financial and operating data, consumer financing, and customer information. The failure of information systems to perform as designed or the failure to maintain and enhance or protect the integrity of these systems could disrupt our business operations, impact sales and results of operations, expose us to customer or third-party claims, or result in adverse publicity. Additionally, we will collect, process, and retain sensitive and confidential customer information in the normal course of our business. Despite the security measures we plan to have in place and any additional measures we may implement, our facilities and systems, and those of any third-party service providers, could be vulnerable to security breaches, computer viruses, lost or misplaced data, programming errors, human errors, acts of vandalism, or other events. Any security breach or event resulting in the misappropriation, loss, or other unauthorized disclosure of confidential information, whether by us directly or any third-party service providers, could damage our reputation, expose us to the risks of litigation and liability, disrupt our business, or otherwise adversely affect our financial condition and results of operations.

Loss of Key Personnel or Failure to Attract Additional Qualified Personnel. We believe our success will depend to a significant extent upon the efforts and abilities of GPB’s, our Dealerships’, and our senior management. The unexpected or unanticipated loss of the services of one or more members of GPB’s, our Dealerships’ or our management teams could have an adverse effect on us and impair the efficiency and productivity of our operations. As a general matter, although we reserve the right to acquire insurance policies, we do not maintain key man insurance for any one or more members of GPB’s, our Dealership’s or our management teams.

The market for qualified employees in the industries and in the regions in which our dealerships operate, particularly for general managers and sales and service personnel, is highly competitive and may subject us to increased labor costs during periods of low unemployment. Accordingly, the loss of any key employees or the failure to attract qualified managers could have a material and adverse effect on our dealerships and may impact the ability of the dealerships we acquire to conduct their operations in accordance with our national standards.

Management Risks

Reliance on Individual Members of GPB & its Affiliates. We are particularly dependent upon the efforts, experience, contacts and skills of the individual members of GPB, the Acquisition Committee and certain of their affiliates and principals. There can be no assurance that the individual employees and advisors to GPB will continue to be employed by GPB or that such employees and advisors will continue to function on our behalf. The loss of any such individual could have a material, adverse effect on us, and such loss could occur at any time due to death, disability, resignation or other reasons. In some cases we may insure the lives of principals we deem important to our success. If the services of certain key employees of GPB become unavailable, GPB would need to recruit qualified personnel, which may prove difficult.

 37 | P a g e

Evaluation of Acquisitions. Limited Partners will not be permitted to evaluate Dealership opportunities or relevant business, economic, financial or other information that will be used by GPB in making acquisition decisions.

Changes in Acquisition Strategies. GPB has broad discretion to expand, revise or contract our business without the consent of the Limited Partners. Our acquisition strategies may be altered, without prior approval by, or notice to, the LPs, if GPB determines that such change is in our best interest.

Cost and Expenses Reimbursements and Fees. We are required to reimburse GPB and its affiliates for certain costs and expenses that they incur on our behalf for managing and controlling our business and operations. GPB and its affiliates also may provide us other services for which we will be charged fees as determined by GPB. Payments to GPB and its affiliates may be substantial and will reduce the amount of cash we have available to distribute to LPs.

Limited Voting Rights. GPB cannot be removed as our general partner solely because LPs believe that it is poorly managing our business. Unlike the holders of common stock in a corporation, LPs have only limited voting and consent rights on matters affecting our business and, therefore, limited ability to influence management’s decisions regarding our business. For example, unlike holders of stock in a public corporation, LPs will not have “say-on-pay” advisory voting rights. LPs did not elect GPB and will have no right to elect GPB on an annual or other continuing basis. Furthermore, if the LPs are dissatisfied with the performance of GPB, they will have little ability to remove GPB. As a result of these limitations, the price at which our Units may trade could be diminished because of the absence or reduction of a takeover premium in the trading price.

The LPs’ right to remove GPB is only available upon the occurrence of certain events, such as in the event of a final, non-appealable judicial determination that GPB has committed fraud, gross negligence or willful misconduct which has a material impact on the Company. Furthermore, even if such an event occurs, the vote of the holders of at least 20% of LPs who are not affiliates of GPB is required to remove GPB. There is also limited ability of LPs to call meetings or to acquire information about our operations, as well as other provisions limiting the LPs’ ability to influence the manner or direction of management.

Due Diligence. Even if GPB conducts extensive due diligence on a target business, we cannot assure Investors that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. We may be forced to later write down or write off assets, restructure our operations, or incur impairment or other charges that could result in losses. Even if GPB’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with preliminary risk analyses. We expect that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific acquisition, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to consummate the transaction for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred, which could materially and adversely affect subsequent attempts to locate and acquire another business.

Conflicts of Interest. GPB’s C-Level Personnel will never be compensated by Dealerships for serving as executive officers of the Dealerships, except to the extent certain C-Level Personnel (i) provide personal guarantees backstopping certain Dealership obligations, in which case these C-level Personnel may receive compensation for such guarantees in amounts that the GP believes are fair and reasonable and / or (ii) receive compensation or other remuneration in connection with the provision of Operations Support Services, as described in greater detail in “Company Fees & Expenses – Partnership Expenses”. In addition, Related Parties may have potential or actual conflicts of interest in connection with our activities and acquisitions. Related Parties may serve as officers, directors, accountants, advisors to or managers of Dealerships or other companies (and receive fees or other compensation at market rates from such Dealerships in connection therewith for services which would have otherwise been outsourced). Such other companies may have objectives or may implement strategies similar to ours. For additional information, see “Company Fees & Expenses – Partnership Expenses.

The acquisition strategies of Other GPB Entities may overlap with one or more of our acquisition strategies. If a potential Dealership acquisition fits the acquisition objective of one or more GPB sponsored entity, the GPB Acquisition Committee will allocate opportunities in good faith and on a basis believed to be fair and equitable, and no GPB sponsored entity shall receive preferential treatment over another. In order to ensure all Dealership acquisitions are allocated fairly, the GPB Acquisition Committee will consider the company’s specific circumstances and adhere to the Allocation Policy. For further discussion on the Allocation Policy, see “Allocation of Opportunities” below.

 38 | P a g e

We will not enter into any Inter-Company Loans on a going-forward basis.

When a Dealership (or group of Dealerships) is acquired by the Company and Other GPB Entities in connection with a joint venture, financing arrangements may carry joint and / or several obligations among the assets of such Dealerships (or among such Dealerships). In such situations, these joint and / or several obligations are generally limited to the specific assets of the Dealerships for which the financing is being utilized.

For further discussion on Related Parties and Conflicts of Interest, see “Related Parties & Conflicts of Interest.”

U.S. Tax Risks

General. The Company expects to be treated as a partnership for U.S. federal income tax purposes. Each Limited Partner, in determining its U.S. federal income tax liability, will take into account its allocable share of our income, gain, loss, deduction and credits, without regard to whether it has received distributions from us. We may take positions with respect to certain tax issues that depend on legal and other interpretive conclusions. Potential Limited Partners are urged to review the discussion under the section titled “Certain Tax, ERISA, and Other Regulatory Matters.” The tax consequences to Limited Partners of an investment in the Class A Units are complex. Accordingly, each prospective Limited Partner is advised to consult its own tax counsel as to the specific tax consequences of an investment in the Class A Units.

Unrelated Business Taxable Income. We may incur income that would be treated as unrelated business taxable income. Our anticipated activities are expected to produce income that is subject to taxation as unrelated business taxable income under Code §512 and §514 (UBTI). Certain other special tax considerations may be applicable to U.S. tax-exempt investors investing in us. Accordingly, prospective Investors that are tax exempt entities, including qualified retirement plans (stock, bonus, pension, or profit sharing plans described in Code §401(a)) and individual retirement accounts (IRAs), are urged to consult their tax advisors concerning the U.S. federal, state and local income and other tax consequences that may result from an investment in the Company.

The foregoing list of risk factors does not purport to be a complete enumeration or explanation of the risks involved in an investment in the Company. Prospective Investors should read the entire Memorandum, the LPA, the Subscription Documents, and consult with their own advisers before deciding whether to invest in the Company. In addition, as our investment program develops and changes over time, an investment in the Company may be subject to additional and different risk factors.

SELLING FEES

The following table sets forth our best estimate of how we intend to use the gross and net proceeds from the Offering assuming that we sell the maximum offering amount of $750,000,000. However, the number of Units to be offered may vary from these assumptions. Class A Units in the offering are being offered on a best efforts basis at $50,000 per Class A Unit.

The table assumes that all of the offering gross proceeds come from sales of Class A Units. The table also assumes that the full Placement Fee, Wholesaling Fee, and Commissions (including selling commissions and the due diligence allowance) are paid in-full on all Units offered. The Placement Fee, Wholesaling Fee, and Commissions (including selling commissions and the due diligence allowance) may be reduced or eliminated at the discretion of the General Partner and with the consent of any third-party, as applicable. Any reduction in such fees will lead to a corresponding increase in the amount of proceeds available for acquisition and will not reduce the Offering Price Per Unit paid by the LP. Because amounts in the following table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds. In particular, the following table assumes that 100% of the offering will be raised by selling Class A Units, which will not be the case. Other share classes of the Company, and individual LPs, may be subject to different fees and expenses. In addition, the amounts below do not reflect Partnership Expenses, the Managerial Assistance Fee, and expenses in respect of In-House Services and Operations Support Services, which, in the aggregate, may be substantial and will reduce the amount of proceeds available for acquisition.

 39 | P a g e

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell the maximum offering amount of $750,000,000. The figures set forth below cannot be precisely calculated at this time and are presented for illustrative purposes only:

	Maximum Offering Size (in millions)
	Amount	% of Proceeds
Gross Offering Proceeds	$750.000	100.00%
Less Offering Expenses:
Selling Commissions	$52.500	7.00%
Due Diligence Allowance	$7.500	1.00%
Wholesaling Fee	$9.375	1.25%
Placement & Marketing Fee	$13.125	1.75%
Proceeds Available for Acquisition	$667.500	89.00%

In addition to the above upfront offering expenses the Company may incur the following additional expenses which, if taken in their full amounts, would further lessen the amount available for the acquisition of Dealerships. For further explanation of these fees and the instances in which they may be assessed, see “Company Fees & Expenses”:

	Maximum Offering Size
	Amount	% of Proceeds
Proceeds Available for Acquisition	$667.50	89.00%
Less Additional Expenses:
Organizational Expenses	$8.34	1.25%
Acquisition Fee	$11.68	1.75%
Net Proceeds Available for Acquisition*	$647.48	86.00%

* Net Proceeds Available for Acquisition does not reflect Partnership Expenses, the Managerial Assistance Fee, and expenses in respect of In- House Services and Operations Support Services, which, in the aggregate, may be substantial and will reduce the amount of proceeds available for acquisition.

Selling Commissions & Due Diligence Fees. The Company will pay up to 7% of the gross proceeds of the Offering and a Due Diligence allowance of 1%, to the extent permitted by applicable securities laws (the “Commissions”) to AAS, a portion of which may be re-allowed to Soliciting Dealers (as defined below). We reserve the right to pay lower or no Commissions for sales of Class A Units to certain investors.

Placement & Marketing Support Fees. The Company will pay an additional cash placement and marketing support fee to selected dealers that are part of the Selling Group for assistance with the placement, marketing and due diligence of the Offering of up to 1.75% of the gross proceeds of the Offering, a portion of which may be re- allowed to selected dealers.

Wholesaling Fees. The Company will also pay registered representatives of broker-dealers that are part of the Selling Group engaged in wholesaling activities a marketing and distribution allowance of up to 1.25% of the gross proceeds received from the Offering, a portion of which may be re-allowed to selected dealers.

The GP reserves the right to pay on the Company’s behalf Selling Fees that are less than or more than the respective percentages above, so long as the aggregate Selling Fees do not exceed 11%. Additionally, the GP may permit some Investors to purchase Class A Units with lower or no Selling Fees, and the GP may treat those Investors’ Capital Accounts as if the full amount of Selling Fees were assessed.

Upon acceptance of a Limited Partner’s subscription, a portion of such LP’s subscription price will be used to pay the Selling Fees. The Selling Fees are in addition to the Partnership Expenses, Managerial Assistance Fees, Acquisition Fees and Organizational Expenses payable by the Company.

The Selling Fees borne by investors in Class A Units will be greater than the fees and commissions paid by investors in the Class B Units. Information regarding the fees, commissions and expenses payable by investors in the Class B Units is available from the Company upon request.

 40 | P a g e

COMPANY FEES & EXPENSES

In addition to the Selling Fees borne by the LPs, the Company will also continue to bear the following fees and expenses:

Organizational Expenses: All costs and expenses, up to 1.25% of the gross proceeds received by (or expected to be received by) the Company from the Offering, actually incurred by the Company, the GP, its affiliates or a third party in connection with the Offering and organization of the Company, including legal, accounting, consulting and other professional fees and expenses, and all other costs and expenses (including travel and entertainment expenses relating to capital raising efforts), actually incurred by the Company, the GP or affiliates thereof (“Organizational Expenses”) will be paid or reimbursed by the Company. Any Organizational Expenses in excess of such amount will be paid by the GP or its affiliates. While the GP is entitled to full reimbursement of our Organizational Expenses up to the cap (which is in part based on our expected Offering size), it may defer reimbursements of a portion of Organizational Expenses in its discretion. Additionally, while the GP is entitled to reimbursements based on the expected offering size, if the Company does not raise the full amount of the expected Offering size, the GP will return any such reimbursement amount exceeding 1.25% of the gross proceeds received by the Company in the Offering.

Managerial Assistance Fee: GPB will receive an annualized Managerial Assistance Fee, payable by the Company quarterly in advance equal to 2.0% of the Capital Contributions made to us for providing managerial assistance and other services to us and the Dealerships. Those services will include conducting our day to day operations as described above, along with providing reports to LPs and other duties assumed under the LPA. The Managerial Assistance Fee does not include expenses related to In-House Services and Operations Support Services (defined below) provided to the Company or its Portfolio Companies. Such expenses are in addition to, and not in lieu of, the Managerial Assistance Fee.

The Managerial Assistance Fee will be paid over time and based on the initial value of LPs’ Capital Contributions. It will not decrease if the value of our acquisitions decreases, nor will it increase if the value of our acquisitions increases.

GPB has the right to assign all or a portion of the Managerial Assistance Fee otherwise payable to GPB, and we will pay such Managerial Assistance Fee, to designated placement agents for services rendered by such placement agents in connection with the Offering, including placement agents that are members of the Selling Group, such as AAS. GPB also has the right to defer, waive or reduce all or a portion of the Managerial Assistance Fee for certain Limited Partners as GPB may determine in its sole discretion (and intends to waive the Managerial Assistance Fee with respect to the Special LP and its affiliates who invest in the Company). Neither the Company nor GPB will be required to notify any other Limited Partner if and when GPB determines to defer, reduce or waive any Managerial Assistance Fee for a Limited Partner, nor will the Company or GPB be required to offer the same deferral, reduction or waiver to any other Limited Partner.

Acquisition Fee. Upon the consummation of any acquisition of a Dealership, the Company pays and / or will pay qualified third-parties, including members of the Selling Group (other than persons holding an interest in the Dealership) an Acquisition Fee of 1.75% of the total acquisition cost of the Dealership, not to exceed 2.75% of the purchase price of the Dealership assets acquired in the transaction (the “Acquisition Fee”). For these purposes, “total acquisition cost” is the sum of the debt used to acquire the Dealership (or assumed by us in making the acquisition) plus the purchase price of the Dealership acquired in the transaction plus any working capital contributions made by us at the time of acquisition. The Acquisition Fee will be paid in consideration of services provided in our Offering, including but not limited to identifying, structuring and providing us with advice on our acquisitions or capital raising efforts. GPB presently anticipates the Company paying Acquisition Fees to Ascendant Alternative Strategies, LLC, of which Ascendant is a branch office, and we may identify other third parties for which we determine such compensation would be appropriate. GPB, in its sole discretion, may defer, reduce or waive the Acquisition Fee with respect to one or more Limited Partners (and intends to waive the Acquisition Fee with respect to the Special LP and its affiliates who invest in the Company).

 41 | P a g e

Partnership Expenses. The Company is responsible for and will pay all costs, expenses and charges incurred with respect to the ownership, operation and maintenance of the Company and its assets, as determined by GPB, which includes the following expenses (but does not include the Organizational Expenses): (A) (i) all fees and expenses incurred (including but not limited to any such fees or expenses of or payable to Ascendant) in connection with: (a) the origination, evaluation (including industry analyses and evaluations), investigation, structuring, acquisition, or disposition of Company assets, including appraisals fees, taxes, brokerage fees (including but not limited to the Acquisition Fee and finder’s fees), underwriting commissions and discounts, legal, accounting, investment banking, consulting, information services, professional fees and financing fees (including the repayment of those financings and the costs related to establishing and maintaining a credit facility for the Company) and investment-related travel; (b) the carrying or management of the Company’s assets; (c) communications with partners; (d) any restructuring or amendments to the constituent documents of the Company and any subsidiary or other entity owned by the Company; (e) distributions to partners; (f) In-House Services (as defined below); and (g) Operations Expenses (as defined below); (ii) attorneys’ and accountants’ fees and expenses; (iii) taxes (including margin taxes) and other governmental charges levied against the Company (except to the extent that such taxes or other governmental charges have been deemed distributed to a partner pursuant to Section 8.5 of the LPA); and (iv) indemnifiable insurance, regulatory or litigation expenses (and damages) of the General Partner and other persons or entities indemnified under the LPA; (B) Managerial Assistance Fees; (C) all fees and expenses incurred in connection with any meetings of the Limited Partners; (D) all fees and expenses incurred in connection with the registration, qualification or exemption of the Company under any applicable federal, state, or local law and all other fees and expenses imposed by any governmental authority with respect to the Company’s operations or assets; (E) all fees and expenses relating to the preparation of financial statements of the Company, the local, state and federal income, franchise, margin and other tax returns of the Company, other regulatory reports and filings of the Company, and all other documents, opinions, appraisals and reports delivered to the Partners; (F) all fees and expenses incurred in connection with any litigation, mediation, arbitration or other legal or tax proceeding involving the Company (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith; (G) all fees and expenses incurred in connection with the collection of amounts due to the Company; (H) all fees and expenses incurred in connection with the winding-up, dissolution and liquidation of the Company; (I) all fees and expenses incurred in connection with transactions that are allocated to the Company but not consummated; and (J) all insurance costs and expenses, and all costs and expenses incurred in connection with any obligations to provide indemnification or contribution to any persons or entities indemnified pursuant to Section 9.3 of the LPA, pursuant to any approval of the partners or as a matter of law (collectively, “Partnership Expenses”).

The Company pays its own operating expenses as further detailed in Section 3.3 and 3.5 of Article 3 of the LPA, attached hereto as Exhibit A. The General Partner is responsible for its or its affiliates’ general and administrative costs and expenses and its day-to-day overhead expenses of managing the Company and is not entitled to be reimbursed by the Company for such expenses other than for the portion of the total compensation of the General Partner’s, its affiliates’ (including Holding Companies), or Ascendant’s officers and employees relating to the time such officers or employees provide In-House Services or Operations Support Services, both as described below, to the Company or its Dealerships. Such expenses are in addition to, and not in lieu of, the Managerial Assistance Fee. “In-House Services” include but are not limited to finance, tax, accounting, legal, compliance, IT, HR, investor relations, administrative, risk management, operational, administrative and management services to the Company or the Dealerships. For the avoidance of doubt, any Partnership Expenses paid to Ascendant will not reduce any fees otherwise payable to GPB. For additional information on Ascendant, see “The Special LP” above.

In addition, GPB, the Company or its Dealerships will from time-to-time retain and compensate companies and individuals (“Operations Support Providers”), which include affiliates and employees of GPB, and third-party consultants and advisors. The Operations Support Providers provide operational support and consulting services and similar services to, or in connection with, the identification, acquisition, holding and improvement of such Dealerships (“Operations Support Services”). These services may be high level insight or extensive day-to-day roles, and may include support to GPB or Dealerships regarding, among other things, the company’s management and operations (including serving in management positions or participating in determining corporate strategy), the company’s sales/marketing strategy and retail strategy, data intelligence, finance (including generating metrics and reporting and business restructuring), human capital management (including recruiting personnel and determining executive/incentive compensation), information technology, corporate communications, customer service, sustainability, real estate matters and similar operational matters. The nature of the relationship with each such Operations Support Provider and the time devotion requirements of each such Operations Support Provider may vary significantly.

Fees and expenses associated with Operations Support Services (“Operations Expenses”) are generally paid and/or reimbursed by the Company but may be paid or reimbursed by the relevant Dealership. Operations Expenses (including Operations Expenses incurred in connection with an affiliated Operations Support Provider, including GPB employees) will be determined at the discretion of GPB taking into account the particular Operations Support Services, may include an annual fee or retainer, a discretionary bonus, a profits or equity interest in a Dealership or Holding Company or other incentive-based compensation to the Operations Support Provider as well as any expenses incurred with respect to recruiting and hiring Operations Support Providers. Operations Expenses will include the compensation of certain GPB employees relating to the time such employees provide Operations Support Services. The determination of whether a service is an Operations Support Service will be made by GPB, in its sole discretion. Operations Expenses will, from time to time also be incurred in respect of Dealerships prior to the closing of the investment. In the event one or more Operations Support Providers (directly or indirectly) is providing services with respect to both the Company and other GPB sponsored entities, such Operations Expenses will be allocated among the Company and other GPB sponsored entities as determined by GPB, as applicable in a fair and equitable manner. To the extent any such Operations Expenses are payable to any Operations Support Provider that is affiliated with or employed by GPB, such Operations Expenses will not reduce any fees otherwise payable to GPB. These payments or reimbursements are in addition to, and not in lieu of, the Managerial Assistance Fee. GPB’s determination as to whether a service is an Operations Support Service, the categorization of any fees and expenses (e.g., as Operations Expenses) and the allocation of such fees and expenses shall be binding on the Company and its investors.

 42 | P a g e

As distinguished from certain of our competitors who may allocate Operations Expenses at the Portfolio Company level, but may have less direct oversight, GPB believes that it is able to maintain a higher degree of operating control over its Portfolio Companies’ operations and finances by employing many of these individuals itself (in lieu of having these individuals employed by the Portfolio Companies or by having independent third parties serve in these roles). It is GPB’s view that the benefits of this structure far outweigh the costs borne by the Company and, indirectly, the Company’s Limited Partners. Given the income-oriented nature of our Portfolio Companies, and our desire to pay a monthly distribution to our limited partners, GPB believes that this type of oversight of our Portfolio Companies is critical to our long-term success.

ALLOCATION OF PROFITS & LOSSES

For each Fiscal Period (fiscal quarters or Fiscal Years), Net Profits and Net Losses generally will be allocated to the Limited Partners, including the Special LP and the GP, according to their Capital Accounts in a manner sufficient to cause each Limited Partner’s Capital Account to equal the amounts such Limited Partners would receive upon the liquidation of the Company. Net Profits and Net Losses are determined on an accrual basis of accounting in accordance with GAAP. “Net Profits” or “Net Losses” are our taxable income or loss determined in accordance with the Code, with adjustments provided in the LPA.

RELATED PARTIES & CONFLICTS OF INTEREST

Prospective investors should be aware that there may be occasions when GPB and its Related Parties will encounter potential conflicts of interest in connection with our activities. The following discussion enumerates certain potential conflicts of interest that should be carefully evaluated before making an investment in us. The following list is not intended to be an exhaustive list of the potential conflicts. There can be no assurance that GPB will resolve all conflicts of interest in a manner that is favorable to us. By acquiring a Class A Unit, each Limited Partner will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflicts of interest.

Related-Party Transactions

We will not enter into any Related Party Transaction without the approval of all of the members of the Advisory Committee, except to the extent such transaction is part of a consolidation or “roll up” of Portfolio Companies for the eventual purpose of a potential disposition of some or all such assets.

Other GPB Activities

Although the senior acquisition professionals intend to devote such time as shall be necessary to conduct the business and affairs of the Company, they are also involved in other activities of GPB, including activities of other accounts and entities sponsored and managed by GPB, including Holding Companies (“Other GPB Entities”). Further, GPB and the senior acquisition professionals may in the future organize and manage one or more companies with objectives and acquisition strategies similar to or different than ours. Some of these entities may have interests that conflict with ours.

Conflicts of interest may arise in allocating time, services, or resources among our activities and those of Other GPB Entities, GPB and its Related Parties. GPB will devote such time as shall be necessary to conduct our business affairs in an appropriate manner. However, GPB will continue to devote the resources necessary to manage Other GPB Entities and other affiliates, and to manage the activities of GPB.

All of the Company’s operational capabilities and personnel are provided by GPB and/or Ascendant, which provide similar resources for its Other GPB Entities. GPB personnel also provide services to Dealerships. Because GPB and/or Ascendant provide all of the Company’s operational capabilities and personnel to multiple GPB sponsored entities, including the Company, GPB attempts to allocate such expenses, including the compensation of its finance, tax, accounting, legal, compliance, HR, IT, investor relations, administrative, operational and management, risk management and other personnel, among its clients fairly and equitably. The personnel expenses of GPB-employed persons who provide services specifically to the Company or Other GPB Entities are not part of the Managerial Assistance Fee and are paid by the Company and other GPB sponsored entities and accounts as allocated by GPB in its reasonable discretion. When allocating expenses, GPB generally fairly and equitably allocates such expenses among the Company and the Other GPB Entities depending on the portion of time its personnel devote to a particular GPB sponsored entity provided, however, that GPB may allocate expenses in a different manner if it believes it is in the best interest of us and the Other GPB Entities.

 43 | P a g e

GPB and its Related Parties are also not precluded from conducting activities unrelated to Other GPB Entities. GPB and its affiliates may, and expect to, receive fees or other compensation from third parties in connection with these acquisition activities and such fees and compensation shall be for the benefit of their own account and not for us. GPB believes that these other activities will not materially interfere with their responsibilities to us. GPB’s C-Level Personnel will not be compensated by the Dealership for serving as executive officers of the Dealerships, except to the extent certain C-Level Personnel (i) provide personal guarantees backstopping certain Dealership obligations, in which case these C-level Personnel may receive compensation for such guarantees in amounts that the GP believes are fair and reasonable and / or (ii) receive compensation or other remuneration in connection with the provision of Operations Support Services, as described in greater detail in “Company Fees & Expenses – Partnership Expenses”.

On May 1, 2018, Kyle Brengel, CPA, CGMA was appointed as the Interim Chief Financial Officer of GPB. Mr. Brengel is serving as Interim Chief Financial Officer, while Macrina Kgil, GPB’s departing Chief Financial Officer, stays on as a strategic advisor. In the role of Interim Chief Financial Officer, Mr. Brengel, alongside GPB’s accounting and finance department, will be responsible for GPB’s finance, treasury management, accounting, administration, financial statement preparation, and overall finance infrastructure, and will be compensated by GPB and/or its affiliates. Note, however, that as the Company’s organizational documents permit, to the extent Mr. Brengel provides services to the Company, a portion of his compensation may be paid by the Company. Mr. Brengel brings over 30 years of financial and public accounting expertise to his position, most notably as a Managing Partner of Gentile Pismeny & Brengel LLP (“GP&B”). GP&B has and will continue to provide tax preparation and miscellaneous accounting services to GPB, the Company and other entities related to GPB. As noted in the Company’s Confidential Private Placement Memorandum, prior to founding GPB, David Gentile spent 25 years at GP&B. In addition to serving as the Interim Chief Financial Officer, Mr. Brengel will also remain on as a Managing Partner at GP&B. GPB has not imposed any time devotion requirement on Mr. Brengel, though we anticipate that Mr. Brengel will spend a significant portion of his time providing Interim Chief Financial Officer services to GPB. While GP&B is a longstanding and trusted service provider to GPB, Mr. Brengel’s dual role as both Interim Chief Financial Officer of GPB and as a Managing Partner at GP&B, a service provider to GPB, the Company and other affiliates of GPB and the Company, gives rise to potential conflicts of interest, including the possibility that Mr. Brengel may not be able to devote sufficient time to the position of Interim Chief Financial Officer and/or that Mr. Brengel may be incentivized to direct additional business to GP&B from the Company, GPB, and their affiliates.

The Company, either directly or indirectly through one of our Holding Companies or other affiliates, may also enter into incentive compensation arrangements with Operations Support Providers, which we believe are necessary for the success of our investments and ultimately in the best interest of our investors. Such compensation arrangements will reduce the amount of capital available to acquire and operate Dealerships and to make other permitted acquisitions, which may impact the return realized by the LPs on their investment. For additional information, see “Company Fees & Expenses – Partnership Expenses.”

Allocation of Acquisition Opportunities

The acquisition strategies of Other GPB Entities may overlap with one or more of our acquisition strategies.

If a potential Dealership acquisition fits the acquisition objective of one or more GPB sponsored entities, the GPB Acquisition Committee will allocate opportunities in good faith and on a basis believed to be fair and equitable, and no company shall receive preferential treatment over another. In order to ensure all Dealership acquisitions are allocated fairly, the GPB Acquisition Committee will, consistent with GPB’s allocation policies and procedures, consider the company’s specific circumstances, including, but not limited to:

•	The amount of capital a GPB sponsored entity currently has available, as compared to the total amount of capital each GPB sponsored entity anticipates raising;
•	The amount of time that has elapsed since the GPB sponsored entity made its last acquisition;
•	The extent to which a particular opportunity achieves the stated objectives of the company; and

 44 | P a g e

•

The extent to which a particular opportunity would complement the GPB sponsored entity’s sector diversification goals, and, for Automotive Retail assets in particular, the GPB sponsored entity’s geographic and brand diversification goals.

Furthermore, should an acquisition opportunity be suitable for more than one of the Other GPB Entities, the GPB Acquisition Committee may deem it appropriate at times for companies to joint venture. Such joint ventures may also include the Company and / or Other GPB Entities investing in a GPB-sponsored holding company or other entity; however, in such situations, the Company will not be subject to a “double layer” of Managerial Assistance Fees nor Performance Allocation, but the Company may bear its pro-rata share of the expenses of such GPB- sponsored holding company or other entity. Should the GPB Acquisition Committee recommend a transaction in which more than one GPB sponsored entities joint venture, GPB will not:

•	Disadvantage one GPB sponsored entity over another GPB sponsored entity;
•	Pursue the transaction unless each company has the right to participates on the same terms, including the ability of a company to acquire additional interests;
•	Recommend one company participate in the joint venture as a method to increase our fees from that or another GPB sponsored entity;
•	Pursue such transactions as a method to transfer risk from one GPB sponsored entity to another GPB sponsored entity; and
•	Bring an additional GPB sponsored entity into the transaction for the purpose of reducing another GPB sponsored entity’s transactional costs.

As noted above, all decisions related to this policy must be approved and documented by the GPB Acquisition Committee pursuant to its governing Charter. In addition, to mitigate any potential conflicts of interests, GPB will not sponsor entities with economic structures that are significantly different. A copy of GPB’s Acquisition Allocation Policy is available upon request.

As indicated above, to the extent we identify a prospective desirable acquisition requiring a capital commitment in excess of an amount to which we can commit, we may participate with Other GPB Entities in a joint venture. Subject to the terms of the LPA, GPB may also joint venture with investors (including unrelated parties, Limited Partners and other affiliates or employees of GPB) (collectively, “Joint Venture Partners”). Such Joint Venture Partners may invest on terms other than those applicable to us as our preference will generally be to participate with a priority of earning cash flow and may have interests or requirements that conflict with and adversely impact us (for example, with respect to their liquidity preference, the timing of acquisitions and disposals, or control rights). GPB will generally seek to ensure that we, any Other GPB Entity, GPB, and Joint Venture Partners participate in any joint venture and any related transactions on comparable terms to the extent practicable. Investors should note, however, that this may not be practicable or appropriate in all circumstances and that we may participate in such opportunities on other terms than such parties if GPB deems such participation as being otherwise in our best interests. This may have an adverse impact on us.

The acquisition strategies of GPB Holdings, LP (“Holdings I”) and the Company, each a GPB sponsored entity, overlap with our strategy of acquiring and operating businesses, including acquisitions of assets of and interests in income-producing automobile dealerships in North America. Holdings I (closed to new money) has raised approximately $192M and the Company has raised $587M as of March 31, 2018 and is seeking to raise up to$750M through its offering.

Dealership Interests

GPB may acquire an ownership stake on behalf of Other GPB Entities or for its own account in a dealership that is a competitor of another one of our Dealerships or that is a service provider, supplier, customer, or other counterparty with respect to one of our Dealerships. In providing advice and recommendations to, or with respect to, such Dealerships, and in dealing in their securities on behalf of Other GPB Entities or GPB, to the extent permitted by law, GPB will not have regard to our interests and Dealerships. Accordingly, such advice, recommendations, and dealings may result in adverse consequences to us or our Dealerships. As noted above, conflicts of interest may also arise with respect to the allocation of GPB’s time and resources between such Dealerships. To the extent not restricted by confidentiality requirements or applicable law, GPB may apply experience and information gained in providing services to our Dealerships to provide services to competing Dealerships invested in by GPB or Other GPB Entities.

 45 | P a g e

GPB’s personnel may serve as directors or officers of Dealerships and will, as a result, be subject to fiduciary obligations to make decisions that they believe to be in the best interests of the Dealership. Although in most cases our interests and its Dealerships will be aligned, this may not always be the case, particularly if a Dealership is in financial difficulty. This may result in a conflict between the relevant director’s obligations to the Dealership and our interests. In some circumstances, having GPB personnel serve as directors or officers of a Dealership (including, for these purposes, the Dealership of any Other GPB Entities) may restrict our ability to acquire direct interests in an acquisition opportunity that also constitutes an acquisition opportunity for such Dealership.

Service Providers

GPB will generally select service providers by collecting multiple bids for services and using reasonable diligence by taking into account factors such as expertise, availability and quality of service and the competitiveness of compensation rates in comparison with other service providers satisfying GPB’s service provider selection criteria. GPB will generally determine the compensation of such providers without review by or consent of the Limited Partners, the Advisory Committee or other independent parties. We, regardless of the relationship to GPB of the person performing the services, will bear the fees, costs and expenses related to such services. This could create conflict of interest for us. In certain circumstances, advisors and service providers, or their affiliates, may charge different rates or have different arrangements for services provided to GPB or its affiliates as compared to services provided to us and its Dealerships, which may result in more favorable rates or arrangements than those payable by us or such Dealership. Mr. Gentile is a member of the board of directors of Alphaserve Technologies, an IT services company. To the extent Alphaserve Technologies perform services to us and GPB, such services shall be rendered to us on terms that are equal to or better than those that apply for GPB.

Operations Support Providers

GPB has relationships with experienced executives, managers, consultants and other advisors with relevant insight, access, sector-specific expertise, operating or other experience. These individuals, who we consider to be “Operations Support Providers,” provide several benefits to the acquisition process and to the management of Dealerships, including serving as a source of proprietary deal flow and contacts, identifying operational opportunities and pitfalls during the due diligence process, providing sector-specific operational and competitive insight, providing direction and oversight post-acquisition, serving in an executive or board capacity, and helping to build and mentor management teams. If an Operations Support Provider is engaged as a consultant or advisor to the Company, a GPB affiliate, such as a Related Party, or a Dealership, or as an officer or member of the board of directors of a Dealership, the Company or the applicable Dealership will pay for and bear the costs of services at rates determined in good faith by GPB or the Dealership, as applicable. Equity compensation paid to former owners of our Dealerships is an additional transaction related fee that will increase the cost of an acquisition. We believe these incentive compensation arrangements with the Operations Support Providers are necessary for the success of our acquisitions and ultimately in the best interest of our LPs. For additional information on the compensation of Operations Support Providers, see “Company Fees & Expenses – Partnership Expenses.”

Principal Transactions; Borrowing

Operations Support Providers, including executive and non-executive employees of GPB, may provide us or our Dealerships with services, including serving as members of the board of directors of one or more of our Dealerships. For serving as a member on any such board of directors, certain employees of GPB will be entitled to receive compensation in the form of director fees and director incentive compensation. Any such fees and compensation paid to the directors will be commensurate with standard arms-length rates. However, C-Level Personnel of GPB who serve on the board of directors of any of our Dealerships will not be entitled to receive any compensation for such services, except to the extent certain C-Level Personnel (i) provide personal guarantees backstopping certain Dealership obligations, in which case these C-level Personnel may receive compensation for such guarantees in amounts that the GP believes are fair and reasonable and / or (ii) receive compensation or other remuneration in connection with the provision of Operations Support Services, as described in greater detail in “Company Fees & Expenses – Partnership Expenses”.

We will not enter into any Inter-Company Loans on a going-forward basis.

When a Dealership (or group of Dealerships) is acquired by the Company and Other GPB Entities in connection with a joint venture, financing arrangements may carry joint and / or several obligations among the assets of such Dealerships (or among such Dealerships). In such situations, these joint and / or several obligations are generally limited to the specific assets of the Dealerships for which the financing is being utilized. Any such joint and / or several obligations could result in Dealerships (or an asset of a Dealership) bearing more than its share of a particular obligation if such other Dealerships (or other assets of such Dealership) are unable to repay their pro-rata share.

 46 | P a g e

Third Party Fees

GPB has the right to assign all or a portion of the Managerial Assistance Fee otherwise payable to GPB, and we may pay such Managerial Assistance Fee, to designated placement agents for services rendered by such placement agents in connection with the Offering, including placement agents that are members of the Selling Group. The placement agents are not acting as investment advisers to potential investors. Potential investors must make their own investment decisions. GPB also has the right to defer, waive or reduce all or a portion of the Managerial Assistance Fee for certain Limited Partners as GPB may determine in its sole and absolute discretion (and intends to waive the Managerial Assistance Fee with respect to the Special LP and its affiliates who invest in the Company). Neither the Company nor GPB will be required to notify any other Limited Partner if and when GPB determines to defer, reduce or waive any Managerial Assistance Fee for a Limited Partner, nor will the Company or GPB be required to offer the same deferral, reduction or waiver to any other Limited Partner.

Upon the consummation of acquisitions of certain Dealerships, the Company pays and / or will pay qualified third parties, including members of the Selling Group (other than persons holding an interest in the Dealership) an Acquisition Fee, which is equal to 1.75% of the total acquisition cost of the Dealership, not to exceed 2.75% of the purchase price of the Dealership assets acquired in the transaction (the “Acquisition Fee”). For these purposes, “total acquisition cost” is the sum of the debt used to acquire the Dealership (or assumed by us in making the acquisition) plus the purchase price of the Dealership acquired in the transaction plus any working capital contributions made by us at the time of acquisition. The Acquisition Fee will be paid in consideration of services provided in our Offering, including but not limited to identifying, structuring and providing us with advice on our acquisitions or capital raising efforts. GPB presently anticipates the Company paying Acquisition Fees to Ascendant Alternative Strategies, LLC, of which Ascendant is a branch office, and we may identify other third parties for which we determine such compensation would be appropriate. GPB, in its sole discretion, may defer, reduce or waive the Acquisition Fee with respect to one or more Limited Partners (and intends to waive the Acquisition Fee with respect to the Special LP and its affiliates who invest in the Company).

Managerial Assistance Fee; Performance Allocation

The Managerial Assistance Fee payable by us to GPB and the Performance Allocation that the Special LP will receive have been determined solely by GPB and the Special LP, respectively. GPB’s principals and certain employees are members of the Special LP. As noted above, certain officers, employees and directors of Ascendant may become members of the Special LP and, as such, may become entitled indirectly to receive a profit allocation from the Company. Certain officers and employees of Ascendant also act as placement agents for this Offering and are part of the Selling Group. Other placement agents for this offering may also be eligible to receive ownership interests in the Special LP in the discretion of the Special LP.

The Company will pay substantial Managerial Assistance Fees to GPB and may make substantial Performance Allocations to the Special LP, which in turn will distribute portions of the Performance Allocations to GPB’s principals and certain employees. These fees and distributions result in conflicts of interest. Among other things, because the amount of the carried interest distributions depends upon the Company’s performance, the General Partner may have an incentive to cause the Company to make investments that are more speculative than would otherwise be the case. In addition, recently enacted tax legislation provides that, if certain holding period requirements are not met with respect to investments made by the Company, carried interest distributions in respect of such investments will be subject to higher rates of U.S. federal income tax than was the case under prior law. This new holding period limitation could give the General Partner an incentive to cause the Company to hold investments for a longer period than would otherwise be the case.

Diverse Investors

The Limited Partners are expected to include natural persons or entities, including tax-exempt organizations, which are subject to different tax and regulatory regimes. The Limited Partners may thus have conflicting investment, tax and other interests with respect to their investments in us. The conflicting interests of individual Limited Partners may relate to or arise from, among other things, the nature of our acquisitions, the structuring of our acquisitions and the timing of disposition of our Dealerships. As a consequence, conflicts of interests may arise in connection with decisions made by GPB, including with respect to the nature or structuring of acquisitions that may be more beneficial for one investor than for another investor. The results of our activities may affect individual Partners differently, depending upon their individual financial and tax situations because, for instance, of the timing of a cash distribution or of an event of realization of gain or loss and its characterization as long-term or short-term gain or loss. In addition, we may make acquisitions that may have a negative impact on related investments made by the Limited Partners in separate transactions. In selecting and structuring acquisitions appropriate for us, GPB will consider our acquisition and tax objectives and our Partners as a whole, and not the acquisition, tax or other objectives of any Limited Partner individually. However, there can be no assurance that a result will not be more advantageous to some Limited Partners than to others or to GPB and / or its affiliates than to a particular Limited Partner.

 47 | P a g e

Related Activities

The Related Parties, including GPB executives, and certain broker-dealers involved in the Offering also may make investments alongside us. The Related Parties may have investments in certain of the entities managed by a Related Party, and / or serve as officers and / or directors (and receive fees or other compensation in connection therewith) of entities in which we invest.

Advisory Committee

Our Advisory Committee is composed of three members, who are appointed and may be removed by the GP. Under the LPA, Advisory Committee members must be Independent Persons, as defined in “Management – Advisory Committee” above. We will not enter into any Related Party Transaction without the approval of all of the members of the Advisory Committee, except to the extent such transaction is part of a consolidation or “roll up” of Portfolio Companies for the eventual purpose of a potential disposition of some or all such assets.

The Company is in the process of identifying new candidates to serve on the Advisory Committee. As of the date hereof, there are two open Advisory Committee seats. One member resigned in the fall of 2017 and another in the spring of 2018. Neither of the resigning members had any disagreements with the Company, and no Related Party Transactions had been proposed to the Advisory Committee immediately prior to or after such resignations.

Affiliation with Ascendant Alternative Strategies, LLC

Offers and sales of the Class A Units will be sourced primarily through Ascendant Alternative Strategies, LLC (“AAS”), an affiliate of GPB. Ascendant Capital, LLC (“Ascendant Capital”) is a branch office of AAS. The Company has entered into a Dealer Manager Agreement with AAS, as summarized below. David Gentile, GPB’s Founder and Chief Executive Officer, is an indirect minority owner of AAS (but not Ascendant Capital). Mr. Gentile is not actively involved in the day-to-day operations of AAS. AAS is registered with the SEC as a broker-dealer and is a member of FINRA/SIPC and is authorized to engage in the following activities: (i) offering private placements; (ii) selling limited partnerships in primary distributions; and (iii) acting as a wholesaling broker-dealer, selling interests in various types of direct investment products. Ascendant may, in the future, seek the approval of the SEC and / or FINRA to engage in additional securities and investment banking activities, and engage in such activities as permitted by the SEC and / or FINRA.

The relationship between GPB and AAS gives rise to conflicts of interest between GPB and the Company, as AAS’s interests and / or the interests of its clients may conflict with the interests of the Company and its Limited Partners. GPB presently anticipates the Company paying Acquisition Fees, Performance Allocations, Selling Fees, and Operations Expenses to AAS and / or its owners, officers, directors, or employees. Such fees and expenses may be substantial and are in addition to the Managerial Assistance Fees or any other fees payable by the Company to GPB. As AAS is an affiliate of GPB, such compensation may not in each case be negotiated at arm’s length and from time to time may be in excess of fees, commissions or other compensation that may be charged by an unaffiliated third party.

Nothing in this Memorandum or in the Company’s LPA precludes or in any way limits the activities of AAS, including its ability to buy or sell interests in, or arrange financing to, portfolio companies of the Company or competitors of portfolio companies. For example, Ascendant may from time to time perform services for clients who may have interests that conflict with those of portfolio companies or the Company. Ascendant’s activities are carried out generally without reference to assets held directly or indirectly by the Company, even though such activities may have an effect on the value of the assets so held.

AAS may from time to time also act as placement agent in respect of unaffiliated investment funds or portfolio companies that may compete with the Company. In providing such services to, or with respect to, a competitor fund or company, AAS may not take into consideration all of the interests of the Company.

In addition, AAS may from time to time collect fees from a company in which the Company has an interest, and such fees will not benefit Limited Partners in the Company. GPB has an incentive to seek to influence the decision by a portfolio company’s management to retain AAS, or to otherwise transact with AAS, instead of other unaffiliated broker-dealers or other service providers or counterparties that may be more appropriate or offer better terms.

 48 | P a g e

By acquiring Units in the Company, each Limited Partner will be deemed to have acknowledged the existence of any actual and potential conflicts of interest set forth herein in connection with the Company’s affiliation with AAS, and to have waived any claim with respect to any liability arising from the existence of any such conflicts of interest.

Summary of the Dealer Manager Agreement with AAS

On March 28, 2017, the Company entered into a dealer manager agreement (the “Dealer Manager Agreement”) with AAS whereby the Company appointed AAS to act as the exclusive dealer manager (the “Dealer Manager”) of the Company. As Dealer Manager, AAS will solicit and retain soliciting dealers (“Soliciting Dealers”) to solicit subscriptions for the Units. The Company agrees to pay the Dealer Manager selling commissions equal to 7% of the gross proceeds from the sale of each Class A Units and a due diligence allowance equal to 1% of the gross proceeds from the sale of each Class A Units offered in the Offering (the “Commissions”), a portion of which may be re-allowed to Soliciting Dealers. In no event shall the Dealer Manager be entitled to payment of any compensation in connection with a sale pursuant to the Offering that is not completed according to the Dealer Manager Agreement; provided, however, that the Dealer Manager may be reimbursed for reasonable out-of-pocket expenses incurred in connection with the Offering. In addition, the Dealer Manager may also receive (i) a cash placement and marketing support fee equal to 1.75% of the gross proceeds of the Offering and (ii) a marketing and distribution allowance equal to 1.25% of the gross proceeds received from the Offering. GPB reserves the right to pay Selling Fees that are less than or more than the respective percentages set forth in the preceding sentence, so long as the aggregated Selling Fees do not exceed 11%.

All Selling Fees payable to the Dealer Manager will be paid within fifteen (15) days after the later of the date that (a) the gross proceeds from the sale of the Class A Units are received by and released to the Company or (b) those purchasers are admitted as limited partners of the Company.

The Company shall reimburse the Dealer Manager for reasonable bona fide due diligence expenses incurred by the Dealer Manager.

SUMMARY OF THE LPA

The following description of certain provisions of the LPA, which governs substantially all aspects of our business, including the rights and obligations of the GP and the other LPs, is not intended to be complete, and reference is made to the detailed provisions of the LPA. All prospective Limited Partners should read the LPA in their entirety and may wish to consult with their own counsel with respect thereto. A representation that the prospective Investor has done so is contained in the Subscription Documents. A copy of the LPA is attached as Exhibit A. Capitalized terms used below and not otherwise defined have the same meaning as provided in the LPA.

Nature of Company & Limitation of Liability

The Company is a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act (the “Act”). The LPA limits LPs’ liability for our losses or debts up to their Capital Contributions, any gains or income allocated to their respective Capital Accounts, and the obligation, if any, to return distributions to the Company to the extent required under the Act.

Under the Act, a limited partnership may not make a distribution to a partner to the extent that, at the time of the distribution, after giving effect to the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their limited partnership interests and liabilities for which the recourse of creditors is limited to specified property of the limited partnership, exceed the fair value of the limited partnership’s assets. A Limited Partner who receives a distribution in violation of this provision, and who knew at the time of the distribution that the distribution violated this provision, is liable to the limited partnership for the amount of the distribution.

Control of Operations

The GP is vested with the exclusive management and control of our business. LPs have no power to take part in the management of or bind us. No person should become a Limited Partner unless such person is willing to entrust all aspects of the management of the Company to the GP. The GP may contract with any person to carry out any of its duties and may delegate to such person any of its power or authority under the LPA, but no such contract or delegation will relieve the GP of any of its duties or obligations thereunder. In addition, any lender may restrict the ability of the GP to take certain actions without such lender’s consent.

 49 | P a g e

Removal of the General Partner

The GP may be removed as General Partner upon the affirmative vote of at least 20% of the LPs (who are not affiliates of the GP) if any of the following events occur: (i) a final, non-appealable judicial determination that the GP has committed fraud, gross negligence or willful misconduct which has a material impact on the Company, or (ii) (A) an action or proceeding under the United States Bankruptcy Code is filed against the GP and (I) such action or proceeding is not dismissed within 90 days after the date of its filing or (II) the GP files an answer acquiescing in or approving of such action or proceeding, (B) an action or proceeding under the United States Bankruptcy Code is filed by the GP or (C) a receiver or conservator is appointed to take control of the GP or all or a substantial portion of its property. If the GP were to be so removed, a majority of the LPs will elect a successor general partner, any Units held by the GP would not be affected, and the Special LP’s Performance Allocation would be exchanged for Units.

Voting Rights of LPs

The Limited Partners do not have voting rights except in certain situations specified in the LPA.

Liability of General Partner; Indemnification

To the fullest extent provided by law, our debts, liabilities and obligations belong solely to us, and the GP will not be liable or obligated personally for any such debt, liability or obligation solely by reason of its status as General Partner. The GP and its affiliates will not be liable to us or any Limited Partner for losses sustained, liabilities incurred, or benefits not derived by the LPs in connection with (i) any decisions made by, or actions taken or not taken by, the GP or its affiliates, so long as the GP or its affiliates acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Company and their conduct did not constitute gross negligence, fraud or willful or wanton misconduct; or (ii) any Partner’s experience of identity theft or other similar criminal activity.

The LPA provides that we will, to the fullest extent permitted by law, indemnify the GP and its officers, directors, members, employees and other related parties and their respective affiliates (collectively, “Indemnified Persons”), and advance expenses to Indemnified Persons as described in the LPA. The Company will indemnify Indemnified Persons for losses, liabilities and damages sustained by them if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action, had no reasonable cause to believe that their actions were unlawful. No indemnification will be made for any claim for which an Indemnified Person is found to be liable for gross negligence, willful misconduct, fraud or a material breach of the LPA. To the extent that an Indemnified Person is successful in defending a suit, they will be indemnified against expenses, including attorney’s fees, actually incurred in connection therewith.

Expenses incurred by the Indemnified Person in defending any suit or action will be paid by the Company in advance of final disposition of the action or suit, provided that the Indemnified Person will undertake to repay the amount if they are found not to be entitled to indemnification. The indemnification and advancement of expenses provided to the Indemnified Persons are not exclusive of any other rights to which the Indemnified Person may be entitled. The Company reserves the power to buy and maintain insurance on behalf of the GP and its affiliates in addition to these indemnification provisions.

Conflicts of Interest

The LPA restricts us from entering into any Related Party Transaction without the approval of all of the members of the Advisory Committee, except to the extent such transaction is part of a consolidation or “roll up” of Portfolio Companies for the eventual purpose of a potential disposition of some or all such assets. See “Related Parties & Conflicts of Interest.”

Capital Contributions & Capital Accounts

Each LP will have a Capital Account established on the books of the Company which will be credited with such LP’s Capital Contribution, net of Selling Fees (the Net Capital Contribution). Each such Limited Partner’s Capital Account will be increased to reflect (i) any additional Capital Contributions by and (ii) any Net Profits allocable to such Limited Partner, and will be decreased to reflect (y) any distributions to and (z) any Net Losses allocable to such Limited Partner.

Additional Capital Contributions

Additional Capital Contributions may be made by LPs at any time while the Offering is open in amounts of at least $10,000, subject to the GP’s discretion to accept lesser amounts. Such additional contributions will not be “credited” to us (i.e., deemed to be part of our assets for purposes of calculating Allocation Percentages or Net Profits and Net Losses) until the later of acceptance by us and the first day of the calendar month following such Additional Contributions. The GP may, in its sole discretion, reject any additional subscription request.

 50 | P a g e

Allocation of Net Profits & Net Losses

For each Fiscal Period (fiscal quarters or Fiscal Years), Net Profits and Net Losses generally will be allocated to the LPs, including the Special LP and the GP, according to their Capital Accounts in a manner sufficient to cause each LP’s Capital Account to equal the amounts such LPs would receive upon the liquidation of the Company. Net Profits and Net Losses are determined on an accrual basis of accounting in accordance with GAAP. “Net Profits” or “Net Losses” are our taxable income or loss determined in accordance with the Code, with adjustments provided in the LPA.

Distributions to LPs

The GP intends for us to make periodic distributions of cash, if any, to each LP beginning on the fifteenth day of the third month following such LP’s applicable subscription for Units. Periodic distributions are currently and may in the future be paid out of available working capital, which include investor contributions.

We will apportion and make distributions of cash as it’s available (after payment of any tax distributions, see below, and payment and reservation of all amounts deemed necessary by the GP). Distributions of available cash (including periodic distributions) will be paid in the following amounts and order of priority:

(i)

first, 100% to the LPs, in proportion to their respective Net Capital Contributions, until each LP has received cumulative distributions pursuant to this clause (i) equal to such LP’s Net Capital Contribution plus the aggregate amount (if any) of any waivers of or reductions in fees that would otherwise be attributable to such LP;

(ii)

second, 100% to the LPs , in proportion to their respective Unreturned Capital Contributions, until each LP has received cumulative distributions pursuant to this clause (ii) and clause (i) equal to such LP’s aggregate Capital Contributions;

(iii)

third, 100% to the LPs, in proportion to their respective Accrued Preferred Returns, until each LP has received cumulative distributions in an amount equal to the sum of such LP’s aggregate Capital Contributions and the Preferred Return;

(iv)

fourth, 100% to the Special LP until the cumulative distributions made to the Special LP pursuant to this clause (iv) equal 20% of the sum of (i) all amounts distributed to each LP pursuant to clauses (i), (ii) and (iii) in excess of such LP’s Net Capital Contribution (plus the aggregate amount (if any) of any waivers of or reductions in fees that would otherwise be attributable to such LP) and (ii) the Catchup; and

(v)	fifth, 80% to the LPs, in proportion to their respective aggregate Capital Contributions, and 20% to the Special LP.

Additionally, the GP may cause the Company to advance amounts to the Special LP sufficient to cover tax liabilities of the Special LP or its members attributable to allocations of amounts under clauses (iv) and (v) above (“tax distributions”). Any such tax distributions will be treated as an advance against any future distributions that the Special LP is entitled to under clauses (iv) and (v) above.

After the winding up of the Company, the Special LP will be required to restore funds to the Company to the extent that it has received cumulative distributions under clauses (iv) and (v) above in excess of amounts distributable to the Special LP pursuant to the distribution provisions set forth above; provided, however, that the Special LP’s will not be required to restore funds in excess of the cumulative distributions under clauses (iv) and (v) above that the Special LP has received from the Company, net of (i) the Special LP’s tax liabilities with respect to those distributions, as determined in accordance with the LPA, less (ii) the tax benefit of losses allocated to the Special LP to reverse prior allocations of taxable income to the extent that such tax benefits are actually realized in the form of a reduction in tax liability otherwise owed as determined by the Special LP in its sole discretion. The amount so contributed will be for the sole benefit of the Limited Partners and not creditors of the Company and may be paid directly to the Limited Partners by the Special LP.

 51 | P a g e

By way of example of the waterfall provided above, if (i) we have only one LP with Class A Units and the Limited Partner’s gross Capital Contribution is $100,000, (ii) the Selling Fees attributable to the Limited Partner equaled 11.0% of his / her Capital Contribution, and (iii) we make monthly distributions of $667 and an additional distribution of $200,000 on the first anniversary of the Limited Partner’s subscription, then the waterfall would be calculated as follows:

•	First, $89,000 to the LP under clause (i) above as a return of the Limited Partner’s Net Capital Contribution;
•	Second, $11,000 to the LP under clause (ii) above as a return of the Limited Partner’s Capital Contribution;
•	Third, $7,653 to the LP as the Preferred Return;
•	Fourth, $4,663 to the Special LP as the Catchup;
•	Fifth, $95,683 as follows: (i) $76,547 (or 80%) to the LP and (ii) $19,137 (or 20%) to the Special LP (the Performance Allocation).

In the example above, distributions to the Class A Limited Partner would total $184,200 (constituting the return of the LP’s $100,000 Capital Contribution plus $84,200) and distributions to the Special LP would total $23,800. All subsequent distributions would be shared 80/20 between the LP and the Special LP under clause (v) above, since all of the LP’s Capital Contributions would have been returned, plus payment of the Preferred Return.12

Because of differences in the amount of Selling Fees attributable to LPs holding different Unit classes, there will be variances in the amounts individual LPs receive from the Company.

We are restricted in the distribution of profits by the Act, which prohibits a limited partnership from making a distribution of profits to its partners if, after giving effect to the distribution, the limited partnership would be unable to pay its debts as they become due in the usual course of business, or if the limited partnership’s total assets would be less than the sum of its total liabilities. Even if we may legally declare distributions, the amount and timing of such distributions will depend on our earnings, if any, our financial condition, and other factors considered relevant by the GP. While LPs will receive current distributions out of cash, we are not required to return any capital to the Limited Partners until the Company is liquidated.

Winding Up of the Company

Upon the winding up or termination of the Company, the Company will be wound up in accordance with the LPA. The GP is empowered to distribute our assets in-kind when liquidating the Company, and such in-kind assets may be difficult for individual LPs to monetize.

Amendment of LPA & Other Action

The GP has the power, without the consent of the Limited Partners, to amend the LPA and take such other action as it deems necessary to (i) reflect the admission, substitution, termination, or withdrawal of LPs or of additional classes of Units in accordance with the LPA; (ii) cure any ambiguity, correct or supplement any provision in the LPA not inconsistent with the law or with other provisions of the LPA, or make other changes with respect to matters arising under the LPA that will not be inconsistent with the law or with the provisions of the LPA, provided that no such amendment will materially adversely affect the LPs without appropriate Limited Partner consent; (iii) add, amend or delete provisions of the LPA which addition, amendment or deletion is, in the opinion of counsel to the Company, for the protection of or otherwise to the benefit of the Limited Partners; (iv) take such actions (if any) as may be necessary to ensure that the Company will be treated as a partnership for federal income tax purposes and not be required to register as an investment company under the 1940 Act; (v) reflect the proposal or adoption of regulations under Code §704(b) or §704(c) otherwise to preserve or achieve uniformity of the Units, provided that such amendment would not have a material adverse effect on the Limited Partners or the Company and is consistent with the principles of Code §704; and (vi) make such amendments or deletions to take into account the effect of any change in, amendment of or repeal of any applicable legislation, which amendments, in the opinion of counsel to the Company, do not and will not materially adversely affect the interests of the LPs without appropriate Limited Partner consent. Investors should note that LPs have no voting rights except in very limited and specific situations.

Assignment & Transfer of Units

There are significant restrictions on the transferability of Units. See “Restrictions on Transfer of Interests.”

Compulsory Transfer or Acquisition of Units

The LPA grants the GP the authority to require a Limited Partner to transfer its Units or, if the Limited Partner does not transfer its Units within 21 days, to have the Company reacquire such Units for the price paid by such Limited Partner without interest. The GP may exercise this power if, in its sole determination, any continued holding of Units by any direct or beneficial LP might cause or be likely to cause an Adverse Effect.

12 This waterfall example is for illustrative purposes only and the distributions set forth in this example will likely exceed the distributions made to Limited Partners during such time period. There can be no assurance that such returns will be achieved, and an investment in the Company entails a risk of full loss.

 52 | P a g e

Limited Redemption Rights

LPs who have held their Units for at least one year may request that we repurchase all, but not less than all, of their Units; though LPs do not have a right to demand a return of their capital. An LP wishing to have Units redeemed must mail or deliver in writing a request to us indicating that desire. The price for a redeemed Unit will be the Redemption Price Per Unit (as defined below) as of the close of business on the applicable redemption date, minus any fees incurred by the Company in connection with the redemption, including legal and administrative costs for redemption, with such fees to not exceed 2% of such Limited Partner’s Capital Contributions. “Redemption Price Per Unit” means 97% of (A) (i) cash, the gross asset value of the Portfolio Companies, the value of which shall be calculated as follows: (a) for the first six months after the acquisition of a Portfolio Company, the acquisition cost of such Portfolio Company and (b) thereafter, the fair value of such Portfolio Company, determined in accordance with ASC 946, and other assets less (ii) Partnership Expenses, Organization and Offering Expenses, and any other liabilities, divided by (B) the aggregate number of Units of the Company.

We intend to redeem Units on a quarterly basis on the last business day of each calendar quarter and will not redeem in excess of 10% of the Units during any 12-month period, provided that the Company will not redeem any Units held by an LP prior to the time that is 60 calendar days after the Company receives the required written notice from the LP. The GP reserves the right in its sole discretion at any time and from time to time to (i) reject any request for redemption, (ii) change the Redemption Price Per Unit or prior notice period for redemptions, or (iii) terminate, suspend and / or reestablish our redemption program. The GP will determine from time to time whether the Company has sufficient excess cash from operations to repurchase Units. Generally, the cash available for redemptions will be limited to 10% of our operating cash flow from the previous Fiscal Year. If funds set aside for the redemption program are not sufficient to accommodate all requests as of any calendar quarter end, then at such future time, if any, when sufficient funds become available, in the GP’s sole discretion, pending requests will be honored among all requesting LPs in accordance with their order of receipt.

Power of Attorney

Under the LPA and the Subscription Agreement, you appoint the GP as your attorney-in-fact for signing certain documents, including the LPA. You cannot revoke this special power of attorney, which will survive your death and any transfer of your Units.

Meetings & Reports

We have adopted a taxable year ending on December 31. Books of account will be kept by the Company in accordance with GAAP. GPB will perform an annual valuation of the Company in conformance with GAAP, and our financial statements will be annually audited by a PCAOB-registered firm and provided to the LPs.

Our books and records, including certain information regarding the GP, copies of the LPA and certain other organizational documents, and federal, state and local income tax or information returns and reports will be maintained at the office of the Company. Any LP will, at its expense and upon providing the GP with no less than 10 business days’ prior written request, have access to the books and records of the Company (excluding the list of Partners, but including the Register) during normal business hours or as designated by the GP for such purposes as required by the Act; provided, however, that the LP exercising such right may not unreasonably interfere with or disrupt our business.

As soon as practicable (generally within 120 days) after the end of each Fiscal Year, the GP will deliver to each LP on our behalf (i) an audited financial report of the Company for such Fiscal Year containing a balance sheet as of the beginning and the end of such Fiscal Year, a statement of changes in the Limited Partners’ equity as of such dates; and a statement of operations for such period, and (ii) all necessary tax reporting information, which information will include all necessary information in order for all LPs to satisfy reporting obligations under the Code with respect to any acquisitions we make in any entities organized or formed in jurisdictions outside the United States.

Within 45 days after the end of each Fiscal Quarter, the GP will use its best efforts to deliver to each LP an unaudited summary investment report of the Company for such Fiscal Quarter; provided that once our Units are registered under the 1934 Act, the GP may elect to provide such information with reference to our 1934 Act quarterly reports filed with the SEC. See “1934 Act Reporting Requirements” above.

The production of the Company’s audited financial statements for fiscal year 2017 has been delayed. GPB will provide the completed audited financial statements as soon as they become available.

 53 | P a g e

The GP may call meetings of the LPs from time to time to consider the advisability of taking certain action in conducting our business if in its opinion such a meeting would be useful in explaining the proposal, but the GP has no obligation to call such meetings.

SERVICE PROVIDERS

Auditor

The books of account and records for the Company, GPB and each Dealership, prepared on the basis of GAAP, will be audited annually. Crowe Horwath LLP, a firm registered with the Public Company Accounting Oversight Board (“PCAOB”), has been engaged as our auditor. The GP retains the authority to engage and dismiss any such auditors.

Administrator

The GP has engaged the Administrator to perform various administrative services for us. The GP has initially so engaged Phoenix American Services and retains the authority to engage and dismiss any such service provider. Phoenix American Services has been contracted to perform the following functions:

Full Service Investor Administration – including		Investor Relations
•	New Business Processing	•	Distributions
•	Bank Account Management	•	Redemptions
•	Electronic Document Management	•	Account Summary
•	Database & File Management	•	Commission Calculation
•	Electronic & Physical Data Storage	•	Tax Reporting
•	Confirmation Letters	•	OFAC Compliance
•	Investor / Rep Record Access Through Customized Web Portal

CERTAIN TAX, ERISA & REGULATORY MATTERS

CERTAIN TAX CONSIDERATIONS

U.S. Federal Income Tax Matters

The following is a summary of certain material United States federal income tax considerations that may be applicable to an investment in the Company. This summary is based on existing provisions of the Code, existing and proposed Treasury regulations promulgated under the Code (“Treasury Regulations”), and current administrative rulings and court decisions, all of which are subject to changes that could be applied retroactively.

This summary does not contain a comprehensive discussion of all U.S. federal income tax consequences that may be relevant to a prospective Investor in view of that prospective Investor’s particular circumstances or (unless otherwise indicated) to certain prospective Investors subject to special treatment under U.S. federal income tax laws – such as regulated investment companies, real estate investment trusts, partnerships or entities treated as partnerships for U.S. federal income tax purposes and investors therein, S corporations or other pass-through entities, personal holding companies, brokers or dealers in securities, banks and certain other financial institutions, tax-exempt organizations, persons holding Units as part of a hedging transaction, straddle, conversion transaction, or other integrated transaction, foreign governments (or certain entities controlled by foreign governments), Non-U.S. Investors (as defined below), trusts and insurance companies – nor does it address any state, estate, local, foreign or other tax consequences of an investment in the Company, except as otherwise provided herein.

No ruling has been requested from the IRS or any other U.S. federal, state or local agency with respect to the matters discussed below and the GP has not asked its counsel to render any legal opinions regarding any of the matters discussed below. This summary does not in any way either bind the IRS or the courts or constitute an assurance that the IRS would not assert, or that it would not sustain, a position contrary to any of the U.S. federal income tax consequences discussed herein.

On December 22, 2017, President Trump signed into a law a broad-based reform of the Code (such reform, the “Tax Act”). There are significant uncertainties regarding the interpretation and application of the Tax Act. Additional guidance on the Tax Act is expected; however, the timing, form, scope and content of such guidance are not known. The Tax Act is generally effective as of January 1, 2018, but each provision’s effective date may vary, including because certain provisions apply based on a taxpayer’s taxable year which may not be the same as the calendar year. Other than as expressly noted below, this summary does not address the effective dates of the provisions of the Tax Act. Investors, including those whose taxable year differs from the calendar year, should consult their tax advisors regarding the applicability of the Tax Act based on their particular situations.

 54 | P a g e

As used herein, the term “U.S. Investor” means a beneficial owner of Class A Units who or that is, for U.S. federal income tax purposes, (i) a citizen or resident (within the meaning of Code §7701(b)) of the United States, (ii) a corporation or other entity treated as such for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if a U.S. court is able to exercise primary supervision over its administration, and one or more U.S. trustees or fiduciaries have the authority to control all of its substantial decisions. A “Non-U.S. Investor” means a beneficial owner of Class A Units who or that is not a U.S. Investor. If a partnership or entity treated as a partnership for U.S. federal income tax purposes owns Class A Units, the U.S. federal income tax treatment of a partner or other owner of such entity generally will depend on the status of the partner or other owner and the activities of the partnership.

This summary is based on the assumptions that (i) each Limited Partner (and each of its beneficial owners, as prescribed under U.S. federal income tax withholding and backup withholding rules) will provide all appropriate certifications to the Company in a timely fashion to minimize withholding (or backup withholding) on each Limited Partner’s distributive share of the Company’s gross income and (ii) the Limited Partners will hold their Units as capital assets for U.S. federal income tax purposes.

The following summary of certain U.S. federal tax considerations is not intended as a substitute for tax or legal advice. Except where otherwise indicated, this discussion is addressed solely to prospective Investors who are or would be U.S. Investors. Accordingly, prospective Investors should consult with their own tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Classification as a Partnership

The Company was formed as a Delaware limited partnership, accordingly, pursuant to applicable U.S. Treasury Regulations, the Company will be treated as a partnership, rather than a corporation, for U.S. federal income tax purposes unless the Company affirmatively elects to be treated as a corporation for such purposes. The General Partner has no intention of making such an election on behalf of the Company, and does not anticipate any circumstances under which such an election would be made on behalf of the Company. In certain cases under Code §7704, a partnership that is classified as a PTP, the interests of which are either publicly traded on an established securities market or readily tradable on a secondary market (or the substantial equivalent thereof), may be taxed as a corporation for U.S. federal income tax purposes. Under Treasury Regulation §1.7704-1(d), interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless the partnership participates in the establishment of the market or the inclusion of its interests in a market, or the partnership recognizes any transfers made on the market by redeeming the transferor partner, admitting the transferee as a partner, or otherwise recognizing any rights of the transferee.

We will not list any Units on any stock exchange. The Treasury Regulations provide certain safe harbors that, if satisfied, will allow transfers to occur that will not result in the Units being treated as publicly-traded or treated as readily tradable on a secondary market or the substantial equivalent. The safe harbors include transfers:

•	In “private” transfers;
•	Pursuant to a qualified matching service (“QMS”); or
•	In limited amounts that satisfy a 2% test.

“Private” transfers include, among others:

•

Transfers in which the basis of the partnership interest in the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor or is determined under Code §732, related to distributions from a partnership;

•	Transfers at death, including transfers from an estate or testamentary trust;
•	Transfers between members of a family as defined in Code §267(c)(4);
•	Transfers from retirement plans qualified under Code §401(a) or an IRA; and
•

“Block transfers.” A block transfer is a transfer by a Limited Partner and any related persons as defined in the Code in one or more transactions during any 30 calendar day period of Units that in the aggregate represents more than 2% of the total interests in partnership capital or profits.

Transfers through a QMS are also disregarded in determining whether Units are readily tradable. A matching service is qualified only if it meets extensive conditions and limitations. We do not have any plan to utilize a QMS at this time.

In addition, interests are not treated as readily tradable if the sum of the percentage of the interests transferred during the entity’s tax year, excluding private transfers, does not exceed 2% of the total interests in partnership capital or profits. The LPA provides that Limited Partners must receive the consent of the GP prior to any transfer of Units, and one of the conditions to approval is that the transfer will not cause it to be treated as a PTP. Thus, we should not be treated as a PTP.

 55 | P a g e

If we are classified as an association taxable as a corporation instead of as a partnership, for any year, we would be subject to U.S. federal income tax on our taxable income at rates applicable to corporations and any applicable state and local taxes; distributions to Limited Partners would be taxable as dividends to the Limited Partners to the extent of our current and accumulated earnings and profits and would not be deductible by us; and our deductions, if any, would be allowed only by the Company, rather than being passed through to Limited Partners.

The remainder of this discussion of “Certain Tax, ERISA & Regulatory Matters” assumes that we will be classified as a partnership, and not as a corporation, for U.S. federal income tax purposes. Thus, the following rules applicable to partnerships and their partners will apply to us and our Limited Partners unless otherwise indicated.

Taxable U.S. Investors

Allocations of Income, Gains, Losses, Deductions & Credits. For U.S. federal income tax purposes, a partnership is not a taxable entity but rather a conduit through which items of income, gain, loss, deduction and credit are passed and its partners must report. Thus, each U.S. Investor will be required to report on its federal income tax return its allocable share of items of income, gain, loss, deduction or credit realized by us. Because portions of our available cash will be used to fund certain expenses and may be used to repay borrowings for which we are liable, such funds may not be available for distribution to U.S. Investors. Consequently, a U.S. Investor may be allocated income from us in a particular year, yet may not receive a cash distribution in respect of such income, and would have to find an alternate source of funds to pay its taxes on such amount. Taxable income or loss allocated to Limited Partners from us will retain the same character, as capital gain or loss, or ordinary income or loss, for the Limited Partners as determined at the Company level. Such income will be capital gain or loss to the extent that it arises from the sale of capital assets.

Code §704(b) and the Treasury Regulations thereunder provide that a partner’s distributive share of income, gain, loss, deduction or credit will be controlled by the partnership agreement if the allocation provided for in the partnership agreement has “substantial economic effect.” If the allocation provided for in the partnership agreement does not have substantial economic effect, then a partner’s distributive share must be allocated in accordance with each partner’s interest in the partnership, which will be determined by taking into account all the facts and circumstances, such as a partner’s interest in profits and losses, relative share of capital contributed, interest in cash flow and right to distributions upon liquidation.

Treasury Regulations promulgated under Code §704(b) provide certain guidelines which, if satisfied by the Company, will result in the allocation of profits and losses being deemed to have substantial economic effect. If the IRS were to contend successfully that the allocation of profits and losses under the terms of the LPA was not in accordance with such guidelines, then each Limited Partner’s share of the income, gain, losses, deductions or credits from us would be determined in accordance with his, her or its interest in the Company, taking into account all the facts and circumstances, including those discussed above.

Qualified Business Income. Under current law, and subject to certain restrictions, individuals (or entities treated as individuals), trusts and estates will generally be entitled to deduct 20% of their “qualified business income” for a taxable year. Qualified business income includes, for these purposes, income and gain from certain qualified trades or businesses, but does not include investment-related income such as net capital gain, dividend or interest income. For taxpayers whose income exceeds certain threshold amounts: (i) the deduction is subject to various limitations, including limitations based on the wages paid with respect to, and the adjusted tax basis of property held by, a qualified trade or business, and (ii) the deduction is not available with respect to income from certain service businesses. A portion of a Limited Partner’s allocable share of income or gain from the Company may constitute qualified business income, in which case it generally will be eligible for the deduction described above. There can be no assurance that any portion of a Limited Partner’s allocable share of income or gain from the Company will constitute qualified business income. Prospective investors that are individuals, trusts or estates should consult their tax advisors as to whether they are eligible to deduct a portion of any income allocated to them for U.S. federal income tax purposes by the Company.

Tax Basis in a Class A Unit. A U.S. Investor’s tax basis in a Class A Unit initially will equal the amount paid to acquire such Class A Unit. It will be increased by (i) any subsequent cash contributions the U.S. Investor makes to the Company, (ii) the U.S. Investor’s distributive share of our taxable income, (iii) the U.S. Investor’s distributive share of our tax-exempt income, and (iv) any increase in the U.S. Investor’s share of our liabilities. It will be decreased (but not below zero) by (i) actual distributions we make to the U.S. Investor, (ii) the U.S. Investor’s distributive share of our losses (even if such losses are deferred as described below), (iii) the U.S. Investor’s distributive share of our non-deductible expenses that are not properly chargeable to a capital account and (iv) a decrease in the U.S. Investor’s share of our liabilities.

 56 | P a g e

Basis & At Risk Limitations on Deductions. U.S. Investors’ ability to deduct their share of deductions and losses will be limited to their adjusted tax basis in their Class A Units, or in the case of a U.S. Investor that is an individual or a corporation (if more than 50% of the value of such corporation’s stock is owned directly or indirectly by five or fewer individuals or certain tax-exempt organizations), to the amount that the U.S. Investor is considered to be “at risk” with respect to our activities, if that is less than the U.S. Investor’s adjusted tax basis. A U.S. Investor must recapture losses deducted in previous years to the extent that our distributions cause the U.S. Investor’s at risk amount to be less than zero at the end of any taxable year. Losses disallowed to a U.S. Investor or recaptured as a result of these limitations will carry forward and will be allowable to the extent that the U.S. Investor’s tax basis or at risk amount (whichever is the limiting factor) is increased above zero.

In general, each U.S. Investor will be at risk to the extent of the purchase price of its Class A Units, but this will be less than the U.S. Investor’s tax basis in its Class A Units to the extent of the U.S. Investor’s share of any of our nonrecourse liabilities (other than certain “qualified nonrecourse financing”). A U.S. Investor’s at risk amount will increase or decrease as the adjusted tax basis of the U.S. Investor’s Class A Units increase or decrease except that changes in our nonrecourse liabilities (other than with respect to certain “qualified nonrecourse financing”) will not increase or decrease the U.S. Investor’s at risk amount.

Miscellaneous Itemized Deductions. The Company is expected to deemed to be an investor (as opposed to a trader) in securities and other assets. Assuming the Company is deemed to be an investor, the management fee payable by the Company, together with certain other Company expenses, will be treated as miscellaneous itemized deductions of the Company for U.S. federal income tax purposes. Under current law, individual taxpayers and certain trusts or estates are not permitted to deduct expenses that would be treated as miscellaneous itemized deductions. If the Company is deemed to be a trader in securities and other assets, the above limitations generally will not apply.

Investment Interest Expense Deductions. To the extent that we have interest expense, a non-corporate U.S. Investor may be subject to the “investment interest” limitations of Code §163(d). Investment interest includes interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment, and short sale expenses. Investment interest is not deductible in the current taxable year to the extent it exceeds a taxpayer’s “net investment income,” consisting of net gain and ordinary income from investments in the current year. For the purposes of this limitation, net long-term capital gains are generally excluded from the computation of investment income, unless the taxpayer elects to pay tax on such gains at ordinary income tax rates.

If or to the extent that the limitation on investment interest applies, a non-corporate U.S. Investor could be denied a deduction for all or part of its distributive share of our interest expenses unless such U.S. Investor had sufficient investment income from all sources, including the Company. In such case, a U.S. Investor that could not deduct such interest expenses currently as a result of the application of this limitation would be entitled to carry such amounts forward to future years, when the same limitation would again apply. The limitations on the deductibility of investment interest would also apply to interest paid by a U.S. Investor on debt incurred to finance its investment in the Company.

Passive Activity Losses. The passive activity limitations of Code §469 apply to individuals, trusts, estates, personal service corporations, and certain closely-held C corporations. In general, these rules limit the deductibility of losses from passive activities (which generally include losses attributable to a trade or business carried on as a limited partner) as well as any rental activity or other business activity in which the taxpayer does not materially participate, to the income generated from the taxpayer’s other passive activities. In general, a U.S. Investor may realize passive income or loss from our operations. If a U.S. Investor is subject to these rules, such Investor’s share of passive losses, if any, from our operations may be used to offset such Investor’s net income (and associated tax liability) from other passive activities. Conversely, such Investor may utilize losses, if any, from its other passive activities to offset his or her passive income, if any, from our operations. However, any “excess” passive loss from our operations cannot be utilized to offset the U.S. Investor’s income from other sources, such as “active income” (i.e., wages and active trade or business income) or “portfolio income” (i.e., dividend, interest, royalty and annuity income and gains derived from assets producing portfolio income).

If a U.S. Investor’s passive losses exceed its passive income, such excess may not be used to offset such Investor’s other taxable income and must be carried forward to future years to offset passive income recognized in those years under the same rules or upon the disposition in full of such passive interest. Therefore, a U.S. Investor will receive no current tax benefit from our losses to the extent that such Investor has no passive activity income from other sources during that tax year.

Portfolio income earned by a taxpayer is treated as non-passive income of the taxpayer and cannot be offset by such taxpayer’s passive losses, if any. Consequently, to the extent that we generate portfolio income, each U.S. Investor will have an increased tax liability regardless of the amount of passive losses, if any, realized by the Company from its operations. Please note that certain income (including dividend and royalty income) generated by the Company may constitute portfolio income to U.S. Investors.

 57 | P a g e

The passive activity loss rules are applied after other applicable limitations on deductions such as the tax basis limitation and the at risk rules described above.

Limitation on Deductibility of Excess Business Losses. Under current law, individuals (or entities treated as individuals), trusts and estates are not permitted to deduct “excess business losses,” very generally defined to be aggregate deductions with respect to a taxable year attributable to trades or business of the taxpayer that exceed certain threshold amounts. In the case of partnerships, the limitation is applied at the partner level and each partner must take into account its allocable share of partnership income, gain, deductions and losses from trades or businesses of the partnership for purposes of calculating its excess business loss, if any. The limitation on deductibility of excess business losses is applied after the limitation on passive losses described above. The limitations on deductions of “excess business losses” may limit the deductibility of certain of the Company’s losses. Any losses disallowed as a result of this limitation may be carried forward to future years, subject to certain limitations.

Treatment of Distributions. In the event cash distributions made to a U.S. Investor by us exceed such Investor’s adjusted tax basis in his, her or its Class A Units, such Investor must recognize gain equal to such excess. Cash distributions in excess of a U.S. Investor’s adjusted tax basis generally will be considered gain from the sale or exchange of an interest in the Company, which gain may be treated, at least in part, as capital gain. See the discussion below under the heading “Disposition of a Class A Unit.” Please note that any reduction in a U.S. Investor’s share of our liabilities will be treated as a cash distribution for federal income tax purposes.

Exclusion from Income of Certain Qualified Small Business Investments. In general, if we sell or exchange “qualified small business stock” that it has held for more than five years, a non-corporate Limited Partner may be entitled to exclude from taxable income 100% of the gain (or 50% of the gain for “qualified small business stock” acquired after December 31, 2013) from such sale or exchange that we allocate to such Limited Partner. This exclusion will apply to gain allocated to the non-corporate Limited Partner in respect of an interest in the Company that he or she held on the date we acquired the “qualified small business stock” and continuously thereafter through the date of our sale or exchange of the “qualified small business stock.” Any non-excluded gain would be subject to a 28% tax rate. For each non-corporate Limited Partner, the amount of gain eligible for the 100% or 50% exclusion generally is limited to the greater of (i) 10 times the Limited Partner’s proportionate share of our basis in the stock or (ii) a total of $10M with regard to stock in the issuing corporations. For “qualified small business stock,” 28% of the 50% exclusion is treated as a preference item for federal alternative minimum tax purposes. Subject to the limitations described above, qualified gain recognized by an individual Limited Partner who is not subject to the alternative minimum tax would be subject to federal income tax at an effective maximum rate of 14% for “qualified small business stock.”

To be treated as small business stock eligible for the above exclusions, stock must have been acquired at original issue from a “qualified small business corporation.” In general, a “qualified small business corporation” is a domestic C corporation that, immediately after issuing the stock in question, has $50M or less in gross assets and satisfies certain other requirements. Because several of these requirements must continue to be satisfied after the issuance of qualified small business stock, it is possible that such stock may cease to so qualify due to events occurring after the issue date. If we should sell qualified small business corporation stock at a gain, a Limited Partner that is not a corporation may be eligible for a tax-free rollover of that gain if we or that Limited Partner makes a new investment in another qualified small business corporation within 60 days of that sale.

Disposition of a Class A Unit. Upon the sale of Class A Units, a U.S. Investor will recognize gain or loss equal to the difference between such Investor’s “amount realized” and such Investor’s adjusted tax basis in their Class A Units. A U.S. Investor’s “amount realized” will equal the sum of the cash and fair market value of other property received plus the portion of our nonrecourse liabilities allocated to the Class A Units sold and any Limited Partner recourse liabilities of which the Limited Partner is relieved. If the amount of cash and fair market value of other property received plus the allocable share of our nonrecourse liabilities and Limited Partner recourse liabilities of which the U.S. Investor is relieved exceeds the U.S. Investor’s adjusted basis with respect to the Class A Units disposed of, such U.S. Investor will recognize gain equal to such excess. The tax liability resulting from such gain could exceed the amount of cash received upon the disposition of such Class A Units. To the extent that a portion of the gain upon the sale of Class A Units is attributable to a U.S. Investor’s share of our “inventory items” and “unrealized receivables,” as those terms are defined in Code §751, such portion will be treated as ordinary income. Unrealized receivables include (i) to the extent not previously includable in our income, any rights to pay for services rendered or to be rendered and (ii) amounts that would be subject to recapture as ordinary income if we had sold our assets at their fair market value at the time of the transfer of such Units.

Capital gain or loss recognized by an individual U.S. Investor on the sale or exchange of a Unit held for more than 12 months will be long-term capital gain or loss for United States federal income tax purposes. All other gains will be taxed at ordinary income rates. A U.S. Investor’s ability to deduct capital losses may be severely limited.

 58 | P a g e

If a U.S. Investor sells or otherwise disposes of a Class A Unit prior to the end of a taxable year in which we have net income, such Investor will be liable for the income taxes due on its proportionate share of the net income attributable to such Unit for that period ending on the date of disposition, even though the Limited Partner may not have received any cash distributions.

Pursuant to the Tax Act, if any portion of the gain realized by a Limited Partner on a sale or disposition (or deemed sale or disposition, including any deemed disposition resulting from a subsequent closing of the Company) of its interest (or any portion thereof) in the Company would be treated as effectively connected with the conduct of a U.S. trade or business, the Company may be required to withhold taxes from future distributions to a transferee Limited Partner in an amount up to ten percent (10%) of the amount realized by the transferor Limited Partner unless (x) the transferor Limited Partner provides an affidavit of non-foreign status within the meaning of Section 1446 of the Code in connection with such transfer or (y) the transferee withholds and remits a sufficient amount from the purchase price. The IRS has not yet provided any additional guidance regarding the form and content of the affidavit described in clause (x) of the preceding sentence. A U.S. Investor is expected to be required to provide and certify its correct taxpayer identification number, and to provide other relevant certifications regarding its identity and U.S. federal income tax characteristics in order to avoid ten percent (10%) withholding upon the sale, transfer, or other disposition of its interest (or any portion thereof) in the Company, and each Limited Partner will be required to indemnify the Company for any liabilities arising from any tax liability described above.

Timing of Admission. Under the Offering, LPs will be joining the Company up until June 30, 2018, unless otherwise dictated by the GP. The Code provides that if, during a year, there is a change in a partner’s interest in a partnership, each partner’s distributive share of any item of income, gain, loss, deduction or credit must be determined using any method prescribed by Treasury Regulations which takes into account the varying interests of the partners during the taxable year.

In general, the Treasury Regulations under Code §706 permit the interim closing of our books or the use of a proration method. The proration method may be based on either (i) the portion of our taxable year that elapses prior to the change in interest; or (ii) any other reasonable method. An allocation method that would allow a Limited Partner to be allocated losses attributable to the time prior to its admission would likely be considered unreasonable. The LPA allows the GP to use any permissible method under Code §706 and the Treasury Regulations thereunder in allocating tax items for any period, including periods before and after the admission of a new Limited Partner.

Each potential Limited Partner should consult its own tax advisor regarding the application of the varying interest rule to the timing of his, her or its potential investment.

Additional Reporting Obligations. The Company may engage in transactions or make investments that would subject the Company, its Investors and/or its advisors to special rules requiring such transactions or investments by the Company or investments in the Company to be reported and/or otherwise disclosed to the IRS. A transaction may be subject to reporting or disclosure if it is described in any of several categories of transactions, which include, among others, transactions that result in the incurrence of a loss or losses exceeding certain thresholds. In addition, a Limited Partner may have disclosure obligations with respect to its interest in the Company if the Limited Partner (or the Company in certain cases) participates in a reportable transaction. Significant penalties may apply for failure to comply with these rules. Investors should consult their own tax advisors about their obligation to report or disclose to the IRS information about their investment in the Company and participation in the Company’s income, gain, loss or deduction with respect to transactions or investments subject to these rules. The Company may provide to its advisors identifying information about the Company’s investors and their participation in the Company and the Company’s income, gain, loss or deduction from those transactions or investments, and the Company or its advisors may be required to disclose this information to the IRS.

Tax Returns, Elections & Audits. The GP will have the authority to decide how to report our partnership items on our tax returns and all Limited Partners are required under Code §6222 to treat the items consistently on their own returns, unless they file a statement with the IRS disclosing the inconsistency. It is possible that the IRS may not agree with the manner in which our partnership items have been reported. The United States federal information tax returns we file will be subject to audit by the IRS, and an audit of our returns could result in an audit of a U.S. Investor’s own United States federal income tax return. Under new rules for U.S. federal income tax audits of partnerships such as the Company that will apply to taxable years of a partnership beginning on or after January 1, 2018, adjustments to partnership items will generally be determined at the entity-level, and a partnership may be required to pay taxes (and associated interest and penalties and other charges) imposed as a result of such adjustments. In certain cases, a partnership may be able to elect to have the tax and associated amounts collected at the partner level. In the event of an audit, these new rules, and any elections thereunder, may significantly affect the amount and timing of tax (and associated interest and penalties and other charges) that is required to be borne by the Company and the Limited Partners as well as the manner in which such amounts are allocated among the Limited Partners (including former Limited Partners). A Limited Partner may bear more tax under the new rules than he, she or it would have under the former regime. There is substantial uncertainty regarding the interpretation and implementation of these new rules, including in the tiered partnership context, and the Treasury Department is expected to promulgate Treasury regulations or other guidance that will affect their application. Limited Partners should consult their own tax advisers regarding possible implications of these new rules.

 59 | P a g e

The Code provides for optional adjustments to the basis of our property upon distributions of our property to a U.S. Investor and transfers of Units (including by reason of death), provided that an election has been made pursuant to Code §754. Under the LPA, the GP, in its discretion, may cause us to make such an election. Any such election, once made, cannot be revoked without the IRS’s consent. Adjustments may be mandatory under certain circumstances and could affect the amount of a U.S. Investor’s distributive share of gain or loss recognized by us on a disposition of our assets. The GP can request from any Limited Partner such information as the GP deems necessary to enable the GP to make such mandatory adjustments for the Company.

The GP, in its capacity as the tax matters partner or partnership representative of the Company, has considerable authority to make decisions affecting the tax treatment and procedure rights of all U.S. Investors, including coordination of any tax proceedings and providing any required notices to U.S. Investors. It also has the authority to bind certain U.S. Investors to settlement agreements and to extend the statute of limitations relating to all U.S. Investors’ tax liabilities with respect to our partnership items.

We will report our operations on an accrual basis for each calendar year and will file a partnership information income tax return, although we will not be subject to any federal income taxes. See “Classification as a Partnership” above. Subject to the receipt of tax information with respect to entities in which we have invested, we generally will provide to its Limited Partners United States tax information on Schedule K-1 within a reasonable time following the close of our taxable year. If we do not receive on a timely basis all of the underlying tax information from our acquisitions, we will be unable to provide timely final tax information to Limited Partners. Each Limited Partner will be responsible for the preparation and filing of such Limited Partner’s own income tax returns, and such Limited Partners should expect that they may have to file for extensions for the completion of their United States federal, state and / or other income tax returns.

Surtax on Unearned Income. Code §1411 imposes a 3.8% surtax on the “net investment income” of certain U.S. persons who are citizens and resident aliens, and on the undistributed “net investment income” of certain U.S. estates and trusts. Among other items, “net investment income” generally would include a U.S. Investor’s allocable share of the Company’s net gains and certain other income such as interest and dividends, less deductions allocable to such income. In addition, “net investment income” may include gain from the sale, exchange or other taxable disposition of an interest in the Company, less certain deductions. Prospective investors should consult their own advisors concerning its potential applicability to their individual circumstances.

Tax-Exempt U.S. Investors

Organizations that are otherwise exempt from United States federal income tax under Code §501 (including ERISA Plans) are subject to tax on their UBTI. UBTI generally is defined as gross income from any unrelated trade or business regularly carried on by a tax-exempt entity less any deductions attributable thereto. An unrelated trade or business consists of any trade or business the conduct of which is not substantially related to the organization’s exempt purpose or function. UBTI generally does not include dividends, interest, royalties or capital gains. UBTI also includes unrelated debt-financed income (“UDFI”). UDFI includes income derived from debt-financed property during the taxable year and may include income derived from a sale or other disposition of debt-financed property if there was acquisition indebtedness outstanding with respect to such property during the twelve-month period ending with the date of sale or other disposition. Acquisition indebtedness generally includes any debt incurred directly or indirectly to purchase such property.

If we earn UBTI, a tax-exempt Limited Partner’s allocable share of such income generally would be subject to United States federal income tax. We may generate UBTI if certain of our income is deemed to be derived from a trade or business. In addition, because we expect to use acquisition indebtedness to acquire Dealerships, we may generate UBTI from such activities under the UDFI rules. Finally, if a tax-exempt investor borrows to fund its purchase of Units, some or its entire distributive share of income from the Company could be UBTI under the UDFI rules, which would be taxable to such tax-exempt investor. For taxable years beginning after December 31, 2017, a tax-exempt Limited Partner generally may not use losses or deductions from one unrelated trade or business against income or gains from another unrelated trade or business. Accordingly, in the event that a tax-exempt Limited Partner receives unrelated business taxable losses as a result of its investment in the Company, there can be no assurance that its share of unrelated business taxable losses from one Company investment can be used by it to offset UBTI (if any) from another investment, including another investment made by the Company.

The potential for having income characterized as UBTI may have a significant effect on any investment by a tax- exempt entity in the Company. Prospective Investors that are tax-exempt entities should consult their own tax advisors regarding all aspects of UBTI.

 60 | P a g e

Non-U.S. Investors

This Memorandum does not address the federal, state, local or foreign tax consequences to Non-U.S. Investors. Non-U.S. Investors should consult their own tax advisors.

Other Matters

Possible Changes in Federal Tax Laws. The statutes and regulations with respect to all of the foregoing tax matters are subject to continual change by Congress or the Treasury Department. Similarly, interpretations of these statutes and regulations may be modified or affected by judicial decision, the IRS or the Treasury Department. Any such change may have an effect on the discussion above.

State & Local Taxes. In addition to the federal income tax consequences described above, prospective Limited Partners should consider potential state and local tax consequences of an investment in the Company. State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. We may be subject to state and / or local tax, depending on the location and scope of our activities. In addition, a state in which a Limited Partner is not a resident but in which we may be deemed to be engaged in business may impose a tax and a tax return filing obligation on that Limited Partner with respect to his, her or its share of our income derived from that state. Under some circumstances, a Limited Partner with tax liabilities to more than one state may be entitled to a deduction or credit for taxes paid to one state against the tax liability to another. Prospective Investors should consult their own tax advisors for further information about state and local taxes that may be incurred in connection with an investment in the Company.

Consultation with Advisors. The summary of federal income tax consequences in this Memorandum is not intended to be a complete summary of the tax consequences of this investment and is not intended as a substitute for careful tax planning. The applicability of the tax laws to Investors will vary from one Investor to another, depending upon each Investor’s tax situation. Accordingly, each prospective Investor is advised to consult with his or her own attorneys, accountants and other personal tax advisors as to the effect on his or her own tax situation of a purchase and ownership of Class A Units and as to the effect of recent, pending and potential changes in the applicable law.

CERTAIN ERISA CONSIDERATIONS

In considering an investment in the Company of a portion of the assets of a qualified employee benefit plan that is subject to ERISA (an “ERISA Plan”), a fiduciary for such plan, taking into account the facts and circumstances of such qualified plan, should consider, among other things:

(1)	whether the investment is in accordance with the documents and instruments governing such ERISA Plan;
(2)	the definition of plan assets under ERISA;
(3)	whether the investment satisfies the diversification requirements of ERISA §404(a)(1)(C);
(4)

whether, under ERISA §404(a)(1)(B), the investment is prudent, considering the nature of an investment in and the compensation structure of the Company and the fact that there is not expected to be a trading market created in which the fiduciary can sell or otherwise dispose of the Units;

(5)	that the Company has had no history of operations;
(6)	whether the Company or any Affiliate is a fiduciary or a party in interest or a disqualified person to the ERISA Plan; and
(7)	that an investment in the Company may cause the ERISA Plan to recognize UBTI.

The prudence of a particular investment must be determined by the responsible fiduciary (usually the trustee, plan administrator, or investment manager) with respect to each qualified plan, taking into account all of the facts and circumstances of the investment.

ERISA provides that Units may not be purchased by an ERISA Plan subject to ERISA if the Company is a “fiduciary” or “party in interest” (as defined in ERISA §§3(21) and 3(14)) to the plan unless such purchase is exempt from the prohibited transaction provisions of ERISA §406. Under ERISA, it is the responsibility of the fiduciary responsible for purchasing the Units not to engage in a non-exempt prohibited transaction.

Code §4975 has similar prohibited transaction restrictions applicable to transactions between disqualified persons and ERISA Plan or IRAs. If a prohibited transaction occurs, the fiduciary who caused the transaction to occur and the party in interest (or disqualified person) involved in the transaction could be liable for excise taxes, damages and other penalties. In the case of an individual retirement account that engages in a prohibited transaction involving the IRA owner or a related party, the IRA could be disqualified and the entire value of the IRA could be taxable to the IRA owner.

 61 | P a g e

The DOL has promulgated regulations (“DOL Regulations”), 29 C.F.R. Section 2510.3-101 (as modified or deemed to be modified by ERISA §3(42)), that define what constitutes “Plan Assets” in a situation in which a qualified plan invests in a limited partnership or other entity. If assets of the Company are classified as Plan Assets, the significant penalties discussed above could be imposed under certain circumstances.

Under the DOL Regulations, if an ERISA Plan invests in an equity interest of an entity that is neither a publicly offered security nor a security issued by an “investment company” registered under the 1940 Act, its assets include both the equity interest and an undivided interest in each of the underlying assets of the entity (i.e., the entity will be deemed to hold Plan Assets), unless it is established that either (i) the entity is an “operating company” or (ii) the entity satisfies the “less-than-25% exception” described below.

Since the Units will not qualify as publicly-offered securities and will not be issued by an “investment company” registered under the 1940 Act, our assets will avoid being classified as Plan Assets only if either (i) we are an “operating company” or (ii) we qualify for the less-than-25% exception.

The term “operating company” is defined in the DOL Regulations as an entity that is primarily engaged, either directly or through one or more majority-owned subsidiaries, in the production or sale of a product or service other than the investment of capital. The term “operating company” also includes an entity that is a “venture capital operating company” (a “VCOC”) as defined in the DOL Regulations. Under the DOL Regulations, an entity is a VCOC if at least 50% of its assets, valued at cost, are invested in “venture capital investments.” A “venture capital investment” is an investment in an operating company (other than a VCOC) as to which the investor has or obtains management rights. In addition, to qualify as a VCOC the entity must exercise certain management rights with respect to at least one of its venture capital investments at least annually in the ordinary course of business. For purposes of meeting the requirements, the term “management rights” means contractual rights directly between the investor and an operating company to substantially participate in, or substantially influence the conduct of, the management of the operating company. Determining what management rights will work to satisfy the regulation is a factual question and will depend on the specific circumstances of each investment. The DOL has provided some clarity as to what will qualify as sufficient management rights. Specifically, the DOL has described management rights by example, indicating that the right to appoint a director would qualify as management rights sufficient to satisfy the definition in the regulation. Other management rights, such as the right to consult with and advise the management of the operating company, the right to inspect the operating company’s properties and the right to receive financial information, may, together with other rights, constitute “management rights” for this purpose.

The GP intends to operate the Company so that it will satisfy the definition of a VCOC. However, because this determination involves questions of fact regarding future activities, complete assurance on this issue cannot be provided. If we are classified as a VCOC, we should not be treated as holding the Plan Assets.

If we do not qualify as a VCOC under DOL Regulations, we will nevertheless avoid being treated as holding Plan Assets if we qualify for the less-than-25% exception. An entity will qualify for that exception if, immediately after the most recent acquisition of any equity interest in the entity, “benefit plan investors” hold less than 25% of the total value of each class of interest in the entity. Under the DOL Regulations, “benefit plan investors” are defined as (i) qualified employee benefit plans subject to ERISA, (ii) IRAs and similar plans and accounts that are subject to Code §4975, and (iii) entities or accounts that are deemed to hold the Plan Assets of such plans or accounts. For purposes of the 25% calculation, interests in the Company held by the GP or any of its affiliates (other than benefit plans) will be disregarded. We have and intend to continue to sell Units to benefit plan investors, including IRAs, and cannot provide any assurance that equity participation in the Company by benefit plan investors will not equal or exceed 25%.

If we are deemed to hold Plan Assets, additional issues relating to the Plan Assets and “prohibited transaction” concepts of ERISA and the Code may arise. Anyone with discretionary authority with respect to our assets could become a “fiduciary” of the ERISA Plan investors within the meaning of ERISA. As a fiduciary, such person would be required to meet the terms of the qualified plan regarding asset investment and would be subject to prudent investment and diversification standards. In addition, if we are deemed to hold Plan Assets, investment in the Company by an ERISA Plan might constitute an improper delegation of fiduciary responsibility to the GP and expose the fiduciary of a qualified plan investor to co-fiduciary liability under ERISA for any breach by the GP of its ERISA fiduciary duties. Finally, we could be found to have engaged in a non-exempt “prohibited transaction,” with the consequences described above.

Fiduciaries of plans subject to ERISA are required to determine annually the fair market value of the assets of such plans as of the close of the plan’s fiscal year. Also, IRA custodians are required to report the value of the assets in an IRA annually. Although the GP will provide annually an estimate of the value of the Units based upon, among other things, the book value of the Company, it may not be possible to precisely value the Units from year to year, because there will be no market for them. Accordingly, there can be no assurance that the valuation information provided will satisfy the annual valuation requirements applicable to ERISA Plans and to IRAs.

 62 | P a g e

Benefit plan investors may be required to report certain compensation paid by the Company to the Company’s service providers as “reportable indirect compensation” on schedule C to the Form 5500 Annual Return (the “Form 5500”). To the extent any compensation arrangements described herein constitute reportable indirect compensation, any such descriptions are intended to satisfy the disclosure requirements for the alternative reporting option for “eligible indirect compensation,” as defined for purposes of Schedule C to Form 5500.

The DOL has promulgated a final regulation (the “ERISA Investment Advice Regulation”), which re-defines the circumstances under which a person will be considered a fiduciary for purposes of ERISA and Section 4975 of the Code by virtue of providing investment advice to a benefit plan subject to ERISA or a plan subject to Section 4975 of the Code (a “Covered Plan”). Under the ERISA Investment Advice Regulation, a person who makes a “recommendation” regarding the acquisition, holding or disposition of any securities or investment property or the management of securities or investment property and receives direct or indirect fees or other compensation as a result of dealing with a Covered Plan, plan participant or beneficiary, plan fiduciary or IRA owner, is generally considered a fiduciary unless an exemption applies. One such exemption is for advice rendered to certain independent fiduciaries with financial expertise, including certain banks, insurance carriers, investment advisers, broker-dealers and independent fiduciaries (excluding IRA owners) that hold, or have under management or control, total assets of at least $50M. The General Partner and its respective affiliates (the “GP Parties”) do not intend to act as fiduciaries under the ERISA Investment Advice Regulation with respect to any Covered Plan’s decision to invest in the Company and no information or communication from any Management Party (either alone or in conjunction with any other information of communication) should be construed as a recommendation within the meaning of the ERISA Investment Advice Regulation. Notwithstanding this intention, any and all information provided herein (or provided by any GP Party prior to or subsequent to the delivery of this Memorandum, including following the closing of any investment in the Company by a Covered Plan) to any Covered Plan or any Covered Plan fiduciary that is determined to constitute “investment advice,” or a “recommendation,” within the meaning of the ERISA Investment Advice Regulation is provided solely on the basis that the recipient is, or is represented by, an independent fiduciary that satisfies the criteria set forth in 29 C.F.R. § 2510.3-21(c)(1). The information provided herein is intended to be used solely by the recipient in considering the investment opportunity described herein and may not be used for any other reason, personal or otherwise. The scope and applicability of the ERISA Investment Advice Regulation and related exemptions may change further; Covered Plan fiduciaries are advised to keep themselves informed.

Plans sponsored by state and local governments, foreign plans and certain church plans generally are not subject to ERISA. However, such plans may be subject to other laws or regulations that are similar to ERISA (“Similar Laws”). Advisors to such plans should take into account the requirements of such Similar Laws.

ERISA and its accompanying regulations are complex and, to a great extent, have not been interpreted by the Courts or the administrative agencies. This discussion does not purport to constitute a thorough analysis of ERISA.

Prospective Investors that are subject to the provisions of ERISA, Code §4975 or Similar Laws are urged to consult their own advisors with specific reference to their own situations and the application of ERISA, the Code, or Similar Laws to an investment in the Company.

INVESTOR QUALIFICATION

AN INVESTMENT IN THE CLASS A UNITS IS SUITABLE ONLY FOR INVESTORS OF SUBSTANTIAL FINANCIAL MEANS WHO HAVE NO NEED FOR LIQUIDITY IN THIS INVESTMENT.

The Units have not been and will not be registered under the 1933 Act (irrespective of whether the Units are ever registered under the 1934 Act), or any state or other securities laws, and will be offered and sold for investment only to qualifying recipients of this Memorandum under the exemption from the registration requirements of the 1933 Act provided by Regulation D promulgated thereunder and in compliance with any applicable state or other securities laws.

In order to be eligible to invest in the Company (an “Eligible Investor”), Investors must certify in the Subscription Agreement that they qualify as an Accredited Investor and are purchasing for their own account or one or more accounts with respect to which they exercise sole investment discretion.

Accordingly, offers and sales of Units will be made only to prospective Investors who satisfy, among other things, the following eligibility requirements:

1.

On the basis of its financial situation and needs, the Investor must confirm and represent that it has the ability to bear the economic risks of the investment in the Company, including the risk of loss of the Investor’s entire investment;

 63 | P a g e

2.

The Investor must confirm and represent that the Investor, either alone or with its personal representative(s), is sophisticated and has sufficient knowledge and experience in financial, business and investment matters so that it is or they are capable of evaluating the merits and risks of the prospective investment;

3.	The Investor must confirm and represent that the Units are being acquired for investment purposes and not with a view to distribution or resale;
4.	The Investor must confirm and represent that the Investor is an Accredited Investor;
5.	The Investor must confirm its identity and the identity of its beneficial owners (if applicable) in a manner sufficient to ensure compliance by the Company and the GP with the Patriot Act; and
6.

The Investor must make certain other representations to us including representations as to the information described in items 1 - 5 above, as well as to the Investor’s access to information concerning the Company and the Investor’s ability to bear the economic risk of the investment and net worth.

The GP reserves the right to reject subscriptions, in whole or in part, in its discretion. Each purchaser will be required to represent that such purchaser’s overall commitment to investments which are not readily marketable is not disproportionate to such purchaser’s net worth, and that such purchaser’s acquisition of Units will not cause such overall commitment to become excessive; that such purchaser can sustain a complete loss of such purchaser’s investment in the Units and has no need for liquidity in such purchaser’s investment in the Units; and that such purchaser has evaluated the risks of investing in the Units.

LPs may not be able to liquidate their investment in the event of an emergency or for any other reason because there is not now any public market for the Units and none is expected to develop. We will establish and maintain on our books a Capital Account for each LP, into which its Capital Contribution(s) will be credited and in which certain other transactions will be reflected.

The GP will maintain a list of the LPs, which is available for an inspection by a requesting LP who is not a FINRA- registered representative. Such inspection by a Limited Partner will be available so long as it comports with state and federal disclosure and confidentiality rules. The GP may, without the consent of the existing LPs, admit new LPs. The GP may reject a subscription for a Unit for any reason in its sole and absolute discretion. If a subscription is rejected, the payment remitted by the Investor will be returned without interest.

EACH PROSPECTIVE INVESTOR SHOULD CONSIDER WHETHER THE PURCHASE OF THE UNITS IS SUITABLE FOR HIM OR HER IN LIGHT OF HIS OR HER INDIVIDUAL INVESTMENT OBJECTIVES.

Accredited Investor

To be eligible to subscribe for Units, each Investor who is in the United States or who is a U.S. Person must meet one of the definitions of Accredited Investor provided in Rule 501(a) of Regulation D and as described in the Subscription Documents.

The definition of “Accredited Investor” provided in Rule 501(a) includes, among others:

(a)

a natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000 (provided that for this purpose, (i) “net worth” means the excess of total assets at fair market value, including home furnishings and automobiles, over total liabilities; (ii) the Investor may not count the value of his / her primary residence in net worth, and if the amount of debt on the Investor’s primary residence exceeds its value, the Investor must count the excess against net worth; and (iii) the Investor does not need to count as a liability debt secured by the Investor’s primary residence up to the value of the residence, unless the amount of such debt exceeds the amount that was outstanding 60 days prior, other than debt resulting from the acquisition of the primary residence);

(b)

a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(c)	any corporation, partnership, limited liability company or business trust not formed for the specific purpose of acquiring the Units with total assets exceeding $5,000,000;
(d)	any trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Units, whose purchase is directed by a sophisticated person;
(e)	an entity in which all of the equity owners are Accredited Investors;
(f)

any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees with total assets in excess of $5,000,000;

 64 | P a g e

(g)

any employee benefit plan within the meaning of ERISA, if the investment decision is made by a plan fiduciary, as defined in ERISA §3(21), which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors; and

(h)	an IRA as defined in Code §408(a) owned by and for the benefit of an Accredited Investor.

PLAN OF PRIVATE PLACEMENT

Description of the Offering

We intend to offer $750,000,000 of Units. We presently intend to conduct the Offering and receive subscriptions for Units on an ongoing basis until the earlier of (i) the date the GP determines, in its discretion, to discontinue the Offering, or (ii) the date we have received subscriptions for $750,000,000 of Units. In any event, the Offering will terminate no later than the close of business on June 30, 2018.

The minimum initial Capital Contribution is $50,000, subject to reduction or waiver at the GP’s sole discretion. Units must be purchased for cash at time of subscription, though the GP may accept subscriptions under which a portion of the offering price is not paid in full upon execution and delivery of the Subscription Agreement. The GP, or one or more of its affiliates, may invest as LPs in the Company. All subscriptions tendered by investors are subject to acceptance by the GP, and we reserve the right to reject or reduce any subscription for any reason prior to acceptance. Subscriptions rejected by us will be returned to the subscriber without interest. Except as otherwise permitted by the GP, in its sole discretion, Units may be purchased as of the first business day of any calendar month.

Conduct of the Offering

The Units are being offered on a “best efforts” basis, which means generally that broker-dealers will be required to use only their best efforts to sell the Units and have no commitment or obligation to purchase any of the Units.

We may agree to indemnify members of the Selling Group against certain liabilities, including liabilities under federal and state securities laws, or to contribute to payments that they may be required to make in respect of those liabilities.

The Offering is made only by means of this Memorandum. No certificates will be issued for Units. Investors will, however, receive written confirmation of their investment in the Company.

How to Subscribe

To purchase Units, a new subscriber must (i) review this Memorandum and the LPA (ii) complete, execute and deliver to us the Subscription Documents and (iii) arrange for payment of the amount of the subscription in accordance with the instructions in the Subscription Documents. We may subsequently also request IRS Form W- 9 and / or the Investor’s Taxpayer Identification Number. Prospective Investors whose subscriptions have been accepted by the GP will be notified of their acceptance into the Company. Generally, existing Limited Partners subscribing for additional Units need only update information in the Subscription Documents that may have changed. The GP reserves the right to accept or reject, in its sole discretion, subscriptions in whole or in part, and to close the subscription books at any time without notice.

By subscribing for Units, you confirm that you meet the suitability standards for purchasers of Units and agree to be bound by all of the terms of the Subscription Agreement attached as a part of the Subscription Documents and the LPA. The Subscription Agreement contains, among other things, representations and warranties of the subscribing LPs.

We generally must receive Subscription Documents and cleared funds in payment therefore prior to the applicable Monthly Closing Date. Subscription funds must generally be credited to our account at least three business days prior to the requested Monthly Closing Date in order for a subscription to be accepted (except as otherwise determined by the GP in its discretion).

All subscriptions that are accepted by the GP will be credited to us only on the first business day of each calendar month (except as otherwise provided by the GP in its discretion). Subscriptions for cash that are received but not credited to us will be deposited in an interest-bearing account selected by the GP.

 65 | P a g e

RESTRICTIONS ON TRANSFER OF UNITS

An Investor’s rights to sell or transfer Units are limited—both under the LPA and under the Code. There is no public market in which you may sell your Units and we do not expect a public market to develop in the future. You may sell or transfer your Units only using a form approved by us and must obey all relevant laws if you are permitted to transfer Units. Any person who buys Units from a Limited Partner must meet the investor suitability requirements imposed by us and applicable law.

No transfer of a Unit made under the foregoing will relieve the LP of any obligation that has accrued or was incurred before the transfer. A transferee of a Unit or a person who has become entitled to a Unit by operation of law but has not complied with the transfer provisions referred to above has no right to access or to be provided with any information with respect to our affairs and has only the rights accorded to such transferees under applicable Delaware law. A transfer of a Unit will be deemed to take effect on the date that the GP records such transfer, which will typically be recorded on a monthly basis.

The GP (or any affiliate thereof) may buy Units for their account or facilitate transfers of Units between LPs and others. Any transfer facilitated by the GP (or any affiliate thereof) will be subject to the foregoing restrictions on transfer to the same extent as if the GP (or any affiliate thereof) had not been involved.

LPA Transfer Restrictions

All transfers of Units must receive the GP’s written consent, which may be granted or withheld at the GP’s sole discretion, and must comply with the LPA. In no event may Units be transferred unless all of the following conditions are satisfied or waived by the GP:

(i)

the transferor or transferee has delivered to the GP an opinion of counsel reasonably acceptable to the GP that the transfer would not (a) require registration under the 1933 Act or any state securities laws, or (b) adversely affect the status of the Company as a partnership for federal income tax purposes or cause us to become a PTP;

(ii)	any required third-party consent or approval to the transfer has been obtained or waived, including the consent of any lender providing financing to us to the extent required;
(iii)

the GP is satisfied that the transfer, when considered in the aggregate with all other transfers of Class A Units within the preceding 12-month period, would not result in the Company being considered to have terminated within the meaning of Code §708;

(iv)

the GP has received an agreement in form and substance satisfactory to it that the transferee agrees to be bound by the terms and conditions of the LPA and making such representations and warranties as the GP determines to be advisable and in our best interest;

(v)	the transferor or transferee bears all costs and expenses of the transfer and the transferor’s admission to the Company, including our actual and reasonable legal fees; and
(vi)

the transferor and the transferee execute, acknowledge and deliver to us such other certificates, instruments and documents as the GP deems reasonably necessary, appropriate or desirable to effect the transfer or the transferee’s admission to the Company.

Code Transfer Restrictions

As discussed above under “Certain Tax, ERISA & Regulatory Matters—Certain Tax Considerations—Classification as a Partnership,” the Company is organized as a Delaware limited partnership and as such, the Code limits the number of Units which may be transferred in any Fiscal Year generally to 2.0% of our outstanding Units. If more than 2.0% of our Units are transferred in a Fiscal Year, we could be treated as a PTP under the Code and would be accordingly taxed as a corporation. The Code does provide that certain transfers are not included in the 2% limitation, such as:

•	Transfers in which the basis of the Units in the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor or is determined under Code §732;
•	Transfers at death, including transfers from an estate or testamentary trust;
•	Transfers between members of a family as defined in Code §267(c)(4);
•	Transfers from retirement plans qualified under Code §401(a) or an IRA; and
•

“Block transfers.” A block transfer is a transfer by a Limited Partner and any related persons as defined in the Code in one or more transactions during any 30 calendar day period of Units that in the aggregate represents more than 2% of the Units.

 66 | P a g e

Transfers through a QMS are also disregarded in determining whether Units are readily tradable. A matching service is qualified only if it meets extensive conditions and limitations, and we do not have any plan to utilize a QMS at this time.

The foregoing list does not provide all of the exceptions to the PTP limitations. See “Certain Tax, ERISA & Regulatory Matters—Certain Tax Considerations—Classification as a Partnership” above.

USA PATRIOT ACT COMPLIANCE

The Patriot Act requires that some financial institutions implement policies and procedures (“AML Programs”) designed to guard against and identify money laundering activities. Under our own AML Program, we confirm the identity of each Investor to the extent reasonable and practicable, including the principal beneficial owners of an Investor, if applicable. New Investors, and additional capital from existing Investors, can be accepted only after the GP has confirmed the identity of the Investor and the principal beneficial owners of the Investor, if applicable, unless the GP concludes that it can rely on the diligence of a third party with respect to such Investor.

Depending on the circumstances of each proposed subscription, a detailed verification may not be required if (i) the Investor is a recognized financial institution; or (ii) the Investor makes the payment from an account held in the Investor’s name at a recognized financial institution. These exceptions will only apply if the financial institution referred to above is within a country recognized as having sufficient anti-money laundering regulations, such as a member state of the European Union that is subject to the EC Money Laundering Directive or one of the countries that make up the Financial Action Task Force (“FATF”) and that is subject to the FATF recommendations.

If required to verify its identity, an individual may be required to produce a copy of a passport or identification card certified by a notary public. Corporate entities may be required to produce a certified copy of the certificate of incorporation (and change of name), memorandum and articles of association (or equivalent), and the names, occupations, dates of birth, and residential and business addresses of all directors and / or beneficial holders of the applicant’s securities.

The GP reserves the right to request such additional information as is necessary to verify the identity of any person attempting to subscribe to the Company. Pending the provision of evidence satisfactory to the GP as to identity, the closing of a sale of Units to such person may be delayed at the absolute discretion of the GP. If within a reasonable period of time following a request for verification of identity, the GP has not received evidence satisfactory to in its sole discretion, it may refuse to accept the proposed subscription, in which event all subscription monies will be returned without interest to the account from which such monies were originally deposited. Subscription monies also may be rejected by the GP if the remitting bank or financial institution is unknown to the GP.

We may undertake enhanced due diligence procedures prior to accepting Investors the GP believes present high risk factors with respect to money laundering activities. Examples of persons posing high risk factors are persons resident in or organized under the laws of a “non-cooperative jurisdiction” or other jurisdictions designated by the Department of the Treasury as warranting special measures due to money laundering concerns, and any person whose Capital Contributions originate from or are routed through certain banking entities organized or chartered in a non-cooperative jurisdiction.

In addition, we will not accept subscriptions from or on behalf of:

•	persons on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Asset Control;
•	the Annex to Executive Order 13224;
•	such other lists as may be promulgated by law or regulation; and
•	foreign banks unregulated in the jurisdiction they are domiciled in or which have no physical presence.

We may be required to undertake additional actions to guard against and identify money laundering activities, when final regulations under the Patriot Act are adopted by the Department of the Treasury. The requirements for the GP to guard against and identify money laundering activities in deciding whether to accept subscriptions are in addition to the discretion that the GP has in deciding whether to accept subscriptions.

1940 Act Regulation

The Company is not registered and does not intend to register as an investment company under the 1940 Act, and, accordingly, investors in the Company are not accorded the protections of the 1940 Act (which, among other matters, requires most registered investment companies to have a majority of disinterested directors, requires securities held in custody at all times to be segregated and marked to clearly identify the owner of such securities, and regulates the relationship between the investment adviser and the investment company).

 67 | P a g e

Our intention to not operate as an investment company will limit our operations in certain ways. For example, since we are not an investment company we may determine to not acquire or dispose of an asset that we would acquire or dispose if we were an investment company, or we may make an acquisition or disposition at a different time, under different circumstances, or in a different manner than would an investment company. If a court or the SEC or its staff provides additional precedent or guidance bearing upon our activities and intention to not operate as an investment company, we may be required to adjust our business strategy accordingly. Any additional legal precedent, including guidance from the SEC or its staff, could provide additional flexibility to us, or it could further inhibit our ability to pursue the business strategies we have chosen.

Any regulatory or other developments that could subject us to regulation as an investment company could require us to restructure our business operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations. Registration under the 1940 Act would require us to comply with a variety of substantive requirements that impose, among other things, limitations on capital structure, restrictions on specified investments; restrictions on borrowings and other leverage and prohibitions on transactions with affiliates.

If the SEC or a court of competent jurisdiction were to find that the we are required to have, but in violation of the 1940 Act had failed to, register as an investment company, possible consequences include, but are not limited to, the following: (i) the SEC could apply to a U.S. district court to enjoin the violation; (ii) we could be subject to lawsuits to recover any damages caused by the violation; and (iii) any contract to which we are a party that is made in, or whose performance involves, a violation of the 1940 Act would be unenforceable by any party to the contract unless a court were to find that under the circumstances enforcement would produce a more equitable result than non- enforcement and would not be inconsistent with the purposes of the 1940 Act. Should we be subjected to any or all of the foregoing, our business would be materially and adversely affected.

Advisers Act Regulation

GPB is registered as an investment adviser under the Advisers Act. You are encouraged to review GPB’s Brochure, which is attached to this Memorandum as Exhibit B, to familiarize yourself with GPB’s business and its practices.

Federal Securities Law Regulation

We are offering Units to prospective investors in reliance upon an exemption from the registration requirements of the 1933 Act provided in Section 4(a)(2) and Rule 506 promulgated thereunder. As a result, in order to be able to rely on such exemption, we will be obtaining from each prospective Investor certain representations in connection with a subscription for the Units, including that such prospective Investor is acquiring such Units for investment and not with a view to resale or distribution and that it is an Accredited Investor. Further, each Investor must be prepared to bear the economic risk of the investment for an indefinite period, because the Units can be resold only pursuant to an offering registered under the 1933 Act or an exemption from such registration requirement. It is unlikely that the Units will ever be registered under the 1933 Act (irrespective of whether the Units are registered under the 1934 Act).

ADDITIONAL INFORMATION

This Memorandum contains references to or summaries of certain provisions of the LPA, the Subscription Documents and certain other documents. All such summaries are qualified in their entirety by reference to said documents, copies of which are included or will be made available (subject to certain limitations and requirements) by GPB upon request, and reference is made to such documents for complete information concerning the rights and obligations of the parties thereto. Those agreements and the various other documents referred to in this Memorandum or included in the appendices are subject to further negotiation or changes. Such negotiations and changes will not, however, result in changes that, in the aggregate, are materially adverse to the Limited Partners.

GPB has sponsored several other funds since its inception to date. Certain of these other funds have and may in the future experience adverse developments, which may cause certain investments to perform below expectations. In November 2015, GPB Holdings, LP (“Holdings I”), a GPB sponsored entity with a similar strategy as the Company, purchased a $5,000,000 senior-secured note issued by Insightra Medical Inc. (“Insightra”). In June 2016, Insightra defaulted on its debt, and as a result, Holdings I negotiated a pre-packaged Chapter 11 reorganization process with Insightra emerging from bankruptcy in April 2017, and Holdings I as the sole equity owner and sole senior secured lender. At September 30, 2017 Holdings I’s total investment in Insightra was valued at $3.3M compared to an aggregate cost basis of $6.0M.

 68 | P a g e

On July 3, 2017, GPB, the Company, Holdings I and certain other related parties (together, the “GPB Plaintiffs”) filed suit in New York State Supreme Court (Nassau County) against Patrick Dibre (the “Defendant”), one of their former operating partners, for breach of contract and additional claims arising out of the Defendant’s sale of certain automobile dealerships to the GPB Plaintiffs. Following the Court’s decision on Defendant’s motion to dismiss, the GPB Plaintiffs filed an amended complaint on February 12, 2018. The GPB Plaintiffs seek to compel the Defendant to comply with the terms of an agreement executed between the parties in November 2016 (the “Master Agreement”), and other related agreements. The GPB Plaintiffs contend that the Defendant breached his fiduciary duties and breached the Master Agreement by, among other things, (1) failing to use his reasonable best efforts to complete four agreed-upon dealership buy-sell transactions, (2) failing to comply with the terms of the Master Agreement, which, among other things, require the Defendant to make dealership earnings payments to the Company and Holdings I, and (3) committing other wrongful conduct which caused the GPB Plaintiffs to suffer damages. The GPB Plaintiffs seek compensatory damages, as well as specific performance and other relief.

In March 2018, the Defendant answered the GPB Plaintiffs’ amended complaint, denying the GPB Plaintiffs’ allegations, and raising certain counterclaims that the GPB Plaintiffs breached the Master Agreement by failing to make payments due to him under the terms of the Master Agreement. The Defendant’s answer makes additional assertions, alleging (1) inaccuracies in the GPB Plaintiffs’ financial reporting on certain dealerships in which Holdings I and the Company held an interest and certain financial statements for Holdings I and the Company and (2) that certain compensation was improperly paid by dealerships to GPB affiliates and the GPB Plaintiffs failed to make adequate disclosures surrounding such compensation. The GPB Plaintiffs filed a response to the Defendant’s answer denying all counterclaims. The GPB Plaintiffs are currently in the process of reviewing certain assertions made by the Defendant and GPB is confident in the GPB Plaintiffs’ position and intends to vigorously prosecute the GPB Plaintiffs’ claims.

GPB believes that the compensation paid to GPB affiliates for services provided was properly disclosed in the offering memoranda. Regardless, in 2016, GPB decided to cease payments of such compensation to its C-Level Personnel in all of its funds. In order to bring historical practice in line with present practice, a current assessment of such compensation received by certain GPB affiliates in Holdings I and the Company has been reimbursed to Holdings I and the Company through a combination of waivers of uncollected management fees and cash. GPB is in the process of evaluating the precise amount and allocation of such reimbursement.

We do not anticipate distributing revised drafts of documents to subscribers for Units prior to the time such subscribers are admitted to a Company as LPs. However, prospective LPs and their authorized representatives are invited to review any such materials from time to time at our offices or to make inquiry of GPB with respect thereto. Information contained herein has been obtained from sources deemed reliable. Such information necessarily incorporates significant assumptions as well as factual matters.

During the course of the Offering, each prospective Investor is invited to examine documents relating to this investment and to ask questions of and obtain additional information from GPB concerning the terms and conditions of the Offering or any other relevant matters (including additional information necessary to verify the accuracy of the information herein) to the extent GPB possesses such information or can acquire it without unreasonable effort or expense.

PRIVACY NOTICE

We do not disclose nonpublic personal information about you or former Investors to third parties other than as follows. We collect information about you (such as name, address, social security number, assets and income) from our discussions with you, from documents that you may deliver to us (such as Subscription Documents) and in the course of providing services to you. In order to service your account and effect your transactions, we may provide your personal information to our affiliates and to firms that assist us in servicing your account and have a need for such information, such as GPB, other advisors, financial services provider, accountants or auditors. We do not otherwise provide information about you to outside firms, organizations or individuals except as required or permitted by law. Any party that receives this information will use it only for the services required and as allowed by applicable law or regulation, and is not permitted to share or use this information for any other purpose.

 69 | P a g e

AVAILABILITY OF PRINCIPAL DOCUMENTS

We will provide to each prospective Investor and such Investor’s representatives and advisors, if any, copies of the LPA, Subscription Documents and the opportunity to ask questions and receive answers concerning the terms and conditions of this Offering and obtain any additional information which we may possess or obtain without unreasonable effort or expense that is necessary to verify that accuracy of the information furnished to such prospective Investor. Any such questions should be addressed to us at the address indicated below. No other persons have been authorized to give information or to make any representations concerning this Offering, and if given or made, such other information or representations must not be relied upon as having been authorized by us. For additional information regarding the Company, interested investors should contact:

GPB Automotive Portfolio, LP

c/o: GPB Capital Holdings, LLC
1581 Franklin Avenue
Garden City, NY 11501

Telephone: (877) 489-8484

Facsimile: (516) 487-0166

 70 | P a g e